UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ALBEMARLE CORPORATION
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Dear Fellow Shareholders,
As a purpose-driven and values-led global organization, Albemarle is committed to maintaining strong financial and operational discipline to deliver long-term shareholder value. The markets we serve have a bright future and Albemarle has leading positions in energy storage battery solutions and bromine and lithium specialties. As we reflect upon 2024, we are pleased with how we proactively responded to ongoing industry headwinds, resulting in solid operating performance while preserving our long-term competitiveness.
We would like to highlight several ways the Board and executive management team have been working on your behalf this past year.
Maintaining Industry Leadership and Enhancing Value Creation
In 2024, due to lower lithium pricing, we initiated a comprehensive, strategic review of our cost and operating structure and, as a result, implemented these actions:
•Transitioned the Company’s operating structure from two core global business units – Energy Storage and Specialties – to a fully integrated, functional model designed to increase agility, deliver significant cost savings and maintain long-term competitiveness.
•Launched a cost reduction program, achieving more than 50% of our $300 to $400 million cost and productivity improvement target by the end of 2024.
•Reduced capital expenses by more than $450 million year-over-year and plan to significantly reduce further in 2025, focusing on health, safety, environmental and site maintenance and a phased approach to maintain our world-class resource base.
•Optimized our network by halting construction at Kemerton Trains 3 and 4 and placing Kemerton Train 2 into care and maintenance. In early 2025, we also announced placing our Chengdu lithium conversion facility into care and maintenance by mid-2025 and shifting a portion of our Qinzhou production from hydroxide to carbonate in response to shifting market dynamics.
Strong Governance and Shareholder Engagement
Albemarle's seasoned Board of Directors and executive management team possess substantial industry experience, including navigating cyclical economic conditions, geopolitics and regulatory dynamics. Our governance practices are robust, ensuring that our pay-for-performance and shareholder-aligned pay philosophy strongly correlates with total shareholder return and overall shareholder experience.

The Board believes that understanding our shareholders’ views and perspectives is an essential part of our commitment to continuously improving our corporate governance practices and enabling Albemarle’s long-term success. In 2024, our investor relations team engaged with more than 245 shareholders, including outreach on Annual Meeting matters to shareholders of approximately 65% of our outstanding shares. We use feedback from these meetings to inform our sustainability and human capital efforts, as well as governance and compensation programs. Reflecting our commitment to reward shareholders, Albemarle has raised its dividend for 30 consecutive years.
People and Planet Stewardship
The Board and its Sustainability, Safety & Public Policy Committee continue to oversee Albemarle’s efforts to reduce our environmental impact and we remain on track to achieve sustainability goals for greenhouse gas emissions and water. We’re also focused on actively engaging with the communities where we live and work and responsible sourcing.
Since the inception of the Albemarle Foundation in 2007, we’ve contributed nearly $70 million to our communities and our global employees regularly engage with local stakeholders to find ways to build a more resilient world. This past year, we earned a gold medal from EcoVadis, the largest global sustainability ratings provider. Its annual evaluation of our operational sustainability practices placed us in the top 5% of all companies that were assessed. In addition, TIME magazine named Albemarle one of the World’s Best Companies, recognizing employee satisfaction, revenue growth and sustainability.
We are confident that Albemarle is well positioned for sustained success and we remain committed to delivering long-term shareholder value. As always, we thank you for your continued investment in Albemarle and we look forward to sharing updates about our progress and hearing your feedback throughout the coming year. We encourage you to review this year’s Proxy Statement and 2024 Annual Report in detail and vote your shares for our Annual Meeting on May 6, 2025.
Sincerely,

J. Kent Masters, Jr.            James J. O’Brien
Chairman and CEO            Lead Independent Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Date and Time Tuesday, May 6, 2025 7:30 AM (Eastern)	Location Albemarle's corporate headquarters located at: 4250 Congress Street Charlotte, NC 28209	Who May Vote Shareholders of record at the close of business on Wednesday, March 12, 2025

AGENDA		Board Vote Recommendation	For Further Details
1	Election of the ten nominees named in the Proxy Statement to serve as directors for the ensuing year	"FOR" each director nominee	Page 6
2	Advisory vote to approve the compensation of our named executive officers	"FOR"	Page 29
3	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for year ending December 31, 2025	"FOR"	Page 81
4	Shareholder proposal regarding simple majority vote, if properly presented	"AGAINST"	Page 84
Shareholders will take action upon any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
To ensure your vote is counted, we encourage you to vote your shares promptly, regardless of whether you expect to attend the Annual Meeting. Voting instructions are provided on the Notice of Internet Availability of Proxy Materials, your proxy card or on the voting instruction form provided by your broker. Brokers are not permitted to vote on certain proposals, and may not vote on any of the proposals, unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.
If you are present at the Annual Meeting, you may vote in person even if you already voted your proxy by the Internet, telephone, or mail. Seating at the Annual Meeting will be on a first-come basis.

By Order of the Board of Directors

Stacy G. Grant
Senior Vice President, General Counsel
and Corporate Secretary
March 27, 2025
Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders to Be Held on May 6, 2025: Our 2025 Proxy Statement and Annual Report for the year ended December 31, 2024 are available free of charge on our website at investors.albemarle.com/financials/annual-reports.

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1	Compensation Discussion and Analysis	30
PROPOSAL 1 – ELECTION OF DIRECTORS	6	Letter from the Exec Compensation & Talent Development Committee	30
Summary of Director Nominee Qualifications, Experience and Background	7	2024 Named Executive Officers	31
Director Nominees	8	2024 Compensation Highlights	31
Corporate Governance	13	Shareholder Engagement	32
Process for Selecting Directors	13	Performance and Pay Alignment	35
Director Candidate Recommendations and Nominations by Shareholders	14	Navigating the CD&A	38
Director Independence	14	Executive Compensation Framework	38
Director Continuing Education	15	Executive Compensation Management	41
Director Retirement Policy	15	2024 Compensation Decisions and Outcomes	46
Attendance at Annual Meeting	15	Other Compensation-Related Policies	56
Board Meetings	15	Compensation Committee Report	59
Meetings of Non-Employee Directors	15	Compensation Tables and Other Information	60
Board and Committee Evaluations	16	Summary Compensation Table	60
Board Leadership Structure	16	Grants of Plan-Based Awards	63
Risk Oversight		Outstanding Equity Awards and Fiscal Year-End	66
Sustainability Oversight		Option Exercises and Stock Vested	67
Human Capital Management		Retirement Benefits	68
Cybersecurity Oversight		Potential Payments Upon Termination	69
Committees of the Board of Directors	20	Equity Compensation Plan Information	75
Certain Relationships and Related Transactions	23	CEO Pay Ratio	75
Director Compensation	24	SEC Disclosure on Pay Versus Performance	77
Annual Compensation	24	PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	81
Deferred Compensation	25	Fees Billed by PwC	81
Other Benefits and Perquisites	25	Audit & Finance Committee Pre-Approval Policy	81
Director Share Ownership Guidelines	27	Audit & Finance Committee Report	83
Director Compensation Table	26	PROPOSAL 4 – SHAREHOLDER PROPOSAL	84
Share Ownership	27	Q&As About this Proxy Statement and the Annual Meeting	86
Principal Shareholders	27	Shareholder Proposals	93
Directors and Executive Officers	28	Other Matters	94
Delinquent Section 16(a) Reports	28	Important Notice Regarding the Internet Availability of Proxy Materials	94
PROPOSAL 2 – ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION	29	Summary of Defined Terms	95
i

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement carefully before voting. For ease of reference, certain terms are defined in the Summary of Defined Terms included on page 95 of this Proxy Statement. For more complete information regarding Albemarle’s 2024 performance, please review our Annual Report.
About Albemarle Corporation
We are committed to building a more resilient world:
Albemarle leads the world in transforming essential resources into critical ingredients for mobility, energy, connectivity and health. We partner to pioneer new ways to move, power, connect and protect with people and planet in mind. A reliable and high-quality global supply of lithium and bromine allows us to deliver advanced solutions for our customers.
We have a clear strategy to achieve profitable growth and enhance sustainability:
Albemarle’s competitive advantages lie in its world-class resources, leading process chemistry, high-impact innovation, customer-centricity and commitment to sustainability, all driven by a vertically integrated business model and a focus on transforming essential resources into critical ingredients for modern living with people and planet in mind. The end markets that we serve have outsized long-term growth driven by megatrends like the energy transition, electrification and AI, population growth and environmental preservation. We continue to build upon our existing green solutions portfolio and our ongoing mission to provide innovative, yet commercially viable, clean energy products and services to the marketplace to contribute to our sustainability-based revenue.

2024 Financial Highlights
Our full year results show continued strong volumetric growth with full-year 2024 net sales of $5.4 billion including Energy Storage sales volumes up 26%. Our full year cash from operations of $702 million represented more than 60% operating cash flow conversion, driven primarily by working capital management. The Company achieved over 50% of our $300 to $400 million cost and productivity improvement target by the end of 2024.
Shareholder Engagement
Effective corporate governance includes regular, constructive conversations with our shareholders to proactively seek shareholder insights, which enable us to consider a broad range of perspectives. In 2024, Albemarle continued this long-standing practice. Executives and team members from our investor relations, sustainability, human resources and legal teams routinely engaged with shareholders on a variety of topics, including our strategy and value proposition, financial performance, market outlook, corporate governance, executive compensation, human capital management, culture and sustainability. When appropriate, directors also met with shareholders. We spoke with representatives from our top institutional investors, mutual funds, public pension funds and socially responsible funds to hear their views on these important topics. Overall, investors expressed strong support for Albemarle's governance practices. We believe our regular shareholder engagement was productive and provided an open exchange of ideas and perspectives for both Albemarle and our shareholders. For more formation, see “Shareholder Engagement ” beginning on page 32 and “2024 Compensation Highlights - Advisory Shareholder Say-on-Pay Vote” beginning on page 31 of this Proxy Statement.
Proposal 1 – Election of Directors
Albemarle has adopted robust corporate governance policies that facilitate strong Board leadership and strategic deliberation, effective oversight practices and transparency. Highlights of our governance practices include:

Board of Directors
• Annual election of Directors	• Resignation policy for Directors not receiving a majority vote
• Independent Board, except CEO	• Lead Independent Director with substantive responsibilities
• 100% independent standing Board committees	• Regular executive sessions of independent Directors
• Continuing director education	• Director retirement requirement at age 72
• Attendance of at least 86% of Board and applicable Committee meetings held in 2024 by each Director	• Longstanding commitment to sustainability and corporate responsibility
• Annual Board and Committee evaluation process	• Authority to retain independent advisors
• Clawback policies applicable to annual and long-term incentive compensation	• Anti-hedging and pledging policies for Directors and employees
• No shareholder rights plan (poison pill)	• Annual Say-on-Pay vote
• Robust shareholder engagement program	• Share ownership guidelines for Directors and executives
• Board oversight of initiatives reported in Annual Sustainability Report	• Quarterly mandatory IT security training for employees as part of comprehensive Cybersecurity Program
• Risk oversight by Board and Committees

Our Board recommends a vote FOR each of the 10 nominees listed below. All of the nominees are currently serving as Directors.

				Standing Committee Membership
Name	Age	Independent	Director Since	Audit & Finance	Compensation & Talent Development	Nominating & Governance	Capital Investment	Sustainability, Safety & Public Policy
M. Lauren Brlas	67	Yes	2017	C			•
Ralf H. Cramer	59	Yes	2022	•				•
J. Kent Masters, Jr. (Chair)	64	No	2015(1)
Glenda J. Minor	68	Yes	2019	•		•
James J. O’Brien (Lead Independent Director)	70	Yes	2012(2)	•		C
Diarmuid B. O’Connell	61	Yes	2018		•			•
Dean L. Seavers	64	Yes	2018		•		C
Gerald A. Steiner	64	Yes	2013	•		•		C
Holly A. Van Deursen	66	Yes	2019		•		•
Alejandro D. Wolff	68	Yes	2015		C	•
(1) Chair since 2020
(2) Lead Independent Director since 2020

Independent: 9 of 10	Average age: 65.1	Average tenure: 8.2 years

Proposal 2 – Advisory Vote on Executive Compensation
Executive Compensation Highlights
Our executive compensation program is designed to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives and align our executives’ interests with those of our shareholders. Our compensation philosophy rewards executives for achieving our financial and stewardship metrics and building long-term value for our shareholders and other stakeholders. We follow several other principles when designing our executive compensation program including: 1) pay-for-performance, 2) pay benchmarking, 3) aligning interests with our stakeholders and 4) avoiding poor governance policies. For more information see “Executive Compensation Philosophy and Principles” on page 38 of this Proxy Statement.
In line with our compensation principles, our NEOs (as defined on page 31 of this Proxy Statement) are primarily rewarded through performance-based cash and equity incentive awards. This is intended to both encourage and recognize strong Company performance and stock price growth, further driving shareholder value. In 2024, 90% of the target compensation of our Chief Executive Officer and an average of 79% of target compensation of our other current NEOs was variable and subject to Company and individual performance. Target compensation is defined as target annual base salary + target bonus + target equity based on the stock closing price at the grant date for RSUs and PSUs and the Black Scholes value for Stock Options.
In setting compensation for 2024, the Company's Executive Compensation & Talent Development Committee did not increase the CEO's target pay and raised target pay only for the Company's recently appointed Chief Financial Officer. In addition, the Executive Compensation & Talent Development Committee exercised negative discretion for the 2024 annual incentive plan payout, lowering the overall Enterprise payout by 34 percentage points (from 141% of target to 107% of target).
Albemarle's incentive plans convey a balanced focus among growth, efficiency and stewardship. The 2024 executive compensation program provided short-term annual cash bonuses designed to drive adjusted EBITDA and adjusted Cash Flow from Operations and long-term performance-based equity awards designed to drive total stockholder return and return on invested capital, all as described in further detail below under “Compensation Discussion and Analysis” beginning on page 30 of this Proxy Statement.
Our Board recommends a vote FOR the advisory vote to approve the compensation of our NEOs.

Proposal 3 – Ratification of the Appointment of PwC
The Audit & Finance Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as Albemarle's independent registered public accounting firm for 2025 and this appointment is being submitted to our shareholders for ratification. The Audit & Finance Committee has reviewed the independence, qualifications and performance of PwC and has determined that their retention is in the best interests of Albemarle and its shareholders.
Our Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for 2025.
Proposal 4 – Shareholder Proposal
A shareholder has submitted a proposal on simple majority vote. The Board has carefully considered this proposal and concluded that its adoption is unnecessary in light of actions taken by the Board and shareholders in 2018 to remove substantially all supermajority provisions from the Charter and Bylaws.
At the 2018 Annual Meeting, shareholders overwhelmingly supported a proposal to amend the Company’s Charter to adopt majority vote standards for extraordinary transactions and most Charter amendments. This Charter amendment maintained the supermajority shareholder vote provisions for the approval of “affiliated transactions” and amendments to the “affiliated transactions” provision of the Charter.
Our Board views the affiliated transaction provision in its Charter as an important shareholder protection promoting shareholder rights and believes it is in the best interest of the Company's shareholders to keep this supermajority provision in place. As such, our Board recommends a vote AGAINST this shareholder proposal.
As such, our Board recommends a vote AGAINST this shareholder proposal.

PROPOSAL 1 – ELECTION OF DIRECTORS
The Board of Directors, upon recommendation of the Nominating & Governance Committee, unanimously approved the persons named below as nominees for election to the Board of Directors at the Annual Meeting. Each of the nominees is currently a member of the Board of Directors. Each of the nominees (i) has been nominated for election at the Annual Meeting to hold office until the 2026 Annual Meeting of shareholders or, if earlier, the election or appointment of their successor, and (ii) has consented to being named as such and to serve as such if elected. The proxies submitted for the Annual Meeting cannot be voted for more than ten nominees.
Proxies will be voted “FOR” the election of the persons named below (or if for any reason such persons are unavailable, for such substitutes as the Board of Directors may designate) as Directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a Director until his or her successor is elected at our 2026 Annual Meeting of shareholders or until his or her earlier resignation, replacement, or removal.
Each nominee is listed below with information as of the Record Date (March 12, 2025) concerning age, principal occupation, employment, and directorships during the past five years and positions with the Company, if applicable, and the year in which he or she first became a Director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes, or skills that led to his or her nomination as a Director, in light of the Company’s business and governance structure.
The following table highlights the qualifications and experience of each member of our Board that contributed to the Board’s determination that such individual is uniquely qualified to serve on the Board. While designation on this table indicates competency or experience in the relevant area, this high-level summary is not intended to be an exhaustive list of each nominee’s skills or contributions.
Election of each Director requires the affirmative vote of a majority of the votes cast by the holders of shares represented at the Annual Meeting and entitled to vote (which means that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” a director). In uncontested elections, any Director who does not receive a majority of the votes cast must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation. Abstentions will have no effect on any Director's election.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH IN THIS PROXY STATEMENT.

Summary of Director Nominee Qualifications, Experience and Background

	Brlas	Cramer	Masters	Minor	O'Brien	O'Connell	Seavers	Steiner	Van Deursen	Wolff

KEY COMPETENCIES
Public Company Leadership Experience	●	●	●		●	●	●	●
P&L Experience	●	●	●	●	●	●	●	●	●
Relevant Industry Experience	●	●	●	●	●	●	●	●	●	●
R&D / Innovation Experience	●	●	●		●	●	●	●	●	●
Manufacturing / Operations Experience	●	●	●		●	●	●		●
Global / Emerging Markets Experience	●	●	●	●	●	●	●	●	●	●
Supply Chain and Logistics Experience	●	●	●		●	●			●
IT / Cybersecurity / Technology Capability	●			●	●	●	●			●
Financial Literacy	●	●	●	●	●	●	●	●	●	●
M&A Experience	●	●	●	●	●	●	●	●	●	●
Risk Management	●	●	●	●	●	●	●	●	●	●
Public Company Compliance / Governance	●	●	●	●	●	●	●	●	●	●
Strategy Development	●	●	●	●	●	●	●	●	●	●
Public Company Executive Compensation	●	●	●	●	●				●	●
Leadership Development / Succession Planning	●	●	●	●	●	●	●	●	●	●
Geopolitics / Government Affairs		●				●		●		●
Natural Resource Management / Environment	●	●	●		●	●	●	●	●
Safety / Health	●	●	●		●	●	●	●	●	●
COMPLIANCE
Independent Director	Y	Y	N	Y	Y	Y	Y	Y	Y	Y
Audit Committee Financial Expert	Y	N	N	Y	Y	N	N	N	N	N
Current Public Company Boards (including ALB)	3	1	1	3	2	3	2	1	3	2
Current Public Company Audit Committees (including ALB)	2	1	—	3	1	2	—	1	1	—
DEMOGRAPHICS
Age	67	59	64	68	70	61	64	64	66	68
Tenure	8	3	10	6	13	7	7	12	6	10
BOARD STANDING COMMITTEES (Chair, Member)
Audit & Finance	C	M		M	M			M
Capital Investment	M						C		M
Executive Compensation & Talent Dev.						M	M		M	C
Sustainability, Safety & Public Policy		M				M		C
Nominating & Governance				M	C			M		M
Lead Independent Director					Y

Director Nominees

Independent Age: 67 Director Since: 2017 Committees: •Audit & Finance (Chair) •Capital Investment
M. LAUREN BRLAS
Ms. Brlas retired from the Newmont Mining Corporation (“Newmont”), a global gold company and producer of copper, silver, zinc, and lead, in December 2016. Ms. Brlas joined Newmont in 2013 and served as Executive Vice President and Chief Financial Officer until October 2016. From 2006 through 2013, Ms. Brlas held various positions of increasing responsibility with Cleveland-Cliffs Inc., a North American producer of iron ore and steel, where ultimately she served as Chief Financial Officer and then as Executive Vice President and President, Global Operations.
Attributes and Skills:
Ms. Brlas brings significant operational and financial executive leadership experience, including in the natural resources industry, to our Board. This executive leadership experience as well as Ms. Brlas’ extensive background in financial and governance matters supports her re-election to our Board.
Other Public Company Directorships:
•Autoliv, Inc. (a developer, manufacturer, and marketer of airbags, seatbelts, and steering wheels), 2020 – current
•Graphic Packaging International, LLC (a producer of paper-based packaging solutions), 2019 – current
•Constellation Energy Corporation (an energy provider), 2022 – 2024
•Exelon Corporation (an energy provider), 2018 – 2022
•Perrigo Company plc (a producer of self-care health solutions), 2003 – 2019

Independent Age: 59 Director Since: 2022 Committees: •Audit & Finance •Sustainability, Safety & Public Policy
RALF H. CRAMER
Mr. Cramer has served as Industry Advisor/Consultant at Knowledge Experienced, an automotive and industrial consulting company, since 2018. He has also served as a Senior Consultant at Shenzhen Shentou Investment Co Ltd., a cross-border M&A consultancy and investment company, since 2018. Mr. Cramer has served on the boards of directors of Knorr-Bremse Truck, a subsidiary of Knorr-Bremse A.G., a braking system manufacturer, since December 2018, and Coperion GmbH, a subsidiary of Hillenbrand Group, a technology provider for plastics industry, since Jan 2024. Mr. Cramer served on the board of directors of Metalsa S.A., an automotive solutions provider, from May 2019 to May 2024, on the board of directors of BBS Automation GmbH, an automation solutions provider, from May 2018 to October 2023, as an Executive Board Member of Continental AG, which develops technologies and services for mobility of people and goods, from 2009 to 2017, and as President, Global Division Chassis & Safety from 2008 to 2013. During that time, Mr. Cramer also served as President and CEO of Continental China, an automotive component manufacturer, from 2013 to 2017.
Attributes and Skills:
Mr. Cramer’s executive experience with multinational companies in the automotive industry and manufacturing operations, as well as his deep experience in China and interactions with Chinese industry leaders, brings an international business perspective to our Board. Mr. Cramer’s extensive knowledge of the global automotive industry and operational, financial, and international leadership experience supports his re-election to our Board.

Age: 64 Director Since: 2015 Chairman Since: 2020
J. KENT MASTERS, JR.
Mr. Masters has served as Chairman and CEO of Albemarle since 2020. He joined the Albemarle Board of Directors in 2015 and served as Lead Independent Director from 2018 to April 2020. Prior to joining Albemarle, Mr. Masters served as Chief Executive Officer of Foster Wheeler AG, a global engineering and construction contractor and power equipment supplier, from 2011 to 2014, when Foster Wheeler AG was acquired by Amec plc to form Amec Foster Wheeler plc.
Attributes and Skills:
Mr. Masters brings significant global business experience in key industries relevant to our large capital projects, such as engineering and construction, power equipment, and industrial gases, to our Board. Mr. Masters’ global business experience as well as his previous experience in the lithium industry (including his prior service on the board of directors for Rockwood Holdings, Inc.) supports his re-election to our Board.

Independent Age: 68 Director Since: 2019 Committees: •Audit & Finance •Nominating & Governance
GLENDA J. MINOR
Ms. Minor has served as Chief Executive Officer and Principal of Silket Advisory Services, a privately owned consulting firm advising companies on financial, strategic and operational initiatives, since 2016. Prior to Silket, she served as Senior Vice President and Chief Financial Officer of Evraz North America Limited, a North American steel manufacturer from 2010 to 2016. Ms. Minor also served as Vice President, Finance, Controller, Chief Accounting Officer, and General Auditor of Visteon Corporation, a global technology company that designs, engineers, and manufactures cockpit electronics and connected car solutions, from 2000 to 2010. She has also served on the board of the Capital Area United Way since 2020.
Attributes and Skills:
Ms. Minor brings extensive financial and international leadership experience across different industries and different continents to our Board. Ms. Minor’s financial and international leadership experience as well as her in-depth understanding of the preparation and analysis of financial statements and her experience in capital market transactions, accounting, treasury, investor relations, financial and strategic planning, and business expansion supports her re-election to our Board.
Other Public Company Directorships:
•Radius Recycling (a global provider in the metals recycling industry and a manufacturer of finished steel products), 2020 – current
•Curtiss-Wright Corporation (a global provider of products and services in the aerospace & defense and industrial markets), 2019 – current

Independent Age: 70 Director Since: 2012 Lead Independent Director Since: 2020 Committees: •Nominating & Governance (Chair) •Audit & Finance
JAMES J. O'BRIEN
Mr. O’Brien served as Chairman of the Board and Chief Executive Officer from 2002 to 2014, as President and Chief Operating Officer in 2002, and as Senior Vice President and Group Operating Officer from 2001 to 2002 of Ashland Inc., a diversified energy company. Mr. O’Brien served as President of Valvoline, a global marketer and supplier of premium branded lubricants and automotive services, from 1995 to 2001. Mr. O’Brien worked at Ashland for 38 years prior to his retirement in December 2014.
Attributes and Skills:
Mr. O’Brien brings extensive knowledge of the chemical industry and significant experience gained from service on the board of directors of other public companies to our Board. Mr. O’Brien’s industry knowledge and public company board experience as well as his significant management experience and knowledge in the areas of finance, accounting, international business operations, risk oversight, and corporate governance supports his re-election to our Board.
Other Public Company Directorships:
•Eastman Chemical Company (a specialty chemical company), 2016 – current
•Humana Inc. (a managed health care company), 2006 – 2023

Independent Age: 61 Director Since: 2018 Committees: •Executive Compensation & Talent Development •Sustainability, Safety & Public Policy
DIARMUID B. O'CONNELL
Mr. O'Connell served as Chief Strategy Officer of Fair Financial Corp., an automotive leasing fintech company, from 2018 to 2019. Prior to Fair Financial, Mr. O’Connell served as Vice President, Corporate & Business Development at Tesla Motors Inc., an American electric vehicle manufacturer, energy storage company, and solar panel manufacturer, from 2010 to 2017 and Vice President, Business Development from 2006 to 2010. Mr. O’Connell served as Chief of Staff, Bureau of Political Military Affairs at the U.S. Department of State from 2003 to 2006.
Attributes and Skills:
Mr. O'Connell brings experience in the electric vehicle and energy storage industry as well as valuable perspectives on global applications of alternative energy that provide insights into the end uses of our products to our Board. This industry knowledge as well as Mr. O'Connell’s background in marketing, government relations, operations, and manufacturing supports his re-election to our Board.
Other Public Company Directorships:
•Dana Incorporated (a global manufacturer in drivetrain and e-Propulsion systems), 2018 – current
•Volvo Car AB (a company that designs, manufactures, and supplies automobiles), 2021 – current
•Tech and Energy Transition Corporation (a special purpose acquisition company), 2021 – 2023

Independent Age: 64 Director Since: 2018 Committees: •Capital Investment (Chair) •Executive Compensation & Talent Development
DEAN L. SEAVERS
Mr. Seavers has served as a senior advisor at Stifel Financial Corp., a full-service financial services firm, since 2020. Prior to then, Mr. Seavers served as President of National Grid U.S., a U.S. supplier of consumer energy, from 2014 to 2019 and as Executive Director of National Grid plc, a multinational electricity and gas utility company, from 2015 to 2019. Mr. Seavers founded and served as Chief Executive Officer, President and Director of Red Hawk Fire & Security, a provider of life safety and security solutions, from 2012 to 2018, and President of Global Services of the Fire & Security business of United Technologies Corporation, an aerospace and defense company, from 2010 to 2011.
Attributes and Skills:
Mr. Seavers brings an operational perspective and vision to our Board from a variety of industries representing end uses of our products. Mr. Seavers’ extensive executive leadership and deep energy, fire safety and technology industry experience supports his re-election to our Board.
Other Public Company Directorships:
•CenterPoint Energy, Inc. (a U.S. public utility holding company), 2024 – current
•Ametek, Inc. (a global manufacturer of electronic instruments and electromechanical devices), 2022 – current
•PG&E Corporation / Pacific Gas & Electric Company (a holding company of natural gas / electric energy utility company), 2020 – 2022; Chairman, Pacific Gas & Electric Company, 2020 – 2022
•James Hardie Industries plc (a producer and marketer of fiber cement siding and backerboard and of fiber gypsum products), 2021 – 2022

Independent Age: 64 Director Since: 2013 Committees: •Sustainability, Safety & Public Policy (Chair) •Audit & Finance
GERALD A. STEINER
Mr. Steiner co-founded CoverCress, Inc., a company developing a new crop for renewable fuels, and served as CEO from 2015 to 2021 and as Executive Chairman from 2021 until its acquisition in 2022. He also manages Alta Grow Consulting LLC, a business consulting firm he founded in 2014. Mr. Steiner served as Executive Vice President, Sustainability and Corporate Affairs at Monsanto Company, a leading global provider of agricultural products for farmers, from 2003 to 2014 and head of corporate strategy prior to that time. Since 2023, he has served as Executive Chair of Pluton BioSciences, an agricultural microbials company, an Advisor for Ilumina Ventures, a genomics and precision health venture firm, as well as serving other AgTech start-up companies. Among other roles, Mr. Steiner has also served at the following organizations:
•Chairman, 2012 – 2014, and board member, 2003 – 2014, Food and Agriculture Section of BIO (Biotechnology Industry Organization)
•Chairman, 2012 – 2013, board member, 2014, and Trustee Emeritus, 2015 – current, The Keystone Center (a policy center for agriculture, early childhood education, and energy for rural communities)
•Co-founder, Field to Market (an agricultural sustainability organization); Executive Chairman of Stony Creek Colors (a plant-based dyes company) since 2021
Attributes and Skills:
Mr. Steiner brings extensive experience in the renewable fuels and agricultural industry to our Board. This industry experience as well as Mr. Steiner’s extensive experience in government affairs, global business, and strategy supports his re-election to our Board.

Independent Age: 66 Director Since: 2019 Committees: •Capital Investment •Executive Compensation & Talent Development
HOLLY A. VAN DEURSEN
Ms. Van Deursen served as Group Vice President, Petrochemicals, at BP plc, a global provider of heat, light and mobility products and services, having starting working there in 1989 and holding various senior executive management roles before retiring as a member of the top-forty executive management team from 2000 to 2005. Ms. Van Deursen has twenty-five years of experience in the chemical, oil, and energy industries, including various engineering, manufacturing, and product development roles for Dow Corning Corporation (a chemical and plastics manufacturer and supplier).
Attributes and Skills:
Ms. Van Deursen brings extensive experience in the chemical, industrial, and contract manufacturing sectors, including from her previous service as a director for companies in the oilfield services, diversified industrial, and packaging sectors, to our Board. Ms. Van Deursen’s experience across sectors as well as her service in executive roles in business management, business development, and mergers & acquisitions in the U.S. and globally supports her re-election to our Board.
Other Public Company Directorships:
•Kimball Electronics Inc. (a global contract manufacturer of durable goods electronics serving a variety of industries), 2019 – current
•Synthomer plc (a global supplier of acrylic and vinyl emulsions and specialty polymers), 2018 – current
•Capstone Green Energy Corporation (a global producer of highly efficient, low-emission, resilient microturbine energy systems), Chair 2017 – 2020; director 2007 – 2021
•Enerpac Tool Group (formerly Actuant Corporation) (a diversified industrial company), 2008 – 2020

Independent Age: 68 Director Since: 2015 Committees: •Executive Compensation & Talent Development (Chair) •Nominating & Governance
ALEJANDRO D. WOLFF
Mr. Wolff served as Managing Director of Gryphon Partners LLC, a global advisory firm focused on frontier markets, from 2014 to 2016. Prior to Gryphon, he served as U.S. Ambassador to Chile from 2010 to 2013 and U.S. Ambassador to the United Nations from 2005 to 2010. Mr. Wolff has thirty-three years of service in the U.S. Department of State, including service in Algeria, Morocco, Chile, Cyprus, the U.S. Mission to the European Union in Brussels, and as Deputy Chief of Mission and Charge d’Affaires in France.
Attributes and Skills:
Mr. Wolff brings expertise in international political, economic, and commercial affairs to our Board. This expertise as well as Mr. Wolff’s lithium industry experience (including his prior service on the board of directors for Rockwood Holdings, Inc.) supports his re-election to our Board.
Other Public Company Directorships:
•Frontier Group Holdings, Inc. (the holding company of Frontier Airlines, an ultra-low cost airline), 2019 – current
•PG&E Corporation / Pacific Gas & Electric Company (a holding company of natural gas / electric energy utility company), 2019 – 2020
•Versum Materials, Inc. (an electronic materials company), 2016 – 2019

CORPORATE GOVERNANCE
The Company is committed to strong corporate governance and active oversight, which helps us compete more effectively, sustain our success, and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and through ongoing communication with one another and management.
Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies, financial results and business strategies and advises and counsels the CEO and other executive officers who manage the Company’s businesses, including actively overseeing and reviewing, on at least an annual basis, the Company’s strategic plans.
Our Board of Directors has adopted Corporate Governance Guidelines to provide a framework for the effective governance of the Company. The Corporate Governance Guidelines and other corporate governance policies, principles and procedures, are reviewed regularly and updated as appropriate. The full text of our Corporate Governance Guidelines, which includes the definition of independence adopted by the Board, our Code of Conduct and the charters of our Audit & Finance, Executive Compensation & Talent Development, Nominating & Governance, Capital Investment and Sustainability, Safety & Public Policy committees are available on our website at www.albemarle.com (See Investors/Governance/Corporate Governance) and are available in print to any shareholder upon request by contacting our Investor Relations department.
Process for Selecting Directors
The Nominating & Governance Committee identifies qualified candidates for nomination by the full Board of Directors. The Company’s Bylaws provide that the size of the Board may range from 7 to 13 members, reflecting the Board’s current view of its optimal size. The Nominating & Governance Committee is assisted with its recruitment efforts through recommendations made by members of the Board of Directors, management, shareholders and others, including professional search firms, of candidates who satisfy the Board’s criteria.
The Nominating & Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Board as a whole is benefited by the diversity of its members and their collective knowledge of accounting and finance; management and leadership; vision and strategy; business operations; business judgment; crisis management; risk assessment and management; industry knowledge; corporate governance; environment, social impact and sustainability; and global markets. The Nominating & Governance Committee aims to balance these considerations through its ongoing consideration of Directors and nominees, as well as its annual self-evaluation process.
The Nominating & Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board based on the background and expertise of such candidate as well as the background and expertise of the Board as a whole. The Nominating & Governance Committee considers relevant factors, including the current composition of the Board of Directors; the balance of management and independent Directors; diversity of background and experiences; the need for financial expertise; the evaluation of other prospective nominees; a demonstrated approach to corporate purpose and accountability consistent with the Company's core values; and a candidate’s ethical standards, accountability, past achievements, professionalism, collegiality and availability to serve in light of other commitments. The Nominating & Governance Committee also determines any new skills, qualities and/or experiences that should be considered in identifying a Director candidate. The Nominating & Governance Committee is committed to including in each director search qualified candidates who reflect a diversity of skills and experiences. When particular needs are identified, a search is initiated with sufficient time for adequate research and deliberation.
When considering a Director standing for re-election, in addition to the attributes described above, the Nominating & Governance Committee considers that individual’s continuing contribution and future commitment to the Company. The Nominating & Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. The Nominating & Governance Committee is committed to effective succession planning and refreshment for our Board of Directors, including having honest and difficult conversations with existing Directors as may be deemed necessary.
After completing potential Director nominees’ evaluations, the Nominating & Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors and the Board of Directors determines the nominees after considering the recommendation of the Nominating & Governance Committee. There is no difference in the manner by which the Nominating & Governance Committee evaluates prospective nominees for Directors based upon the source from which the individual was first identified, including whether a candidate is recommended by a shareholder.
Director Candidate Recommendations and Nominations by Shareholders
Our Bylaws provide for proxy access. A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of Albemarle stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws.
Shareholders who wish to nominate directors for inclusion in our proxy statement must do so in accordance with the procedures in our Bylaws, as described in “Shareholder Proposals” on page 93 of this Proxy Statement. In addition, any shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in our Bylaws, as summarized in “Shareholder Proposals” on page 93 of this Proxy Statement. Copies of the Company’s Bylaws are available at no charge in the Company’s public filings with the SEC or from the Secretary of the Company.
Shareholders who wish to recommend candidates for consideration should send their recommendations to the attention of the Chair of the Nomination & Governance Committee, c/o Corporate Secretary, Albemarle Corporation at 4250 Congress Street, Charlotte, NC 28209. The Nominating & Governance Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described in our Corporate Governance Guidelines.
The Nominating & Governance Committee did not receive any Board of Director candidate recommendations from any shareholders in connection with the 2025 Annual Meeting.
Director Independence
The Board has affirmatively determined that Directors Brlas, Cramer, Minor, O’Brien, O'Connell, Seavers, Steiner, Van Deursen and Wolff are each “independent” as that term is defined in the New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Guidelines.
In order for a Director or nominee to be considered “independent” by the Board, they must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (ii) not have any material relationship (either directly or as a partner, shareholder, or officer of an organization) with us or any of our affiliates, or any of our executive officers or any of our affiliates’ executive officers. In evaluating the materiality of any such relationship, the Board takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board must make a determination that the relationship is not material as a prerequisite to finding that the Director or nominee is “independent.”
Director Continuing Education
Continuing director education is provided during portions of Board and committee meetings and is focused on topics necessary to assist our Directors in fulfilling their duties, including regular reviews of compliance and corporate governance developments; business-specific learning opportunities through site visits and Board meetings; and briefing sessions on topics that present special risks and opportunities to the Company. We also encourage Directors to attend periodic director continuing education programs. Typically, director education programs focus on issues and trends affecting directors of publicly-held companies. We offer reimburse our Directors for tuition and expenses associated with attending these programs.
Director Retirement Policy
Our Corporate Governance Guidelines provide that, in general, a non-employee Director should not stand for re-election in the year in which they reach 72 years of age, although the Board has the authority to grant exceptions to this limitation on a case-by-case basis. None of our current Directors attained or will attain the age of 72 in 2025.

Attendance at Annual Meeting
We anticipate all Directors will attend the annual meeting of shareholders each year. All Directors attended our 2024 Annual Meeting.
Board Meetings
The Board meets during the year to review significant developments affecting us and to act on matters requiring the Board's approval and may hold special meetings between scheduled meetings when appropriate. During 2024, the Board held a total of seven meetings and each of the Directors attended at least 86% of the Board meetings held in 2024.
Meetings of Non-Employee Directors
Executive sessions of the non-employee members of the Board were held regularly in conjunction with scheduled meetings of the Board during 2024. Our Lead Independent Director, Mr. O'Brien, presided at the executive sessions of the non-employee Directors held during the year. Shareholders and other interested persons may contact the Chair of the Nominating & Governance Committee or the non-employee members of the Board as a group through the method described under “How do I communicate with the Board of Directors?” in the “Questions and Answers about this Proxy Statement and the Annual Meeting” beginning on page 86 of this Proxy Statement.

Board and Committee Evaluations
Each year, the Board performs a full Board and committee evaluation. The evaluation process described below is managed by the Corporate Secretary’s office with oversight by the Nominating & Governance Committee.

1	Evaluation Questionnaires	• Formal opportunity for Directors to reflect and evaluate performance and operation of the Board and each of its committees
• Solicit candid feedback from each Director regarding the effectiveness of the Board and each of its committees
2	Individual Interviews	• LID has an in-depth conversation with each Director to discuss further individual feedback

3	Review of Feedback	• LID reviews questionnaires and interview responses with Chairs of each committee and with the Nominating & Governance Committee
• LID reviews questionnaires and interview responses with full Board in executive session
4	Use of Feedback	• Each committee develops recommendations for its committee
• The Nominating & Governance Committee and LID identify areas for improvement for the full Board
• The Nominating & Governance Committee uses the results of evaluations as part of the nomination process for the next annual meeting.
The Nominating & Governance Committee reviews the evaluation processes annually and develops any changes it deems necessary to maintain best practices.
Leadership Structure; Risk Oversight; and Sustainability Oversight
Leadership Structure
The Nominating & Governance Committee and the Board annually evaluates our board leadership structure to ensure that the structure in place is appropriate for the Company at the time. Currently, our Board leadership structure consists of a Lead Independent Director, a Chairman (who is also our CEO) and committee chairs.
Based on the perspectives of the independent Directors, the views of our significant shareholders, practical experience at peer companies and benchmarking and performance data, the Board continues to believe that having the same individual as both Chairman of the Board and CEO is in the best interests of the Company and its shareholders. The Board believes that this structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed. Mr. O'Brien serves as our LID and the Board believes that the Company continues to benefit from the leadership experience of Mr. O'Brien and the strategic vision of our Chairman and CEO, Mr. Masters.
Lead Independent Director
Under our Corporate Governance Guidelines, when we have combined the positions of Chair/CEO, the LID will be elected annually by the independent Directors to perform the duties specified by the Board and outlined in the Lead Independent Director Profile.

Key Responsibilities
• Assist the Board in assuring effective governance	• Serve on the Executive Committee of the Board
• Call meetings and set agendas for executive sessions of the independent and non-management directors	• Chair Board meetings when the Chair/CEO is not present or when there is any potential conflict
• Ensure that the Board and its committees function independently of management	• Retain advisors and consultants at the request of the independent Directors
• Confer with the Chair/CEO to develop schedules and agendas for Board and committee meetings	• Act as a liaison among the independent Directors, the Chair/CEO and senior leaders
• Confer with the Nominating & Governance Committee Chair and the Chair/CEO as to committee membership and committee chairs	• Coordinate with the Nominating & Governance Committee Chair and the Chair/CEO in the performance evaluation of the Board and Board committees
• Coordinate with the Executive Compensation & Talent Development Committee Chair in the performance evaluation of the Chair/CEO	• Evaluate and oversee with the Chair/CEO the quality, quantity and timeliness of the information submitted by the Company’s management to the independent directors
Risk Oversight
Our Board has broad oversight for the management of risks that could impact the Company's operations, reputation and long-term value creation. In this role, the Board is responsible for ensuring that the risk-management processes designed and implemented by management are functioning as intended and that necessary steps are taken to foster a culture of prudent decision-making throughout the organization.
In order to maintain effective Board oversight across the entire enterprise, the Board delegates to individual committees certain elements of its oversight function, as shown below. The Board receives regular updates from its committees on individual categories of risk, including strategy, reputation, operations, environmental, people, technology, investment, political, legislative, regulatory and market.

MANAGEMENT
Management is responsible for defining and operationalizing the Enterprise Risk Management program to align risk management practices with corporate objectives. These efforts are led by the Vice President of Risk Management, under the leadership of the General Counsel, who provides regular updates to the Board and its committees regarding top risks and risk program effectiveness.

BOARD OF DIRECTORS
The full Board maintains a comprehensive view of the Company’s risk profile and management’s processes for assessing and managing risk. Annually, the Board reviews the results of the Enterprise Risk Assessment (“ERA”), which includes operational, financial, environmental, regulatory and strategic risks, to ensure appropriate risk management.
Board committees are delegated specific risk oversight responsibilities for each of the top risks identified in the ERA, in alignment with their charters and areas of expertise:

Audit & Finance	Exec Compensation & Talent Dev.	Nominating & Governance	Safety, Sustainability & Public Policy	Capital Investment
•Financial statement integrity •ERM •Business and financial resilience •Threats related to financial controls, climate change, supply chain disruptions, ethics and compliance and cybersecurity	•Human resources •Employee (including executive) compensation and benefits policies and programs	•Corporate governance
•Effectiveness of our health, safety and environmental protection programs
•Sustainability
•Product stewardship
•Legal and regulatory environment
•Responsible sourcing initiatives
•Philanthropic and political contributions
•Major capital expenditure projects

Enterprise Risk Assessment
Each year, the ERM program facilitates an ERA to systematically identify, evaluate and prioritize the top risks facing the Company. This process engages stakeholders across all levels of the organization to provide a comprehensive view of potential challenges and culminates in a session with the full executive management team to align on top risks to the organization. The Audit & Finance Committee performs an annual review of the ERA process and validates overall risk program effectiveness. The outcomes of this assessment are presented to the full Board and each of the identified top risks receive dedicated visibility and attention during the following year at the Committee level. In partnership with the ERM program, management-level risk owners create appropriate risk response strategies for each of the identified and validated top risks. This enables proactive risk management and alignment with our strategic objectives.
We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board. This approach to risk oversight aligns with the Company's disclosure controls and procedures, which are designed to ensure that relevant information is gathered and reported to the Board and its committees, as appropriate.
Sustainability Oversight
Our Board exercises overall governance of our sustainability program and its alignment to the Albemarle Way of Excellence (our operating model) and our sustainability framework. Board committees take the lead in discrete areas of oversight within their areas of responsibility, with the Sustainability, Safety & Public Policy Committee monitoring progress on sustainability initiatives on a quarterly basis. Each of the Board committees shown below regularly reports to the Board on sustainability matters.

		Sustainability, Safety & Public Policy	Audit & Finance	Executive Compensation & Talent Development
	Energy, GHG Emissions & Climate	●
Natural Resource Management	Responsible Water Management	●
	Air Quality	●
	Circularity & Waste Minimization	●
	Health & Safety	●
People, Workplace & Community	Human Rights & Labor Practices			●
	Talent & Culture			●
	Local Community Engagement	●
Sustainable Value Creation	Ethics & Compliance		●
	Innovation		●
	Responsible Sourcing		●
Human Capital Management
Governance
Our Board and our executive leadership team play key roles in setting our Human Capital Management strategy and driving accountability for meaningful progress. Our Chief People & Transformation Officer and the Executive Compensation & Talent Development Committee engage often on workforce-related topics, including human rights, succession planning and employee feedback. Our

Human Capital Management programs are supported by business leaders across the Company and are overseen and administered by our human resources function.
People Drive Organizational Success
Albemarle is committed to the development, advancement and engagement of all employees. Our inclusive approach enables us to leverage a broad set of skills, experiences, backgrounds and perspectives to drive well-informed decisions, innovation and fair outcomes for our employees, customers and the communities in which we live and serve.
Employee Engagement
Employee Empowerment Survey
Employee engagement is an indicator of employee well-being and commitment to the Company’s values, purpose and business strategy. In 2024 our mid-year progress check survey indicated continued high levels of engagement globally. Our response rate increased to 78% (a 4% increase from the 2023 survey). Employee engagement was 78% (compared to a benchmark of 73% for the manufacturing industry). As part of our enterprise action plan for continuous improvement, we actively work to manage change through open and honest communication, effective collaboration and opportunities for career advancement.
Inclusion and Belonging
As a global company, we are committed to ensuring a workplace where all employees have a sense of belonging. It is an integral part of Albemarle’s core values and we believe it is a key differentiator for us as an employer. Albemarle remains committed to attracting, retaining and developing employees from all backgrounds. Albemarle’s inclusion score in the most recent engagement survey was 82%, which is around the manufacturing benchmark of 81%. Employees who feel as though they belong are more comfortable sharing opinions, which leads to better decision making. For a global company like Albemarle, we are stronger because of our diverse thoughts and experiences.
As part of our ongoing initiatives, leaders and employees are both accountable for creating an environment that encourages, respects and values inclusion and belonging. We strive for every employee to have the best experience of their career at Albemarle.
We are honored to have been recognized in 2024 as a Military Friendly Employer, America’s Greatest Workplaces for Diversity by Newsweek and Best Place to Work for Disability Inclusion by Disability Equality Index.
Learning and Development
Our global learning resources help our people collaborate, grow and develop careers in a supportive, high-performing workplace. We promote agile careers and engaging our employees to develop their full potential by building technical skills and leadership capabilities. We invest in developing leadership at every level in our organization.
In 2024, we launched a new workshop, “Collaboration in a Matrix” for senior leadership teams, focused on strengthening enterprise-minded leadership, leveraging relationships across the organization and setting the right conditions for collaboration. 131 senior leaders and their teams participated in the program. We also connected further with our employees through our newly re-designed Albemarle Brand and Values workshop. 350 employees participated in these workshops across the globe.

Cybersecurity Oversight
The Audit & Finance Committee exercises oversight of information security matters and the Company’s cybersecurity program. The Company has implemented a comprehensive cybersecurity program based on the National Institute of Standards and Technology Cybersecurity Framework (“CSF”), which is managed by our Cybersecurity Director and is overseen by our Chief Information Office. Our Chief Information Officer reports on cybersecurity related matters, including the status of ongoing initiatives, incident reporting, compliance with regulatory requirements and industry standards and emerging threats in global cybersecurity, on a periodic and as needed basis to the Audit & Finance Committee. The Audit & Finance Committee offers guidance on certain matters and approval for material initiatives. In addition, the full Board is updated on cybersecurity matters annually and additionally, as needed depending on the nature and materiality of a cybersecurity matter.
Our cybersecurity program applies a zero-trust architecture focused on the principles of least privilege, least functionality, and network segmentation throughout the landscape using a layered approach. Specific team functions are utilized to constantly scan and monitor our environment for threats and vulnerabilities, and we operate a 24/7 security operations center supported by an in-house incident response team. We engage a third-party global firm to conduct an annual cyber assessment using the CSF and external vendors to validate our security controls and procedures through periodic penetration tests. Information security training is conducted as part of our compliance program, with a mandatory training program provided to new employees, mandatory yearly security training for all staff and regular phishing tests to raise awareness and response actions.

Cybersecurity Governance Highlights
• Cybersecurity program is integrated into our overall enterprise risk management framework and factored into our long-term strategy and business continuity plans.
• Cross-functional approach to addressing cybersecurity risk, with engagement among IT, Risk, Legal, Compliance and Corporate Audit functions
• Comprehensive reporting to our Board by our Chief Information Officer on cybersecurity related matters, including the status of ongoing initiatives, incident reporting, compliance with regulatory requirements and industry standards, and emerging threats in global cybersecurity.

• We map the CSF to corresponding legal, regulatory, and industry security practices, which guide our global policies and procedures to identify, protect, detect, respond, and recover from cybersecurity threats and incidents.

• Security operations center and cybersecurity analysts who provide 24/7 network monitoring.
• Our detailed incident response plan specifies escalation and evaluation processes for cyber events.
• Mandatory new hire and annual security training for all staff and regular phishing tests to raise awareness and response actions
• We engage a third-party global firm to conduct an annual cyber assessment using the CSF, and external vendors to validate our security controls and procedures through periodic penetration tests.
Committees of the Board of Directors
The Board maintains five standing committees: Audit & Finance; Executive Compensation & Talent Development; Nominating & Governance; Sustainability, Safety & Public Policy; and Capital Investment. In addition, the Board maintains an Executive Committee, composed of Messrs. O’Brien and Masters. The primary responsibilities of each of the committees are set forth below, together with its current membership and the number of meetings held in 2024. Committee charters can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents). The Board has determined that all members of the standing committees are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. See “Director Independence” on page 14 of this Proxy Statement. In addition, directors who serve on the Audit & Finance and the Executive Compensation & Talent Development Committee meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards.

Audit & Finance Committee	Current Members	Description
M. Lauren Brlas (Chair)
The Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management and the audit of the Company’s financial statements.

The Committee also oversees the Company’s operational risks, risks related to financial controls, insurance risks, and legal, regulatory, cybersecurity and compliance matters and oversees the overall risk management governance structure and risk management function.

The Board has determined that all members of this committee are financially literate and Mses. Brlas and Minor and Mr. O’Brien are each audit committee financial experts as defined by the SEC.

Ralf H. Cramer
Meetings in 2024: 7	Glenda J. Minor
James J. O’Brien
Attendance: Each member attended at least 86% of meetings held in 2024	Gerald A. Steiner
Oversight of Independent Auditor
The Audit & Finance Committee evaluates the qualifications, independence and performance of and appoints, the Company's independent registered public accounting firm, approves the scope of audits performed by it and by the internal audit staff and reviews the results of those audits. The Audit & Finance Committee also meets with management, the Company’s independent registered public accounting firm and the internal audit staff to review audit and non-audit results, as well as financial, accounting, compliance and internal control matters.

Executive Compensation & Talent Development Committee	Current Members	Description
Alejandro D. Wolff (Chair)
The Committee oversees the following:
•Programs and practices related to talent and leadership;
•Evaluation of the performance of and setting compensation for the CEO;
•Compensation of executive officers and other key employees;
•Administration of the equity-based and certain other compensation plans;
•Management of risks for succession planning and compensation; and
•Strategies and policies related to human capital management.

For more information on the Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 34.

Diarmuid B. O’Connell
Dean L. Seavers
Meetings in 2024: 7 Attendance: Each member attended at least 86% of meetings held in 2024	Holly A. Van Deursen
Independence of the Executive Compensation Consultant
In performing its responsibilities with respect to executive compensation decisions, the Executive Compensation & Talent Development Committee receives information and support from the Company’s Human Resources Department and retains Farient Advisors LLC (“Farient”) as its outside independent compensation consulting firm. Farient is a nationally recognized executive compensation consulting firm which the Committee retained to provide information concerning compensation paid by members of our compensation peer group and to assist in designing executive compensation plans.
The Executive Compensation & Talent Development Committee has concluded, based on the consideration of the factors specified in the SEC’s rules and the NYSE’s listing standards, that Farient is independent and does not have a conflict of interest in its engagement by the Executive Compensation & Talent Development Committee. In making this conclusion with respect to Farient, the Executive Compensation & Talent Development Committee received written confirmation from Farient addressing these factors and supporting this determination.

For additional information with respect to the Executive Compensation & Talent Development Committee and the independent compensation consultant, please see “Compensation Discussion and Analysis” beginning on page 30 of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
No member of the Executive Compensation & Talent Development Committee was at any time an officer or employee of the Company, nor is any member of the Executive Compensation & Talent Development Committee related to any other member of the Executive Compensation & Talent Development Committee, any other member of the Board of Directors, or any executive officer of the Company or has a relationship disclosed below in “Certain Relationships and Related Transactions” on page 23 of this Proxy Statement. No executive officer of the Company served as a director or member of the compensation committee of another entity whose executive officer is a member of the Executive Compensation & Talent Development Committee, or the Company’s Board of Directors.

Nominating & Governance Committee	Current Members	Description
James J. O’Brien (Chair)
The Committee oversees the following:
•All matters related to corporate governance procedures and practices of the Board and the Company;
•The selection, qualification, duties and compensation of members of the Board; and
•The annual evaluation of the Board’s performance and processes.

Meetings in 2024: 10	Glenda J. Minor
Gerald A. Steiner
Attendance: Each member attended at least 90% of meetings held in 2024 during which time he or she was a member	Alejandro D. Wolff

Sustainability, Safety & Public Policy Committee	Current Members	Description
Gerald A. Steiner (Chair)
The Committee is responsible for:
•Review and oversight of the impacts of accessing the resources required to create long-term stakeholder value, including minerals, energy and water;
•Product stewardship programs and practices and responsible sourcing initiatives;
•Annual and long-term goals and targets for the Company’s safety programs;
•Emergency response plan and crisis communications plans;
•Global public policy and advocacy development strategies related to health, regulatory, safety, environmental and sustainability issues;
•Policies and approach to human rights and the rights of indigenous people; and
•The Company’s philanthropic and political contributions.

Ralf H. Cramer
Meetings in 2024: 4 Attendance: Each member attended 100% of meetings held in 2024	Diarmuid B. O’Connell

Capital Investment Committee	Current Members	Description
Dean L. Seavers (Chair)
The Committee oversees the following:
•Management's execution of major capital expenditure projects in support of the Company's strategic plans:
•Advise and informing the Board on the critical path and costs for capital projects, as well as risk oversight; and
•Recommendations to the Board with respect to new major capital expenditures.

M. Lauren Brlas
Meetings in 2024: 4 Attendance: Each member attended 100% of meetings held in 2024	Holly A. Van Deursen

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has adopted a written Related Person Transaction Policy that applies:
•to any transaction or series of transactions in which the Company or a subsidiary is a participant;
•when the amount involved exceeds $120,000; and
•when a related party (a Director or executive officer of the Company, nominee for Director, or a holder of more than 5% of our common stock and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less-than-10% beneficial owner of another entity).
This policy is administered by the Audit & Finance Committee or the disinterested members of the Board of Directors, which will consider relevant facts and circumstances in determining whether to approve or ratify such a transaction in accordance with the policy’s guidelines. The Audit & Finance Committee will approve or ratify only those transactions that are, in its judgment, in the best interests of the Company and its shareholders and if the transaction is on arm’s length terms comparable to those that could be obtained with an unrelated third party, or if the transaction involves compensation approved by our Executive Compensation & Talent Development Committee. For purposes of determining whether a transaction is a related person transaction, the Audit & Finance Committee may rely upon Item 404 of Regulation S-K.
The Audit & Finance Committee was not presented with and the Company did not participate in, any related person transactions since the beginning of 2024 and no such related person transactions are currently proposed.

DIRECTOR COMPENSATION
Annual Compensation
Our Nominating & Governance Committee reviews the compensation of our non-employee Directors periodically (generally every t years), which includes a market assessment and analysis by its independent compensation consultant and recommends changes to the Board when it deems appropriate. As this review was not done in 2024, compensation was consistent with compensation paid in 2023.
Our non-employee Directors receive the following compensation:

COMPENSATION	ANNUALLY
Annual Cash Retainer	$120,000
Annual Equity Retainer	$170,000
Additional Cash Fees:
Lead Independent Director or Non-Executive Chair of the Board, as applicable	$50,000
Audit & Finance Committee Chair	$25,000
Executive Compensation & Talent Development Committee Chair	$20,000
Nominating & Governance Committee Chair	$15,000
Sustainability, Safety & Public Policy Committee Chair	$15,000
Capital Investment Committee Chair	$15,000
We pay the annual cash retainer fee and any applicable additional cash fees to our Directors in equal quarterly installments. Cash compensation for a Director who has a partial quarter of service (due to beginning service on the Board or in a Board leadership role during the quarter) is pro-rated. We do not pay meeting fees or additional compensation to Directors for special meetings.
We make the annual equity grant of restricted common stock to our Directors in accordance with our 2023 Directors Plan. The number of shares of restricted common stock awarded is calculated by dividing the annual equity retainer by the closing price of the Company’s common stock on the date of grant and rounding up to the next 25 share increment. The annual equity grant of restricted common stock is made on the first trading day of July and vests (i) on the July 1st of the following year for Directors who completed their term of service or (ii) upon the completion of their term of service for Directors not standing for reelection at the next annual meeting of shareholders. The equity grant amount for a new non-employee Director who joins the Board mid-year is pro-rated.
Our non-employee Director compensation program includes the following governance features: periodic market assessments and analyses by the independent compensation consultant; equity makes up a meaningful portion of the non-employee Directors’ overall compensation mix to align interests with shareholders; and no short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our common stock. The Board believes that the fiscal 2024 compensation program for our non-employee Directors attracted, retained and rewarded qualified non-employee Directors, consistent with market practices and the demands placed on our Board of Directors.

Deferred Compensation
We maintain the 2023 Directors Plan under which our non-employee Directors may defer all or part of their cash retainer fee and/or chair fees into a deferred cash account and may defer all or part of their stock compensation into a deferred phantom stock account. Deferred cash compensation is credited with earnings and losses based on the experience of investment options under the 2023 Directors Plan. Phantom shares held in a phantom stock account receive dividend equivalents, which are equal in value to the dividends paid on our common stock. The dividend equivalents credited to the account are then reinvested in the form of additional phantom shares. Deferred cash accounts and phantom stock accounts are unfunded and maintained for record-keeping purposes only. Distributions under the 2023 Directors Plan will generally be paid in a lump sum unless the participant specifies installment payments over a period up to ten years.
For 2024, Ms. Van Deursen elected to defer all of her stock compensation into her deferred phantom stock account and to defer 100% of her cash compensation into her deferred cash account.
Other Benefits and Perquisites
Non-employee Directors are eligible for certain other benefits:
•Matching Gifts Program: The Albemarle Foundation will make matching donations for qualified charitable contributions for any non-employee Director up to a total of $4,000 per year.
•Medical Plan Access: In 2024 one non-employee director was enrolled in the Company-sponsored medical insurance plans. Enrollment in the plans for non-employee directors was terminated effective 2025. This benefit does not extend to other health and welfare benefits.
•Training and Development: We reimburse non-employee Directors for expenses associated with Director training and development.
•Travel Reimbursements: We reimburse non-employee Directors for the reasonable expenses of attending Board and committee meetings.

Non-Employee Director Share Ownership Guidelines
We maintain stock ownership guidelines to further align the interests of our non-employee Directors with our shareholders. Non-employee Directors are expected to achieve share ownership in the amounts set forth in the table below within five years of being appointed to the Board. Each non-employee Director and NEO was in compliance with these requirements (subject to the five-year phase-in period) as of the record date, March 12, 2025.

Target Value
Non-Employee Directors	5x annual cash retainer
In order to help ensure robust share ownership, non-employee Directors are required to hold at least 50% of their net shares vesting in any twelve-month period until they meet their target value and are deemed to be in compliance with the guidelines if they sell no more than that amount. Vested stock and phantom stock are counted at full value and unvested stock, stock units and phantom stock are counted at 60% when calculating target value.
Each non-employee Director was in compliance with these requirements (subject to the five-year phase-in period) as of the record date, March 12, 2025.

Director Compensation Table
The following table presents information relating to the compensation earned by our non-employee Directors who served during the fiscal year ended December 31, 2024 ("Fiscal Year 2024"). Mr. Masters, as an employee Director, does not receive compensation from the Company in his capacity as a Director.

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
M. Lauren Brlas	$145,000	$170,468	$—	$315,468
Ralf H. Cramer	$120,000	$170,468	$—	$290,468
Glenda J. Minor	$120,000	$170,468	$3,000	$293,468
James J. O'Brien	$185,000	$170,468	$3,000	$358,468
Diarmuid B. O'Connell	$120,000	$170,468	$—	$290,468
Dean L. Seavers	$135,000	$170,468	$—	$305,468
Gerald A. Steiner	$135,000	$170,468	$—	$305,468
Holly A. Van Deursen	$120,000	$170,468	$3,000	$293,468
Alejandro D. Wolff	$140,000	$170,468	$—	$310,468
___________________________________________________
(1)Amounts shown include fees that have been deferred at the election of the Director under the 2023 Directors Plan.
(2)Amounts shown represent the aggregate grant date fair value of stock awards granted in Fiscal Year 2024 in accordance with FASB ASC Topic 718. On July 1, 2024, each then serving non-employee Director received 1,750 shares of common stock (some of which were deferred by certain Directors) for their service as a Director. In accordance with the 2023 Directors Plan, non-employee Directors received shares of common stock equal to $170,000 divided by the closing price per share of common stock on July 1, 2024, which was $97.41, rounded up to the next 25-share increment. The amounts set forth above reflect the grant date fair value under accounting guidance for these awards and may be different from the actual value that will be realized by each Director. No non-employee Director holds any other unvested equity or has stock options outstanding.
(3)Represents matching donations for qualified charitable contributions through the Albemarle Foundation Matching Gifts Program.

SHARE OWNERSHIP
Principal Shareholders
The following table provides certain information about each person or entity known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of our common stock.

Name and Address of Beneficial Owners	Number of Shares		Percent of Class*
The Vanguard Group
100 Vanguard Boulevard, Malvern, PA 19355	14,083,522	(1)	12.0%
Capital World Investors
333 South Hope Street, 55th Floor, Los Angeles, CA 90071	13,118,839	(2)	11.2%
BlackRock, Inc.
50 Hudson Yards, New York, NY 10001	12,183,614	(3)	10.4%
Capital Research Global Investors
333 South Hope Street, 55th Floor, Los Angeles, CA 90071	8,791,548	(4)	7.5%
State Street Corporation
One Congress Street, Suite 1, Boston, MA 02114	6,561,435	(5)	5.6%
___________________________________________________
*    Ownership percentages set forth in this column are based on the assumption that each of the principal shareholders continued to own, as of the record date, the number of shares reflected in the table. Calculated based upon 117,650,568 shares of common stock outstanding as of the record date, March 12, 2025.
(1)Based solely on the information contained in the Schedule 13G Amendment filed by the Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. The report states that Vanguard has aggregate beneficial ownership of 14,083,522 shares of common stock, including shared voting power over 148,789 shares of common stock, sole dispositive power over 13,586,522 shares of common stock and shared dispositive power over 496,970 shares of common stock.
(2)Based solely on the information contained in the Schedule 13G Amendment filed by Capital World Investors (“CWI”) with the SEC on December 5, 2024. The report states that CWI has aggregate beneficial ownership of 12,118,389 shares of common stock, including sole voting power and sole dispositive power over all such shares of common stock.
(3)Based solely on the information contained in the Schedule 13G Amendment filed by BlackRock, Inc. (“BlackRock”) with the SEC on September 10, 2024. The report states that BlackRock has aggregate beneficial ownership of 12,183,614 shares of common stock, including sole voting power over 11,281,195 shares of common stock and sole dispositive power over 12,183,614 shares of common stock.
(4)Based solely on the information contained in the Schedule 13G filed by Capital Research Global Investors (“CRGI”) with the SEC on February 13, 2025. The report states that CRGI has aggregate beneficial ownership of 8,791,548 shares of common stock, including sole voting power and sole dispositive power over all such shares of common stock.
(5)Based solely on the information contained in the Schedule 13G filed by State Street Corporation (“State Street”) with the SEC on October 16, 2024. The report states that State Street has aggregate beneficial ownership of 6,561,435 shares of common stock, including shared voting power over 4,437,346 shares of common stock and shared dispositive power over 6,558,534 shares of common stock.

Directors and Executive Officers
The following table sets forth as of March 12, 2025, the beneficial ownership of common stock by each Director of the Company, the NEOs listed in the Summary Compensation Table and all Directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in the Group	Number of Shares Beneficially Owned(1)		Percent of Class	Phantom Shares Without Voting or Investment Power(2)
Melissa Anderson	16,791	(3)	*	265
M. Lauren Brlas	10,141		*
Kristin M. Coleman	5,873	(4)	*
Ralf H. Cramer	3,232		*
Netha N. Johnson	66,441		*
J. Kent Masters	137,096		*
Glenda J. Minor	5,856		*	1,569
Eric W. Norris	71,374		*
James J. O’Brien	5,323		*	15,543
Diarmuid B. O'Connell	9,191		*
Dean L. Seavers	9,259		*
Neal R. Sheorey	1,243		*
Gerald A. Steiner	8,250		*	10,357
Holly A. Van Deursen	1,650		*	5,895
Alejandro D. Wolff	12,502		*	3,510
All directors and executive officers as a group (19 persons)	386,445		*	37,139
___________________________________________________
*    Indicates beneficial ownership of less than 1% of common stock. Calculated based upon 117,650,568 shares of common stock outstanding as of March 12, 2025 and assuming vesting or exercise of such holder’s stock awards and options that vest or are, or become, exercisable within 60 days of March 12, 2025, as the case may be, for purposes of calculating the total number of shares outstanding, but not the conversion or exercise of securities held by third parties.
(1)The amounts in this column include shares of common stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of March 12, 2025: Mr. Masters 53,617 shares; Mr. Johnson 30,562 shares; Mr. Norris 31,013 shares; and Ms. Anderson 8,161 shares.
(2)The amounts in this column reflect phantom shares held in the deferred stock account of each person and represent an equivalent number of shares of common stock. Although such shares are not “beneficially owned” as defined under SEC rules, we believe that inclusion of such shares gives our shareholders important additional information regarding the shareholdings of our Directors.
(3)Includes 176 shares held in the Albemarle Savings Plan.
(4)Last reported to the Company by Ms. Coleman, as of January 28, 2025. Shares held by the Kristin Coleman Revocable Trust, of which Ms. Coleman is the sole trustee. Ms. Coleman separated from the Company, effective November 4, 2024.
SECTION 16(a) REPORTS
Based solely on our review of the forms required by Section 16(a) of the Exchange Act furnished to us, we believe that our Directors, officers and beneficial owners of greater than 10% of common stock were compliant with applicable filing requirements in 2024.

PROPOSAL 2 – ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION
The Board is committed to excellence in governance and recognizes our shareholders’ interest in our executive compensation program. As a part of that commitment and in accordance with SEC rules, our shareholders are being asked to approve a nonbinding advisory resolution on the compensation of our named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to endorse or not endorse our 2024 executive compensation program and policies for our named executive officers (NEOs").
Our compensation philosophy and policies are described in the “Compensation Discussion and Analysis” section and the accompanying tables (including all footnotes) and narrative, beginning on page 30 of this Proxy Statement. At our 2024 Annual Meeting of shareholders, we conducted our Say-on-Pay vote regarding our 2023 executive compensation program. Approximately 85.9% of the shares voted at our 2024 Annual Meeting of shareholders were cast in favor of our advisory vote on our executive compensation program. The Executive Compensation & Talent Development Committee believes that this outcome reflects both our continued shareholder engagement efforts and the positive shareholder response to the overall structure of our executive compensation program. In 2024, as in previous years, we conducted our annual outreach effort with our largest shareholders. We requested feedback on our governance practices, executive compensation program and their concerns and we take this feedback into consideration when making changes to our executive compensation programs that we believe further aligns our compensation program with our business strategy and our shareholders’ interests. See “2024 Compensation Highlights” beginning on page 31 of this Proxy Statement, for more information.
This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board and the Executive Compensation & Talent Development Committee will, however, as they have done in prior years, take into account the outcome of the “Say-on-Pay” vote when considering future compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NEOS:
“RESOLVED, that the Company’s shareholders APPROVE, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the material components of the 2024 compensation program for named executive officers (“NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy. In addition, we explain how and why the Executive Compensation & Talent Development Committee of the Board (the “Committee”) arrived at the compensation decisions involving our NEOs.
A Letter from the Executive Compensation & Talent Development Committee
Dear Shareholder,
Albemarle’s executive compensation program is designed to achieve strong alignment between the Company’s long-term goals and its shareholders’ interests, while providing a competitive total pay opportunity to attract and retain the key executives who drive the business and develop the next generation of leaders. We are committed to continually reviewing Albemarle’s executive compensation program to ensure it is grounded in our pay-for-performance philosophy.
As a Committee, we review Albemarle’s executive program on an annual basis, taking into consideration investor feedback, business performance and the Company’s strategic roadmap. We have received solid historical Say-on-Pay support from shareholders and maintain a robust shareholder engagement process, with an annual shareholder outreach to obtain and incorporate their feedback into our executive compensation program.
In 2024, Albemarle faced global market volatility which negatively impacted lithium prices and its financial results. To ensure continued alignment between pay and performance, the Committee reviewed the compensation and performance peer group. The peer group is used as a reference point for determining executive compensation (level and mix) and as a reference point for determining relative total shareholder return. The Committee also reviewed the alignment between realizable pay and total shareholder return (see illustration on page 33 of this Proxy Statement) and concluded that a strong relation exists. The Committee exercised negative discretion for the 2024 annual incentive payout. The Committee also made changes to its short- and long-term incentive metrics to align with its short- and long-term goals, all of which are discussed below in “Committee Actions.”
The Committee considered whether to eliminate or adjust the modifier around lithium prices and its impact on adjusted EBITDA results. The Committee decided not to remove the modifier while prices were at historical lows as removal could correspond with a period of increasing prices that could over reward management for market factors outside of their control. Instead, the Committee elected to widen threshold and superior ranges to further reduce the disproportionate impact that lithium pricing volatility has on compensation tied to the Company's financial performance.
We will continue to monitor market conditions to ensure our compensation program remains aligned with the Company's goals and its shareholders' interests. We appreciate your support and welcome your feedback on the executive compensation program as discussed in the following pages.

Executive Compensation & Talent Development Committee

Alejandro D. Wolff, Chair	Dean L. Seavers
Diarmuid B. O'Connell	Holly A. Van Deursen

2024 NAMED EXECUTIVE OFFICERS
For the purposes of this CD&A, the Summary Compensation Table and other tables set forth in this Proxy Statement, our NEOs for the 2024 fiscal year were:

NAME	PRINCIPAL POSITION
J. Kent Masters, Jr.	Chairman and Chief Executive Officer
Neal R. Sheorey	Executive Vice President and Chief Financial Officer
Melissa H. Anderson	Executive Vice President, Chief People and Transformation Officer
Netha N. Johnson, Jr.	Executive Vice President, Chief Operations Officer
Eric W. Norris	Executive Vice President, Chief Commercial Officer
Kristin M. Coleman	Former Executive Vice President, General Counsel and Corporate Secretary
Notes:     Prior to November 1, 2024, Mr. Johnson’s role was President, Specialties.
Prior to November 1, 2024, Mr. Norris' role was President, Energy Storage.
Ms. Coleman separated from Albemarle effective November 4, 2024.
2024 Compensation Highlights
Advisory Shareholder Say-on-Pay Vote
Albemarle’s pay philosophy reflects a strong focus on corporate governance. Two pillars of our pay philosophy are aligning pay with performance and aligning pay to shareholder interests. This corporate governance ethos is strongly supported by the Company's shareholders as reflected in their historical Say-on-Pay voting results. 2024 SOP support was below historical norms. We believe that the lower share price, as a result of the lower lithium price, contributed to that lower SOP support.
We actively seek out and value the input and insights of the Company's shareholders. This feedback has resulted in changes in Albemarle's compensation program, as illustrated below.

2021	–Raised threshold performance for rTSR from the 25th percentile to the 30th percentile –Lowered the payout at threshold performance from 50% to 30%
2019
–Introduced Return on Invested Capital as a second metric for the LTI plan to ensure alignment between the expected return on capital and LTI payout opportunities (as the Company entered a period of higher investments)
–Put cap of 100% on relative TSR payouts if TSR is negative

2017	–Included a “double trigger” in our equity plan and award agreements, so that in the event of a Change in Control, equity would only vest following a termination of employment

Shareholder Engagement
We are committed to meaningful engagement with investors. In 2024, we continued our practice of annual engagement with shareholders on issues that are important to them. These discussions provide us with a basis upon which to continually evaluate our executive compensation and corporate governance practices. This engagement included Board members, including the Chair of the Committee, and a group of senior leaders of the Company. The chart illustrates our shareholder outreach for the 2022-2024 period. Our 2024 outreach included inviting all shareholders identified as having voted against the latest SOP proposal to engage on and understand any concerns.
We received positive feedback from our investors with which we engaged, indicating understanding of and support for the general structure and implementation of our executive compensation program. Each stressed the importance of strong alignment between realizable pay and performance. These shareholders acknowledge the transparency offered in past proxy statements and have indicated their desire for providing additional insight on Committee discussions to enhance understanding of the governance level and the deliberation processes of the Committee. With that in mind, we are including some of the most critical topics discussed by the Committee in the next section.
Committee Actions in Aligning Pay and Performance
The Committee annually assesses the efficacy of the Company’s executive compensation and benefit programs. It also considers changing market conditions that could impact the effectiveness of our programs in the future, such as the composition of our compensation and performance peer groups and the metrics to be included in our short- and long-term incentive programs.
The Committee reviews the compensation peer group, which is based on a mix of quantitative and qualitative criteria (see page 42 of this Proxy Statement) on an annual basis. Early in 2024 the Committee settled on using the same peer group for 2025 as for 2024. Due to the change in lithium price and its impact on Company revenue, the Committee revisited the peer group later in 2024. With volumes up, but revenue down, the Committee adjusted benchmarking results from $12 billion to $8 billion in market capitalization to reflect Albemarle's relative size to peers. This adjusted benchmark was used as a reference point in managing 2025 compensation levels for executive officers.
It has been particularly challenging for the Committee to identify a set of appropriate peers that could be considered a true comparator of how well Albemarle’s management is driving both long and short-term performance. This is largely due to 64% of Albemarle’s revenue coming from its lithium based business, the limited number of U.S. owned and publicly traded companies that both mine and process lithium and unique attributes of the end markets driving the demand for the energy storage products. With support of its compensation consultant, the Committee explored several alternatives ranging from Lithium ETFs to the S&P 500 and S&P 400 as well as sub sections of each. For each alternative the Committee reviewed its total shareholder return as well as its correlation with Albemarle's total shareholder return. Those alternatives that best fit Albemarle would have paid out at similar levels on average for grants issued between 2016 and 2022. Consequently, the Committee decided to continue with the same peer group for compensation and performance, as no clear rationale for a better peer group emerged and none of the alternatives explored had a material impact on the outcomes.
The Committee continues to set target pay (before performance results are considered) within the competitive market range against the Company's peer group as well as general market surveys. The Committee strives to use short- and long-term metrics and target performance levels such that realizable pay strongly correlates with Albemarle's actual performance as captured by its total shareholder return.
The chart below demonstrates that such a strong correlation exists for the 2020-2024 period.

Alignment of CEO Realizable Pay with Performance
Total Direct Compensation (TDC) in $MM
Albemarle Indexed TSR 2019=100
16
12
8
4
0
400.0
300.0
200.0
100.0
0.0
13.5
13.3
13.5
9.2
7.9
6.8
6.6
6.7
5.4
4.1
2019
2020
2021
2022
2023
2024
Target TDC
Realized TDC
Projected Realizable TDC
Albemarle Indexed TSR

The chart also illustrates realizable pay being well below target pay for the 2021-2024 period, with realizable pay for 2023 and 2024 at 30% and 39% of target TDC respectively. 2023 realizable pay is below that of 2024, mainly driven by a 65% drop in stock price from the original 2023 grant value while 2024 realizable pay reflects a smaller drop (27%) in stock price from the original 2024 grant value. Target pay for 2024 is slightly above that of 2023, as it reflects the first full year of target pay under the 2023 CEO contract.
When Albemarle’s former CEO unexpectedly retired in 2020 due to a health issue, Mr. Masters was asked to transition from a Board member to a transitionary CEO and Board member. His 2020 and 2021 pay reflected his expected short-term transitionary role.
Mr. Masters was then asked to become the long-term CEO and his pay was set at a competitive CEO target pay level given his skills, being an experienced CEO and his strong record of realizing Company growth. With the drop in the Company's financial result and TSR due to declining lithium prices, Mr. Masters’ realizable pay dropped commensurately:
•Mr. Masters was not given an increase in target pay in 2024

•The Board exercised negative discretion on his 2023 annual incentive payout
•Albemarle’s stock price decline is reflected in his vested and unvested LTI values
For the 2024 annual incentive plan payout, the Committee decided to exercise negative discretion, lowering the overall payout by 34 percentage points (from 141.5% to 107.5%) for employees participating in the Enterprise annual incentive plan. This negative discretion was exercised to align payouts with the underlying business performance by adjusting for costs that were capitalized according to standard accounting practices. The Committee identified those costs as inefficiencies that would have adversely impacted adjusted EBITDA and adjusted Cash Flow from Operations. Similar discretion was exercised for participants in the Energy Storage and Specialties annual incentive plans (see page 47 of this Proxy Statement for more details).
To ensure our incentive programs are aligned with the changes in market conditions, the Committee continuously reviews the appropriate metrics used in the plans and their weightings. For the 2024 annual incentive plan, the Committee adjusted the weighting used for adjusted EBITDA and adjusted Cash Flow from Operations from 50%/25% to 45%/30% respectively, signaling for the organization the priority placed on cash flow from operations. The Committee also decided to change the weighting used for GBU performance and Enterprise performance for employees in the business units from 40%/60% to 60%/40% respectively, to promote an Enterprise first approach, while continuing to focus on GBU specific results.
For the 2025 annual incentive plan the Committee decided to replace adjusted Cash Flow from Operations with the Operating Cash Flow Conversion Rate, which measures the effectiveness of converting EBITDA to operating cash flow. This metric will drive operational discipline on cash generation through sustainable changes in how the Company manages its supply chains, vendors, customers, joint venture contracts and other key management decisions to drive value. Effective November 1, 2024, all employees (except for Ketjen) participate in the Enterprise plan as a result of the change in organizational structure to a functional model from a business unit model.
The Committee reviewed the effect on the short-term incentive plan of the lithium price modifier which was first introduced in 2023. That modifier is intended to partially (2/3rds) insulate management from significant increases or decreases in market lithium prices, while incentivizing them to take actions throughout the calendar year to offset the adverse impact of lower lithium prices. The Committee concluded that the lithium price modifier works as intended and should be continued for 2025. Given the higher impact of lithium price changes (at these lower prices) on EBITDA, the Committee decided to change the performance range from 85% and 115% for threshold and superior performance respectively to 70% and 130%. The Committee also decided to introduce a cap on EBITDA payout if EBITDA without the modifier is below threshold.
In the long term incentive plan for 2025, we are replacing adjusted ROIC with a cost management metric. This change reflects our focus on longer-term structural cost reductions, to ensure we are competitive throughout the full lithium life cycle, at a time when the Company's capital projects are also reduced. We may consider returning to a ROIC metric in the future.
The Committee also discussed including quantitative sustainability metrics in the long-term incentive plan, beyond those already part of the annual incentive program. After careful evaluation, the Committee decided not to do so for 2025. The Committee believes that some sustainability outcomes are more dependent on investment decisions, rather than employee performance and as such are not a good fit for Albemarle's incentive program.
The Committee regularly reviews the holding power of outstanding grants to assess their retention effectiveness. Given that lithium prices are correlated with the Company's stock price, lithium price volatility also affects the value of stock options, RSUs and PSUs previously granted. By the end of 2024, the average value of the then-outstanding grants for the NEOs was approximately 20% of their original grant value.
We anticipate that Albemarle’s realizable executive pay will continue to correlate with TSR, consistent with our Pay-for-Performance and Shareholder-Aligned Pay Philosophy. Traditional Pay-for-Performance alignment tests use grant date value of equity (not realizable value) and therefore may not accurately reflect alignment. There will be a significant difference in Albemarle’s realizable vs. target pay. We draw shareholders' attention to management’s actions (see page 37 of this Proxy Statement) to counter the impact of the Company's pricing environment, over which management has limited influence.
Performance and Pay Alignment
Albemarle continued a strong pay-for-performance and values-based approach in 2024. The summary below highlights its business results, how our programs supported those results and how we align executive pay and performance.
2024 Performance
Albemarle is a world leader in transforming essential resources into critical ingredients for mobility, energy, connectivity and health. Albemarle's purpose is to enable a more resilient world. We partner to pioneer new ways to move, power, connect and protect. The end markets we serve include grid storage, automotive, aerospace, conventional energy, electronics, construction, agriculture and food, pharmaceuticals and medical devices. We believe that Albemarle's world-class resources with reliable and consistent supply, its leading process chemistry, high-impact innovation, customer centricity and focus on people and planet will enable it to maintain a leading position in the industries in which it operates.
Albemarle and its joint ventures currently operate more than 25 production and research and development facilities, as well as a number of administrative and sales offices, around the world. As of December 31, 2024, Albemarle served approximately 1,900 customers in approximately 70 countries. Indicators of Albemarle’s complexity and scope are illustrated below and can be summarized by the cumulative annual growth rates covering the 2019-2024 period.
(1) Aggregate annual production from Albemarle mineral extraction facilities; amounts represent Albemarle’s attributable portion based on ownership percentages

Albemarle’s markets remain attractive for future opportunities:
•Growth expected to continue in 2025 – 15% CAGR Energy Storage Volumes (2022-2027)
•Capitalizing on growth opportunities in electric vehicles and beyond – Mobility, energy, connectivity, health
•Taking proactive steps to preserve long-term growth and maintain competitive position through cycle
Over the last two years, lithium prices have precipitously dropped. As one of the largest producers of lithium, the impact on Albemarle has been disproportionate compared to the specialty chemical sector, causing Albemarle to lag the sector in terms of TSR performance.
The chart below illustrates the correlation between the Albemarle share price and the Chinese Lithium Carbonate price.
* Source: Shanghai Metals Market (SMM)

Although management has limited influence over lithium prices, they have taken aggressive steps to maintain the Company's competitive position in the wake of lithium price headwinds:
•Driving $400-500M of cost & productivity improvements since end of 2023
•Reducing capital expenditures by $1.2 - $1.3B (2025E vs. 2023)
•Optimizing conversion network and ramping new facilities
•Enhancing financial flexibility
Alignment of Executive Pay and Performance

Performance Based Compensation
In 2024, 90% of the target compensation of the CEO and an average of 79% of the target compensation of the other current NEOs was variable and subject to Company and individual performance. In determining award amounts we use the stock closing price at the grant date for PSUs and RSUs and Black Scholes for stock options.

Annual Bonus Plan
Performance under our 2024 Enterprise Annual Incentive Plan after exercising negative discretion included achievement of adjusted EBITDA at 98% of target and adjusted Cash Flow from Operations at 104% of target.

Long-Term Incentive Mix
NEOs receive LTIP grants, comprised of performance share units (50%), stock options (25%) and RSUs (25%), as described in further detail below. The realizable value of all grants is directly impacted by Albemarle's stock price performance. They cliff vest after 3 years.

PSU performance
PSUs for the 2022-2024 LTIP cycle paid out at 0% of target for the rTSR PSUs and 200% of target for the adjusted ROIC PSUs. Our adjusted ROIC performance for the period was 22.0%, well above the target level of 12.25% for the period.

Pay for Performance
We are committed to ensuring the alignment between Company performance and executive compensation. “Pay for Performance” is one of our compensation principles. The overarching goal of our compensation program is to create executive compensation plans that incentivize and align with the creation of sustained shareholder value.

Navigating the CD&A
In the balance of this CD&A we provide additional details on the items described on the previous pages, along with information on our executive compensation design, management and outcomes.

Executive Compensation Framework	Purpose of our Executive Compensation Program | Executive Compensation Philosophy and Principles | Focus on Performance | Key Elements of our Executive Compensation Program | Performance Metrics
Executive Compensation Management	Roles in Determining Executive Compensation | Use of an Independent Compensation Consultant | Use of Market Data | Metric Selection and Goal Setting | Compensation Risk Assessment
2024 Compensation Decisions and Outcomes	2024 Base Salary | 2024 Annual Incentive Program | Long-Term Incentives | 2024 LTIP Grants
Other Compensation and Personal Benefits	Executive Benefits | Perquisites | Post Termination Payments | Clawbacks | Deductibility of Executive Compensation | Taxation of “Parachute” Payments and Deferred Compensation | Accounting for Stock-Based Compensation
Executive Compensation Framework
Purpose of our Executive Compensation Program
Our executive compensation program is designed to attract and retain highly-qualified executives, motivate our executives to achieve the Company's overall business objectives and align our executives’ interests with those of the Company's shareholders. We achieve this through a set of underlying principles that inform the design and operation of our executive compensation program. We believe that our 2024 compensation practices demonstrated our commitment to these principles in the face of a challenging environment.
Executive Compensation Philosophy and Principles
The philosophy underlying our executive compensation program is to provide an attractive, flexible and market-based total compensation program tied to performance and aligned with the interests of the Company's shareholders. Our compensation philosophy seeks to reward executives for achieving financial, stewardship and other metrics and building long-term value for shareholders and other stakeholders. We follow several other principles when designing our executive compensation program including:

Pay-for-Performance
•Set majority of compensation as variable and at-risk
•Ensure an appropriate balance between annual and long-term incentives commensurate with the position's decision-making time horizon
•Tie incentives to performance against financial, operational, strategic and individual goals
•Use quantifiable and measurable performance metrics that are clearly disclosed
•Provide significant upside potential and downside risk for superior and low performance

Pay Benchmark
•Compare our compensation practices against peer companies to enable us to attract, retain and motivate high-performing executives
•Utilize a competitive range around median against the compensation peer group as one factor for determining target compensation
•Evaluate factors including performance, scope of responsibilities and impact on the Company's performance as well as internal equity

Align Interests with our Stakeholders
•Reward long-term financial results that drive financial value creation through a balanced equity mix
•Operate meaningful share ownership guidelines
•Design programs that discourage unnecessary or excessive risk-taking
•Cap payout opportunities under the incentive plans
•Set minimum vesting periods for equity awards
•Maintain a pay clawback policy that covers both time- and performance-based awards made under our incentive plans

Avoid Poor Governance Practices
•No tax gross-ups (unless provided pursuant to our standard relocation plan)
•No single-trigger accelerated vesting upon a change-in-control
•No discounting, reloading or re-pricing of share options without shareholder approval
•No guaranteed compensation or increases
•No excessive perquisites
•No dividends earned or paid on unvested RSUs or PSUs until such awards vest
•No strict targeting of compensation to a specific percentile of our compensation peer group
•No hedging, pledging or short selling of Company stock

Key Elements of Compensation Focus on Performance
In line with our compensation principles, our NEOs are primarily rewarded through performance-based cash and equity incentive awards. This is intended to align pay with performance that advances our strategic priorities and with the interests of shareholders. As shown below, compensation based on Company and individual performance was approximately 90% of 2024 target pay for the CEO and an average of 79% of 2024 target pay of the other current NEOs (Messrs. Sheorey, Johnson and Norris and Ms. Anderson). Target pay is defined as target annual base salary + target bonus + target equity based on the stock closing price at the grant date for RSUs and PSUs and the Black Scholes value for Stock Options.

For each NEO, the Committee reviews and approves annually each component of compensation and the resulting total compensation. The Committee compares our executive compensation levels and practices to those of the compensation peer group and general market data to ascertain whether each NEO is appropriately positioned above or below the median to properly reflect various factors, such as performance, the scope and complexity of the NEO's position, level of performance, skills and experience, contribution to the overall success of the Company and applicable succession and retention considerations.

	Compensation Element	Purpose	Performance Alignment
Fixed	Base Salary	Provide competitive levels of fixed pay to attract and retain executives Recognize role scope, skills required, performance, contribution, leadership and potential	Individual performance taken into account when considering changes
At Risk	Short-Term Cash Incentive	Motivate and reward the successful execution of our operating plan and strategic goals as well as Business Unit, Enterprise and individual performance	Opportunity of 0%-200% of target based on performance Set incentive target as a percent of salary based on competitive data
	Long-Term Incentive Awards	Attract, retain and motivate executive talent; align interests with our shareholders and value realization with stock price; drive accountability for long-term performance	PSUs (50%), stock options (25%) and RSUs (25%) Target value set using the closing stock price on the grant date for PSUs and RSUs and Black Scholes for stock options Awards cliff vest after 3 years
Performance Metrics
Our incentive plans balance short- and long-term performance goals to ensure that the interests of our executives are aligned with those of our shareholders for short- and long-term performance. The following provides a summary overview of the short- and long-term goals(1) for our NEO's.

	Metric	Rationale	Weight
Short-Term Metrics	Adjusted EBITDA	Incentivize management to meet and exceed target earnings. Aligns with focus on growth and efficiency	45%
	Adjusted Cash Flow from Operations	Incentivize management to meet and exceed target cash flow in support of growth and efficiency	30%
	Stewardship	Stewardship goals incentivize management, consistent with our values to be good stewards. Stewardship goals include occupational and process safety as well as environmental targets	10%
	Individual	Emphasize individual accountability. Individual goals are aligned with our strategy	15%

Long-Term Metrics	Relative Total Shareholder Return (“rTSR”)	Linking pay to long-term shareholder value	50%
	Adjusted Return on Invested Capital (“ROIC”)	Emphasizes our commitment to invest efficiently and generate long-term returns	50%
__________________________________________________________________________
(1) See pages 46 and 51 of this Proxy Statement for a more detailed overview of the short- and long-term incentive plans and definitions for each of the performance goals.

Executive Compensation Management
Our pay governance processes hold the four independent directors who comprise the Committee responsible for the oversight and approval of various compensation activities and decisions. These activities and decisions are guided by a variety of inputs including the results of our annual Say-on-Pay vote, feedback from shareholders, the advice of the Committee's independent compensation consultant informed by market practices and input from the Chairman and Chief Executive Officer.
Roles in Determining Executive Compensation
Total compensation actions, annual and long-term performance goals and objectives, contractual agreements and benefits are evaluated and determined by the Committee and discussed with the Board.

Executive Compensation & Talent Development Committee
•Develop, amend and approve executive compensation and employee related compensation and benefit programs to remain consistent with our values and philosophy, support the recruitment and retention of executive talent and help achieve business objectives

•Determine and approve the appropriate level of compensation for all executive officers
•Determine and approve short- and long-term incentive plan targets for all executive officers
•Evaluate CEO's performance and determine CEO's and other NEOs' compensation
•Select the independent compensation consultant and determine the scope of its engagement
Independent Directors of the Board
•Review and approve talent development and succession plans for the NEOs
•Appoint executive officers
CEO
•Evaluate performance for the executive officers, other than himself and make compensation recommendations to the Committee
Independent Compensation Consultant
•Provide expert input on market trends and broader developments in executive compensation, as well as assess the extent to which the Company's compensation programs, policies and practices align with our business and talent strategies and investor expectations

•Analyze the prevailing executive compensation structure and plan designs and help the Committee assess the competitiveness of our compensation program in the context of aligning executive officer interests with those of our shareholders

Use of an Independent Compensation Consultant
The Committee has retained an independent compensation consultant, Farient Advisors, to provide advice on best practices and market developments, as well as to provide independent advice to the Committee.
The Committee regularly meets with the independent compensation consultant without management present. The independent compensation consultant participates in Committee meetings throughout the year, reviews Committee materials in advance of each meeting, consults with the Committee Chair, provides the Committee data on market trends and compensation design, assesses recommendations for base salary, annual incentive targets and long-term incentive awards for our NEOs and periodically meets with management. The independent compensation consultant may provide consulting advice to management outside the scope of executive compensation with the approval of the Committee. In 2024, Farient did not provide any consulting advice or services to management. The Committee does not delegate authority to its independent compensation consultant.

The independent compensation consultant gathers and analyzes market data at the direction of the Committee, advises the Committee on compensation standards and trends and assists in the development of policies and programs. The Committee retains sole authority to hire the independent compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate and replace (or supplement) its engagement with an alternative consultant at any time. The Committee considers Farient to be independent from the Company's management pursuant to SEC standards. Please see “Independence of the Executive Compensation Consultant” beginning on page 20 of this Proxy Statement.
For the assessment of the alignment between performance and compensation, the Committee relies on advice from its independent compensation consultant. The independent compensation consultant evaluates the relationship between performance and compensation and the Committee then considers this relationship in making pay decisions pertaining to the NEOs.
Use of Market Data
The Committee engages the independent compensation consultant to undertake an annual review of the compensation peers that are used to provide insight into market competitive pay levels and practices. In partnership with our independent compensation consultant, a robust process has been established to appropriately assess the relevance of different companies in the context of making compensation comparisons. The criteria used to select the peer companies that constitute the peer group is summarized in the chart below.

Universe of Publicly Traded Companies	•Traded on major US exchanges •Standalone companies domiciled in or with pay/disclosure practices consistent with the US
Industry	•Chemicals •Diversified Metals & Mining •Precious Metals & Minerals
Size	•Revenue within 0.4x - 2.5x of 2024 projected revenue as an indicator of complexity and scope for executive roles •Other size indicators include asset base and production volume
Business Model (Quantitative)	•Strong-growth trajectory (volume and/or price driven) •Strong operating margins (EBITDA margin) •Market-to-Capital premium (a sign of investor confidence)
Business Model (Qualitative)
•Global Operations (international revenues as a % of total)
•Value-added extraction/processing
•Business-to-Business sales model
•Direct competitor for talent (add to peer group if company meets this criterion)

We review the peer group on an annual basis, while avoiding peer group changes based on the short-term outlook for the Company. We maintained the 2023 peer group for the 2024 compensation cycle and made no changes for 2025. Revenue is one of the many factors we take into account for determining our peer group. With revenue strongly dependent on market lithium prices, we use a regression analysis to adjust the market and peer group data to reflect the lower revenue, rather than changing the peer group on an annual basis. We believe that within our peer group a median revenue of around $8 billion best reflects the complexity, size and scope of Albemarle. Our peer group includes:

2024 PEER GROUP
Air Products and Chemicals, Inc. (APD)	FMC Corporation (FMC)
Celanese Corporation (CE)	Freeport-McMoRan Inc. (FCX)
Chemours Company, The (CC)	Huntsman Corporation (HUN)
Corteva, Inc. (CTVA)	Mosaic Company (MOS)
Dow Inc. (DOW)	Newmont Corporation (NEM)
DuPont de Nemours, Inc. (DD)	Olin Corporation (OLN)
Eastman Chemical (EMN)	Westlake Chemical Corporation (WLK)
In setting 2024 base salaries, annual cash incentive compensation and target long-term equity incentive compensation, the Committee generally considered data from our 2024 Peer Group. The Committee also referred to survey information from nationally recognized compensation surveys. For both datasets we used regressed data to better reflect our complexity, size and scope as explained earlier. The variation of actual pay relative to the market median is dependent on the executive officer's performance, experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, the need to retain and motivate strategic talent and internal equity considerations.
Metric Selection and Goal Setting
Balanced Focus on Growth and Efficiency
To create a strong link between our incentive compensation opportunities and our short- and longer-term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program. Each year we review the metrics and design of both programs to ensure they are closely linked to the Company's evolving business strategy, easily understood by employees and aligned with shareholder interests. Albemarle's incentive plans are designed to create a balanced focus between growth, efficiency and stewardship. The following overview shows the general alignment of our short- and long-term metrics for each of the Enterprise, Energy Storage and Specialties segments.

	Annual Incentive Program	Weight	Aligns with
	Metrics		Growth	Efficiency	Stewardship
Financial Performance	Adjusted EBITDA	45%	x	x
	Adjusted Cash Flow from Operations	30%		x
Stewardship	Occupational Safety	4%			x
	Process Safety	3%			x
	Environmental Safety	3%			x
	Individual Performance	15%	x	x	x

	Long-Term Incentive Program	Weight	Aligns with		Vesting
Vehicle	Metrics		Growth	Efficiency
PSUs	TSR relative to 2024 Peer Group	25%	x	x	Cliff vest after 3 years (10-year expiration term for options)
	Adjusted ROIC	25%		x
RSUs		25%	x	x
stock options		25%	x

Annual Incentive Plan
Our Annual Incentive Program ("AIP") is designed to reward strong financial and operational performance that furthers the Company's short-term strategic objectives. For 2024, the Committee established the AIP metrics, including the weighting of each metric and payout opportunities at threshold, target and superior performance levels for financial and individual performance, shown on page 46 of this Proxy Statement. Threshold performance pays out at 50% of target level, except for Stewardship. Stewardship performance below target does not result in any payout. For performance at the superior level, payout doubles to 200%, compared to payout of 100% at target performance levels. Linear interpolation is used to determine awards for performance between the identified performance levels.
Our annual incentive plans are customized for the global business units (“GBUs”) and have a heavy emphasis on financial metrics. For the Enterprise and Energy Storage and Specialties GBUs, the Committee chose adjusted EBITDA and adjusted Cash Flow from Operations as 2024 AIP metrics because they were considered the key measures of financial performance in the Company’s 2024 annual operating plan. Adjusted EBITDA is a measure of our ability to generate earnings and adjusted Cash Flow from Operations is a performance measure aligned with our objective of generating cash for debt reduction and growth. The superior performance levels for both of these metrics, disclosed below, were set by the Committee at levels that, while believed to be realistic, were achievable only as the result of exceptional performance.
When the Committee approved the 2024 AIP, adjusted EBITDA and adjusted Cash Flow from Operations performance targets for the Enterprise and the Energy Storage GBU, it used the 2023 year-end lithium price of ~$20/kg, expecting that the price might significantly vary throughout the year. Recognizing the potential impact of significant lithium market price variations during the year, the Committee worked with its independent compensation consultant to include a price adjustment of two-thirds on the difference between the average lithium selling price in 2024 relative to ~$20/kg. For 2024 the average lithium selling price throughout the year was $15.20/kg.
This approach enabled the Committee to mute two-thirds of the upward and downward impact of lithium prices, while also aligning management’s annual incentive pay with actions that management could reasonably take within a year to maximize annual financial performance. This approach effectively rewarded or penalized management’s performance, rather than for extreme fluctuations in lithium prices. The adjustment mechanism we utilized was informed by best practices implemented by companies in sectors facing similarly significant price fluctuation effects.
Stewardship metrics were included because they reflect our ethical responsibility, aligned with our sustainability objectives and consistent with our values. Our stewardship metrics consist of three factors: occupational safety, process safety and environmental responsibility. For each of the three stewardship metrics, we set a target and superior performance level. Performance below target does not pay out. Occupational safety was measured as our OSHA recordable rate, which is calculated as the number of OSHA recordable injuries x 200,000 hours and divided by the actual total hours worked; process safety was measured by severity score; and environmental responsibility was measured by the number of level 2 environmental incidents. “Level 2 environmental incidents” are environmental incidents, including spills and releases, of a reportable quantity; neighbor complaints related to odor, noise or other facility issues; and regulatory agency administrative action or citation.
Individual performance is included for the Enterprise, Energy Storage and Specialties, to emphasize the individual accountability for each of the executives for achieving specific goals. Performance goals typically include both leadership objectives and strategic business objectives.
The Committee may take into account extraordinary or infrequently occurring events, or significant corporate transactions in deciding to adjust the results used to determine whether the AIP objectives have been met. The Committee retains the right to exercise discretion in determining the final level of the awards paid, in order to ensure that the AIP remains consistent with its stated objectives. In determining the actual results for 2024, the Committee exercised negative discretion to adjusted EBITDA and adjusted Cash Flow from Operations results, lowering the overall payout. This discretion lowered the payout for Enterprise by 34 percentage points (from 141.5% to 107.5%) and also had a negative impact on the payout levels for Energy Storage and Specialties as captured in the next sections.
This discretionary negative adjustment was made to align with the underlying business performance and against the backdrop of the overall stock performance. The adjustment accounts for costs that were capitalized according to standard accounting practices since the Committee identified these costs as inefficiencies that would have adversely impacted adjusted EBITDA and adjusted Cash Flow from Operations had they not been capitalized.
Long-Term Incentive Plan
Our Long-Term Incentive Program ties the majority of our executives’ target total compensation to the achievement of our multiyear financial results and other goals related to long-term value creation. Albemarle's 2024 LTIP for its NEOs was comprised of 50% PSUs, 25% time-based RSUs and 25% stock options. Our PSU grants have a three-year performance period, with total shareholder return performance measured against our Peer Group and adjusted ROIC measured against pre-established performance targets, each with equal weighting. Please see below on page 51 of this Proxy Statement for additional details regarding how we define adjusted ROIC. The rTSR performance metric emphasizes the linkage between our pay-for-performance philosophy and aligns the interests of our NEOs with our shareholders. The adjusted ROIC performance metric incentivizes the need to invest efficiently during a period of high levels of capital investments to generate long-term returns and ensures alignment between our expected return on capital and long-term payout opportunities for our executives.
Compensation Risk Assessment
In overseeing the Company’s executive compensation program, the Committee monitors the effect of the Company’s executive compensation program and the incentives created by that program, on the Company’s risk profile. In addition, the Committee reviews all employee compensation policies and procedures, including the incentives that they create and factors that may lead to excessive risk-taking, to determine whether they encourage risk-taking that is reasonably likely to have a material adverse effect on the Company. At the Committee’s direction, our EVP, Chief People and Transformation Officer and members of our Total Rewards team, together with our Internal Audit team, conducted a risk assessment of our compensation programs. This assessment included an evaluation of our compensation program features:
•Performance measures and performance period
•Goal setting and leverage
•Pay Mix
•Funding
•Controls and processes
•Other risk mitigating factors
•Exclusion of unusual items
The Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that our compensation programs do not create disproportionate incentives for our employees to take risks that are reasonably likely to have a material adverse effect on the Company.

2024 Compensation Decisions and Outcomes
2024 Base Salaries
The base salary of each NEO was reviewed after considering a competitive analysis of market data of our compensation peer group provided by the Committee’s independent compensation consultant. Recommendations reflect input from our CEO, other than with respect to his own base salary and other factors described in this Proxy Statement. Consequently, in Q1 2024, the Committee reviewed the base salaries for the NEOs to evaluate alignment with each individual’s responsibilities and performance. In light of the Company's overall performance for 2023 the CEO and Committee decided not to increase NEO salaries in 2024.

Executive Officer	2023 Year-End Base Salary	2024 Increase in Annualized Base Salary	2024 Annualized Base Salary
J. Kent Masters, Jr.	$1,400,000	$—	$1,400,000
Neal R. Sheorey	$600,000	$—	$600,000
Melissa H. Anderson	$551,250	$—	$551,250
Netha N. Johnson, Jr.	$636,571	$—	$636,571
Eric W. Norris	$640,180	$—	$640,180
Kristin M. Coleman	$653,000	$—	$653,000

2024 Annual Incentive Program (AIP)
The Committee established the 2024 AIP metrics, including the weighting of each metric and payout opportunities at threshold, target and superior performance levels, as shown in the tables below. Threshold performance pays out at 50% of target level for all metrics, with the exception of Stewardship. Stewardship performance below target does not result in any payout. For performance at the superior level, payout doubles, compared to payout at target. Linear interpolation is used to determine awards for performance between the identified points.
Enterprise

Metrics and Weighting	Adjusted EBITDA	Adjusted Cash Flow from Operations	Stewardship	Individual Performance
	Enterprise	Enterprise	Enterprise
Enterprise Roles	45.0%	30.0%	10.0%	15.0%

Weighted Payout Opportunities	Adjusted EBITDA	Adjusted Cash Flow from Operations	Stewardship	Individual Performance
	Enterprise	Enterprise	Enterprise
Threshold	22.5%	15.0%	N/A	0%-30%
Target	45.0%	30.0%	10.0%	0%-30%
Superior	90.0%	60.0%	20.0%	0%-30%

GBU Presidents - Energy Storage and Specialties

Metrics and Weighting	Adjusted EBITDA		Adjusted Cash Flow from Operations		Stewardship		Individual Performance
	Enterprise	GBU	Enterprise	GBU	Enterprise	GBU
GBU Presidents	27.0%	18.0%	18.0%	12.0%	6.0%	4.0%	15.0%

Weighted Payout Opportunities	Adjusted EBITDA		Adjusted Cash Flow from Operations		Stewardship		Individual Performance
	Enterprise	GBU	Enterprise	GBU	Enterprise	GBU
Threshold	13.5%	9%	9%	6%	N/A	N/A	0%-30%
Target	27%	18%	18%	12%	6.0%	4.0%	0%-30%
Superior	54%	36%	36%	24%	12.0%	8.0%	0%-30%
Performance in 2024 against our 2024 AIP Metrics
Different plans apply to the NEOs based on their Enterprise or GBU responsibility:
•Messrs. Masters and Sheorey and Mses. Anderson and Coleman participated in the Enterprise Plan.
•Messrs. Norris and Johnson participated in their respective GBU plans for the first 10 months of 2024. They participated for the last 2 months of 2024 in the Enterprise plan given their new roles as Chief Commercial Officer and Chief Operations Officer, respectively.
The following tables summarize the threshold, target and superior performance target levels set by the Committee for 2024 and the actual results achieved in 2024 for the adjusted EBITDA and adjusted Cash Flow from Operations metrics under each of the plans that apply to our NEOs.
2024 target levels for adjusted EBITDA and adjusted Cash Flow from Operations were based on a year-end 2023 lithium pricing of ~$20/kg, which was well below the 2023 average selling price for the full year of ~$43/kg. It was above the 2024 average market lithium sale price, due to management's efforts to maintain key customer contracts. The lower lithium price had an anticipated negative impact of ~$4 billion on adjusted EBITDA and ~$1 billion on adjusted Cash Flow from Operations. Target levels also included volumetric growth, changes in cost of goods sold, equity earnings and changes in working capital. A reconciliation of the 2023 adjusted EBITDA target to the target set for 2024 is illustrated below.
In determining the actual results for 2024 relative to business targets set for 2024, the Committee exercised negative discretion.
•For Enterprise by 34 percentage points (from 141.5% to 107.5%)

•For Energy storage by 27.6 percentage points (from 142.7% to 116.1%)
•For Specialties by 20.5 percentage points (from 117.0% to 96.5%)
The negative discretion accounts for costs that were capitalized according to standard accounting practices since the Committee identified these costs as inefficiencies that would have adversely impacted adjusted EBITDA and adjusted Cash Flow from Operations had they not been capitalized. The negative discretion also included an otherwise positive impact resulting from the MARBL JV settlement update. This update resulted in lower than expected settlement costs, creating a favorable adjustment in 2024. The adjustment reversed that otherwise positive impact. The results presented below for the Enterprise, Energy Storage and Specialties include the downward impact on adjusted EBITDA and adjusted Cash Flow from Operations from the discretion exercised by the Committee.
Enterprise Plan

Enterprise			Performance Range			Performance after Lithium Price Adjustment
Financial Performance in Millions USD		Weight	Threshold 85%	Target 100%	Superior 115%	In Millions USD	Performance Relative to Target

Adjusted EBITDA		45%	$1,394	$1,640	$1,886	$1,614	98%
Adjusted Cash Flow from Operations		30%	$1,019	$1,199	$1,379	$1,248	104%

Stewardship		Weight	N/A	Target	Superior	In Numbers	Performance Relative to Target

Occupational Safety	OSHA Recordable Rate	4.0%	N/A	≤0.21	≤0.13	0.13*	0.00%
Process Safety	Severity Score	3.0%	N/A	≤20	≤10	11.00	190.0%
Environment	Level 2 Environmental Incidents	3.0%	N/A	≤10	≤4	5.00	183.3%

Payout Opportunity			50%	100%	200%	Total business performance payout**		89.9%
* Due to a level 3 incident Occupational Safety pays out at 0%
** Additional individual performance opportunity of between 0-30%. Total aggregate Company payout is not to exceed the calculated Company performance plus an average of 15% for individual performance.

Energy Storage Plan

Energy Storage			Performance Range			Performance after Lithium Price Adjustment
Financial Performance in Millions USD		Weight	Threshold 85%	Target 100%	Superior 115%	In Millions USD	Performance Relative to Target

Adjusted EBITDA		18%	$1,119	$1,317	$1,515	$1,291	98%
Adjusted Cash Flow from Operations		12%	$881	$1,036	$1,191	$1,293	125%

Stewardship		Weight	N/A	Target	Superior	In Numbers	Performance Relative to Target

Occupational Safety	OSHA Recordable Rate	1.6%	N/A	≤0.19	≤0.12	0.20	0.00%
Process Safety	Severity Score	1.2%	N/A	≤8	≤4	6.00	150.0%
Environment	Level 2 Environmental Incidents	1.2%	N/A	≤2	≤1	0.00	200.0%

Payout Opportunity			50%	100%	200%	Total business performance payout*		98.5%
* Additional individual performance opportunity of between 0-30%. Total aggregate Company payout is not to exceed the calculated Company performance plus an average of 15% for individual performance.
Specialties Plan

Specialties			Performance Range			Performance
Financial Performance in Millions USD		Weight	Threshold 85%	Target 100%	Superior 115%	In Millions USD	Performance Relative to Target

Adjusted EBITDA		18%	$267	$314	$361	$238	76%
Adjusted Cash Flow from Operations		12%	$218	$256	$294	$286	112%

Stewardship		Weight	N/A	Target	Superior	In Numbers	Performance Relative to Target

Occupational Safety	OSHA Recordable Rate	1.6%	N/A	≤0.36	≤0.22	0.13*	0.00%
Process Safety	Severity Score	1.2%	N/A	≤10	≤5	4.00	185.7%
Environment	Level 2 Environmental Incidents	1.2%	N/A	≤5	≤2	4.00	133.3%

Payout Opportunity			50%	100%	200%	Total business performance payout**		78.8%
* Due to a level 3 incident Occupational Safety pays out at 0%
** Additional individual performance opportunity of between 0-30%. Total aggregate Company payout is not to exceed the calculated Company performance plus an average of 15% for individual performance.

AIP Payout History
The following graph illustrates the 2024 AIP payout for the Enterprise Plan against payout levels over the previous years, with the payout representing a combination of Company and individual performance before reflecting Committee discretion. We believe the fluctuations in payout demonstrate the correlation of pay-for-performance at Albemarle. For this period, Company financial performance was on average well above target, with adjusted EBITDA on average 135% compared to target and adjusted Cash Flow from Operations on average 148% compared to target.
*For NEOs the max payout for 2023 was set at 100%.
**For all employees participating in the Enterprise annual incentive plan, applying negative discretion reduced payout by 34 percentage points (from 141.5% to 107.5%).
AIP earning opportunity for our NEOs
Under the AIP, each of our current NEOs can earn a bonus targeted at a certain percentage of their base salary. For 2024, our NEOs’ target bonus percentages were 150% (Mr. Masters) and 80% (Messrs. Sheorey, Johnson, and Norris and Mses. Anderson and Coleman) for achieving target performance levels for Company and individual performance combined. The Committee concluded that the bonus target levels were reasonable and appropriate after considering a competitive analysis of market data of the compensation peer group provided by our independent compensation consultant, the recommendations of the CEO, other than with respect to his own target levels and other factors described in this Proxy Statement.
Actual earnings for NEOs under the 2024 AIP
Upon the conclusion of the annual audit of the Company's 2024 financial results, the Committee reviewed the Company’s 2024 performance and determined that the awards for the NEOs were funded consistent with each plan's metrics set during the first quarter of 2024. After this determination was made, Mr. Masters engaged the Committee in a further discussion of the Company’s performance and of each NEO’s individual performance compared to their objectives. In light of the accomplishments by each NEO that were cited by Mr. Masters to the Committee, it was recommended by Mr. Masters and approved by the Committee that the individual performance-related payout for each NEO be set as follows: Mr. Sheorey 15.0%, Ms. Anderson 15.0%, Mr. Johnson 15.0% and Mr. Norris 15.0%.

In the case of Mr. Masters, in early 2025 the Board assessed his performance against his 2024 goals, which included: creating financial and shareholder value, disciplined capital deployment, being a partner of choice for our customers, developing talent and culture, enhancing value growth with reduced volatility, being a leading steward of our planet and optimizing cash and costs through disciplined processes. The Committee determined that an individual performance payout of 15% was appropriate given performance against these measures.
When applied to and combined with the Company score, this yielded actual bonus payouts for each NEO shown in the table below.

2024 AIP Payouts
Name	Eligible Earnings	X	Target Bonus %	=	Target Bonus Amount	X	Payout Based on (Company Performance + Individual Performance)			=	Actual Bonus Amount
J. Kent Masters, Jr.	$1,400,000	x	150%	=	$2,100,000	x	89.9%	+	15.0%	=	$2,201,850
Neal R. Sheorey	$600,000	x	80%	=	$480,000	x	89.9%	+	15.0%	=	$503,280
Melissa H. Anderson	$551,250	x	80%	=	$441,000	x	89.9%	+	15.0%	=	$462,389
Netha N. Johnson, Jr.	$636,571	x	80%	=	$509,257	x	80.7%	+	15.0%	=	$487,274
Eric W. Norris	$640,180	x	80%	=	$512,144	x	97.0%	+	15.0%	=	$573,730
Note:     Ms. Coleman had a bonus target of 80% of eligible earnings for 2024. However, due to her separation from the Company prior to the end of fiscal year 2024, Ms. Coleman was not eligible to receive a payout under the 2024 AIP.
Actual bonus amounts may not match calculation formula due to rounding shown within the table.

Long Term Incentives
PSU results for the 2022-2024 performance period
2022-2024 Relative Total Shareholder Return Awards. For the 2022 PSU grants, 50% of the performance was based on the achievement of TSR performance relative to the 2022 Peer Group over a three-year performance period. The original 2022 Peer Group included 18 companies. Our rTSR for the period placed us at the 5th percentile relative to the 2022 Peer Group.
The following table illustrates threshold, target and superior performance levels and the percentage of the target grant earned for each performance level. Threshold performance is set at the 30th percentile with a payout of 30% of target. This shows a stronger pay-for-performance alignment than the peer group, with a threshold performance at the 25th percentile and a 50% payout of target. Results between threshold and target and target and superior performance, are interpolated. The table also includes the relative performance result and the percentage of grants earned as determined by the Committee in the first quarter of 2024.

	2022 rTSR PSU Grant Metrics
	Threshold	Target	Superior	Actual Result
Percentile performance relative to the 2022 Peer Group	30th	50th	75th	5th
% of Grants Earned	30%	100%	200%	0%
Given that actual rTSR results over the performance period fell below the threshold performance level, no PSUs were earned and no shares were paid out to the NEOs under these awards.

2022-2024 Adjusted Return on Invested Capital Awards. For the 2022 PSU grants, the remaining 50% of the performance was based on the achievement of adjusted ROIC relative to the target set at the beginning of the three-year performance period.

Annual adjusted ROIC	=	Earnings Before Taxes + Depreciation/Amortization - CAPEX Maintenance
Average Gross Investment (Gross PP&E + Working Capital - Major Construction in Progress not generating revenue)

CAPEX	=	Capital Expenditures
PP&E	=	Property Plant and Equipment

For assets that are generating revenue for less than 6 months of the calendar year, we subtract CAPEX from the denominator, while subtracting the associated EBITDA for those assets from the numerator.
Adjusted ROIC performance was calculated for each calendar year during the three-year performance period and averaged over the three-year performance period. The target level of 12.25% was set in light of the significant investments planned for the period and with the expectation that for some investments the returns would fall outside the performance period.
The following table illustrates threshold, target and superior adjusted ROIC performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target and target and superior performance, are interpolated. The table also includes the adjusted ROIC performance result and the percentage of grants earned as determined by the Committee.

	2022 Adjusted ROIC PSU Grant Metrics
	Threshold	Target	Superior	Actual Result
Adjusted ROIC	9.75%	12.25%	14.75%	22.03%
% of Grants Earned	30%	100%	200%	200%
The following table shows the adjusted ROIC PSU grants approved in February 2022 by the Committee for the NEOs and the adjusted ROIC PSU grant values approved by the Committee in February 2024 after it determined the 2022-2024 performance results.

	2022 Adjusted ROIC PSU Grants
	Number of Units	Number of Units	Number of Units	2022 Earned
	at Threshold	at Target	at Superior	PSUs
	30%	100%	200%
J. Kent Masters, Jr.	2,540	8,466	16,932	16,932
Neal R. Sheorey	—	—	—	—
Melissa H. Anderson	430	1,433	2,866	2,866
Netha N. Johnson, Jr.	528	1,759	3,518	3,518
Eric W. Norris	528	1,759	3,518	3,518
Kristin M. Coleman	—	—	—	—
Note:     Mr. Sheorey and Ms. Coleman joined the Company after these grants were made.

2024 LTIP Grants
In February 2024, the Committee approved a total target grant value for the NEOs under the LTIP. The target values approved for each NEO are set forth below, as well as the percentage apportioned in the form of PSUs, RSUs and stock options.

	2024 Grants
	Value Granted	Stock Options	RSUs	PSUs
J. Kent Masters, Jr.	$10,000,000	25%	25%	50%
Neal R. Sheorey	$2,000,000	25%	25%	50%
Melissa H. Anderson	$1,250,000	25%	25%	50%
Netha N. Johnson, Jr.	$2,000,000	25%	25%	50%
Eric W. Norris	$2,000,000	25%	25%	50%
Kristin M. Coleman	$1,100,000	25%	25%	50%
The number of PSUs and RSUs granted were based on the stock closing price at the grant date. The number of stock options was determined using the Black Scholes value of the options. The number of PSUs assume target achievement of each performance metric.
PSU Grants
The performance-based PSU grants are based 50% on the Company's TSR relative to the 2024 Peer Group as measured over a three-year period and 50% based on the Company's adjusted ROIC performance (as calculated for each calendar year during the three-year performance period and averaged over such period) compared to an adjusted ROIC performance target set by the Committee in the first quarter of 2024.
rTSR PSU Grants
The following table presents the number of units granted for performance at threshold, target and superior levels for the 2024 rTSR PSU grants to our NEOs.

	2024 rTSR PSU Grants
	Number of Units at Threshold	Number of Units at Target	Number of Units at Superior
J. Kent Masters, Jr.	6,347	21,155	42,310
Neal R. Sheorey	1,269	4,231	8,462
Melissa H. Anderson	794	2,645	5,290
Netha N. Johnson, Jr.	1,269	4,231	8,462
Eric W. Norris	1,269	4,231	8,462
Kristin M. Coleman	698	2,327	4,654

The following table presents threshold, target and superior relative performance levels for the rTSR PSUs and the performance of the target grant earned for each performance level. Results between threshold and target and target and superior performance will be interpolated. Payout will be capped at 100% if absolute TSR is negative.

	2024 rTSR PSU Grants
	Threshold	Target	Superior
Percentile performance relative to the 2024 Peer Group	30th	50th	75th
% of Grants Earned	30%	100%	200%
Adjusted ROIC PSU Grants
The following table illustrates the number of units granted for performance at threshold, target and superior levels for the adjusted ROIC PSU grants. For the 2024 adjusted ROIC PSU grants, we continue to use the same definition as used for the 2022 adjusted ROIC PSU grants.

	2024 Adjusted ROIC PSU Grants
	Number of Units at Threshold	Number of Units at Target	Number of Units at Superior
J. Kent Masters, Jr.	6,347	21,155	42,310
Neal R. Sheorey	1,269	4,231	8,462
Melissa H. Anderson	794	2,645	5,290
Netha N. Johnson, Jr.	1,269	4,231	8,462
Eric W. Norris	1,269	4,231	8,462
Kristin M. Coleman	698	2,327	4,654
The 2024 adjusted ROIC PSU grant is measured against adjusted ROIC performance levels set by the Committee. The following table illustrates the percentage of the target adjusted ROIC grant earned for each performance level. Results between threshold and target and target and superior performance will be interpolated.

	2024 Adjusted ROIC PSU Grants
	Threshold	Target	Superior
% of Grants Earned	30%	100%	200%
Performance and payout opportunities reflect the dual character of both rTSR and adjusted ROIC PSU grants:
•The grants are performance-based to ensure payout opportunities are aligned with shareholder interests.
•The grants are also competitive in nature and as such reflect performance and payout opportunities aligned with the compensation peer group and the broader market in which we compete for talent.
All shares earned will vest in the first quarter of 2027 once the Committee certifies the actual performance for both rTSR and adjusted ROIC. For Mr. Masters, if he remains employed through the earlier of December 31, 2025 and the date the Company appoints a successor Chief Executive Officer, his PSUs will remain outstanding, become non-forfeitable, and vest in full at the end of the performance period based on actual level of performance.

RSU Grants
In February 2024, the Committee approved grants of RSU awards to our NEOs, as follows.

2024 RSU Grants
J. Kent Masters, Jr.	21,155
Neal R. Sheorey	4,231
Melissa H. Anderson	2,645
Netha N. Johnson, Jr.	4,231
Eric W. Norris	4,231
Kristin M. Coleman	2,327
All RSUs will vest on the third anniversary of the grant date in 2027 subject to each individual's continued employment. For Mr. Masters, the RSUs will vest on the earlier of December 31, 2025 or the date the Company appoints a successor Chief Executive Officer.
Stock Option Grants
In February 2024, the Committee approved grants of stock options to our NEOs, as follows:

2024 Stock Option Grants
J. Kent Masters, Jr.	51,335
Neal R. Sheorey	10,267
Melissa H. Anderson	6,417
Netha N. Johnson, Jr.	10,267
Eric W. Norris	10,267
Kristin M. Coleman	5,647
The stock options vest and become exercisable on the third anniversary of the grant date in 2027 and expire ten years from the date of the grant. For Mr. Masters, the stock options will become non-forfeitable on the earlier of December 31, 2025 or the date the Company appoints a successor Chief Executive Officer, but will not be exercisable until the third anniversary of the grant date.
Other Compensation and Personal Benefits
Albemarle provides an array of benefits to all employees. These benefits are comparable to those offered by employers in our industry and geographic footprint, including a competitive suite of health and life insurance and retirement benefits. In providing these benefits, both management and the Committee determined that they are appropriate for the attraction and retention of talent.
Under the Albemarle Corporation Retirement Savings Plan (the “Savings Plan”), Albemarle contributes up to 6% of employee eligible earnings in matching contributions. Additionally, Albemarle contributes an extra 5% of an employee's eligible earnings, including earnings of our NEOs, as a retirement benefit under the Defined Contribution Pension Benefits (the “DCPB”). Senior leaders, including NEOs, can also participate in the Executive Deferred Compensation Plan (the “EDCP”) due to limitations on contributions to tax-qualified plans (such as the Savings Plan). See page 68 of this Proxy Statement for additional information on the Savings Plan, DCPB and EDCP.
Our employees, including our executive officers, are eligible to participate in the Albemarle Foundation’s Matching Gifts and Volunteer Rewards Programs. Under these programs, the foundation will make matching donations or volunteer hours for qualified charitable contributions for any employee up to a total of $4,000 per year.
Perquisites and other personal benefits are not a significant element of our executive compensation program; however, we do provide a limited number of other benefits to executive officers. These benefits are limited in nature and focused on areas directly related to a business purpose or help to foster the health, security and well-being of our executives officers, including our NEOs, for the benefit of the Company.
When an NEO is required to relocate geographically in order to join the Company, or is asked to relocate due to a change in their work location after joining the Company, we provide them with the same relocation package that is offered to management and senior professional employees. Certain relocation expenses are grossed-up for taxes, as is the competitive practice within our peer group and, more broadly, in the general marketplace.
We pay for executive health services, including annual physical examinations, for our senior leaders and our executive leadership team, including our NEOs. We also offer executives, including our NEOs, limited reimbursement for financial planning. We do not provide tax gross-ups on such amounts.
Post-Termination Payments
To enable us to offer competitive total compensation packages to our executive officers, as well as to promote the ongoing retention of these individuals when considering potential change in control transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including our NEOs.
The Company has entered into Change in Control Agreements with each of our NEOs, providing for severance payments upon termination with respect to a change in control of the Company. None of the Change in Control Agreements include an excise tax gross-up.
The Committee periodically reviews our post-employment compensation arrangements taking into consideration best practices and believes that these arrangements are generally consistent with arrangements currently being offered by the Peer Group. The Committee has determined that both the terms and payout levels are appropriate to accomplish our stated objectives. The Committee also considered the non-competition agreement that we would receive from the NEO in exchange for any post-employment termination benefits. Based on these considerations, the Committee believes that such arrangements are appropriate and reasonable.
For additional information with respect to change in control arrangements, please see “Potential Payments upon Termination” beginning on page 69 of this Proxy Statement.
Other Compensation-Related Policies
Clawbacks
The Company has in place two incentive compensation recovery policies. We adopted the Incentive-Based Compensation Recovery Policy, effective December 1, 2023, for purposes of compliance with Section 10D of the Exchange Act and the NYSE listing standards. Such policy provides for the mandatory recovery of certain cash- and equity-based compensation paid to executive officers on the basis of the achievement of financial performance measures in the event of an accounting restatement.
In 2023, we also revised our Recoupment and Forfeiture Policy, originally adopted in 2017, to outline the circumstances under which share-based and cash-based awards made to any employee under any incentive compensation arrangement maintained by the Company (including time-based equity awards) may be recovered by the Company in any manner consistent with applicable law. For purposes of this policy, “misconduct” means:
•any intentional misconduct by a participant, including misappropriation, fraud, embezzlement, unethical behavior, or theft, in connection with the participant’s duties to the Company, that causes, or is reasonably likely to cause, material harm to the Company, financially, reputationally, or otherwise; or
•knowing and material violation of specific prohibitions or requirements in the Company’s policies, codes of conduct or agreements or arrangements between the Company and the participant (including confidentiality, solicitation and post-employment obligations).
Under this policy, the Company may recover incentive compensation received by a participant during and after the period in which the misconduct occurred, provided that the conduct is discovered by the Company within three years of its occurrence. The Company will determine the amount of incentive compensation to be recovered in its discretion based upon the participant’s relative degree of fault and involvement, the impact of the conduct on the Company, the magnitude of any loss caused and other relevant facts and circumstances.
Executive Stock Ownership Guidelines
We maintain stock ownership guidelines to further align the interests of our executive officers with our shareholders. Executive officers are expected to achieve ownership in the amounts set forth in the table below within five years of being appointed to the relevant role. Each NEO was in compliance with these requirements (subject to the five-year phase-in period) as of the record date, March 12, 2025.

Position	Target Value
Chief Executive Officer	6x base salary
Chief Financial Officer	4x base salary
Other Executive Officers	3x base salary
In order to help ensure robust stock ownership, executive officers are required to hold at least 50% (after taking into account any tax withholding) of their net shares vesting in any twelve-month period until they meet their target value and are deemed to be in compliance with the guidelines if they sell no more than that amount. Vested stock and phantom stock are counted at full value and unvested stock, stock units and phantom stock are counted at 60% when calculating target value. Stock options are not counted as value owned when calculating target value.

Insider Trading Policy; Anti-Hedging and Pledging Policies and Practices
We have adopted an insider trading policy and related procedures governing the purchase, sale and other disposition of our securities by Directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. As noted in the insider trading policy, it is the Company’s policy not to engage in transactions of its securities in violation of insider trading laws.
Our insider trading policy prohibits, among other things, Directors, officers and employees of the Company from engaging in short sales, put options, or call options; purchasing on margin or holding in margin accounts; pledging, hypothecating, or otherwise encumbering as collateral for indebtedness; or hedging, short selling, or pledging the Company’s common stock. In addition, to further align our NEOs’ interests with those of our shareholders, our insider trading policy restricts engaging in transactions in our stock by certain employees, including NEOs, to open "trading windows," which generally open one full trading day following the Company's publication of its earnings release with respect to quarterly or annual financial results and ends on the 15th day of the last month of each calendar quarter and only after being cleared to trade by our General Counsel or a designee thereof, or in accordance with a previously existing Rule 10b5-1 trading plan that meets applicable SEC requirements.
Equity Grant Policy
The Committee maintains a well-established process for granting equity awards and has a long-standing practice of granting awards generally at a time that directors and executive officers are not in possession of material, non-public information and only during an open "trading window" period under the Company's insider trading policy. Additional features of this practice include:
•The grant date of equity awards is generally the date on which the Board or the Committee approves the award by meeting or unanimous written consent or a later date designated in such approval.
•No equity awards will be granted to executive officers within the period starting four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material non-public information (including earnings information) and ending one business day after such filing. In 2024, the Company did not award grants our NEOs within four business days before or one business day after the release of material non-public information.
•LTIP awards have a three-year performance period and the shares that are earned are not subject to any further vesting conditions.
•RSU awards vest in full on the third anniversary of the grant date, assuming no qualifying termination occurs during such period.
•Stock option awards generally vest in full on the third anniversary of grant and expire ten years from the date of grant. Stock options will be awarded at an exercise price equal to the closing price of Albemarle’s common stock on the date of grant. Under the terms of our 2008 Stock Plan and 2017 Stock Plan, stock option re-pricing is not permitted without shareholder approval.
Deductibility of Executive Compensation
Section 162(m) of the IRC generally places a $1 million annual deduction limit on compensation paid to “covered employees,” which includes our NEOs. The Committee makes compensation decisions based on our guiding compensation principles and the interests of shareholders, even if such compensation is non-deductible by the Company.

Taxation of “Parachute” Payments and Deferred Compensation
We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that they might owe because of the application of Sections 280G, 4999, or 409A of the IRC. Sections 280G and 4999 of the IRC provide that executive officers, directors who hold significant equity interests in our Company and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the IRC also imposes additional significant taxes on an executive officer, director or other service provider to the Company in the event that they receive “deferred compensation” that does not meet certain requirements of Section 409A of the IRC.
EXECUTIVE COMPENSATION & TALENT DEVELOPMENT COMMITTEE REPORT
The Executive Compensation & Talent Development Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section contained in this Proxy Statement. Based on its review and these discussions, the Executive Compensation & Talent Development Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2024.

Executive Compensation & Talent Development Committee

Alejandro D. Wolff, Chair
Diarmuid B. O'Connell
Dean L. Seavers
Holly A. Van Deursen

COMPENSATION TABLES AND OTHER INFORMATION
Summary Compensation Table
The following table presents information for the fiscal years ended December 31, 2024, 2023 and 2022 relating to total compensation of our NEOs.

Summary Compensation Table
Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
J. Kent Masters, Jr.	2024	$1,400,000	$—	$7,880,872	$2,500,015	$2,201,850	$—	$385,761	$14,368,498
Chairman and Chief Executive Officer	2023	$1,334,038	$—	$8,232,532	$2,500,044	$1,921,915	$—	$483,585	$14,472,114
	2022	$1,139,346	$—	$5,044,043	$1,625,022	$2,929,916	$—	$379,829	$11,118,156
Neal R. Sheorey	2024	$600,000	$—	$1,576,174	$500,003	$503,280	$—	$283,879	$3,463,336
Executive Vice President and Chief Financial Officer	2023	$23,077	$300,000	$673,959	$—	$73,644	$—	$18,937	$1,089,617

Melissa H. Anderson	2024	$551,250	$—	$985,342	$312,508	$462,389	$—	$128,941	$2,440,430
Executive Vice President, Chief People and Transformation Officer							$—

Netha N. Johnson, Jr.	2024	$636,571	$—	$1,576,174	$500,003	$487,274	$—	$115,065	$3,315,087
Executive Vice President, Chief Operations Officer	2023	$622,420	$—	$1,646,506	$500,009	$292,898	$—	$171,936	$3,233,769
	2022	$576,095	$—	$1,048,012	$337,554	$808,365	$—	$124,458	$2,894,484
Eric W. Norris	2024	$640,181	$—	$1,576,174	$500,003	$573,730	$—	$144,051	$3,434,139
Executive Vice President, Chief Commercial Officer	2023	$631,973	$—	$1,646,506	$500,009	$484,376	$—	$183,781	$3,446,645
	2022	$601,432	$—	$1,048,012	$337,554	$879,222	$—	$169,947	$3,036,167
Kristin M. Coleman	2024	$645,779	$—	$866,877	$275,009	$—	$—	$2,959,135	$4,746,800
Former Executive Vice President, General Counsel and Corporate Secretary	2023	$653,000	$—	$906,236	$275,064	$522,400	$—	$193,368	$2,550,068
	2022	$37,673	$427,625	$2,458,484	$—	$88,875	$—	$5,159	$3,017,816
___________________________________________________
(1)Mr. Sheorey joined the Company in 2023. Ms. Anderson was not a NEO in 2023 and 2022.
(2)Salary amounts include cash compensation earned by each NEO officer during the applicable fiscal year, as well as any amounts earned in the applicable fiscal year but contributed into the Savings Plan and/or deferred at the election of the NEO into the EDCP. For a discussion of the EDCP and amounts deferred by the NEOs in 2024, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” on page 68 of this Proxy Statement.
(3)The amounts represent the aggregate grant date fair value of stock or option awards granted in the fiscal year in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. This amount does not reflect our accounting expense for these award(s) during the year and may be different than the actual value that will be recognized by the NEO when received. For more information on the assumptions for these awards, see Note 19, Stock-based Compensation Expense, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Information on individual equity awards granted to each of the NEOs in 2024 is set forth in the section entitled “Grants of Plan-Based Awards” beginning on page 63 of this Proxy Statement.
(4)The amounts reported in this column reflect the aggregate grant date fair value of the awards granted to our NEOs in 2024 as computed in accordance with FASB ASC Topic 718 and include (i) the 2024 rTSR PSU awards (calculated based on a grant date fair value per share of $145.11 determined using the Monte Carlo valuation method), (ii) the 2024 adjusted ROIC PSU awards (based on a grant date fair value price per share of $113.71 based on the probable outcome of the performance goals) and (iii) the 2024 RSUs (calculated based on a grant date fair value price per share of $113.71). The maximum payable for superior level performance on our 2024 PSU awards is 200% of Target level. The aggregate grant date fair value of the 2024 rTSR PSU awards at the superior level of 200% for each of the NEOs is: Mr. Masters $6,139,604; Messrs Sheorey, Johnson and Norris $1,227,921 each; Ms. Anderson $767,632; and Ms. Coleman $675,342. The aggregate grant date fair value of the 2024 adjusted ROIC PSU awards at the superior level of 200% of target for each of the NEOs is: Mr. Masters $4,811,070; Messrs. Sheorey, Johnson and Norris $962,214 each; Ms. Anderson $601,526; and Ms. Coleman $529,206. Amounts also include 2024 RSUs with an aggregate grant date fair value for Mr. Masters of $2,405,535; Messrs. Sheorey, Johnson and Norris $481,107 each; Ms. Anderson $300,763; and Ms. Coleman $264,603.
(5)The amount reported for 2024 stock options awards is calculated based on a grant date fair value per share of $48.70 using the Black-Scholes valuation method.
(6)The amounts reported reflect the annual incentive payout earned under 2024 AIP that were paid in March 2025. For further information on AIP, please see “2024 Annual Incentive Program (AIP)” beginning on page 46 of this Proxy Statement.
(7)All other compensation amounts reported for 2024 include:

All Other Compensation
Name	Company Contributions to Savings Plan	Company Contributions to DCPB	Company Contributions to EDCP	Perquisites (a)	Other Income(b)	Total
J. Kent Masters, Jr.	$16,675	$17,250	$331,486	$20,350		$385,761
Neal R. Sheorey	$16,675	$17,250	$39,714	$132,149	$78,091	$283,879
Melissa H. Anderson	$16,675	$17,250	$75,884	$19,132		$128,941
Netha N. Johnson, Jr.	$16,675	$17,250	$66,590	$14,550		$115,065
Eric W. Norris	$16,675	$17,250	$89,776	$20,350		$144,051
Kristin M. Coleman	$16,675	$17,250	$87,081	$24,745	$2,813,384	$2,959,135
___________________________________________________
(a)    Includes the following: personal financial consulting expenses in the amount of $14,000 paid by the Company on behalf of Messrs. Masters, Sheorey, Johnson and Norris; $11,582 for Ms. Anderson; and $19,395 for Ms. Coleman; annual credit card fees of $550 paid by the Company on behalf of each NEO; matching donations for qualified charitable contributions in the amount of $4,000 for Ms. Anderson and $2,000 for Ms. Coleman; relocation expenses in the amount of $111,799 for Mr. Sheorey; executive health services in the amount of $5,800 for Messrs. Masters, Sheorey and Norris; $3,000 for Ms. Anderson; and $2,800 for Ms. Coleman.
(b)    Mr. Sheorey received relocation tax gross ups in the amount of $78,091. Ms Coleman received the following payments as a result of her termination: severance of $1,763,100; and accelerated equity $1,050,284.
NEO Employment Agreements
Limited Use of Individual Executive Employment Agreements
The Company has not entered into individual employment agreements with our NEOs (other than our CEO). Instead, the initial compensation terms for each NEO are determined upon hire or promotion by the Committee based on a recommendation from the CEO and a competitive analysis of market data provided by the independent compensation consultant. All subsequent annual compensation decisions are made at the sole discretion of the Committee based on the various considerations discussed in this Proxy Statement.
While we have not entered into employment agreements with our other NEOs, these executives are eligible to receive certain payments and benefits in the event of a termination of employment under our severance program and the standard terms of our equity awards. For our NEOs (except our CEO) we provide for severance benefits if we terminate their employment without cause, by reason of (i) elimination of the NEO’s position or (ii) a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals. These severance benefits consist of (i) a cash payment equal to 1.5 times the sum of (x) of the NEO’s base salary in effect at termination and (y) the NEO’s target AIP opportunity for the year in which termination occurs and (ii) outplacement assistance benefits for a period of one year, provided by a firm of our choosing. In the event of a termination due to death or disability, the executive would be eligible for benefits under the Company’s benefit and insurance programs then in effect.

CEO Employment Agreement
In 2023, the Company and Mr. Masters entered into a 2-year extension to his initial employment agreement, the Amended and Restated Executive Employment Agreement (the “2023 Employment Agreement”), which will remain in effect through December 31, 2025 (or the earlier appointment of a successor CEO). Under the 2023 Employment Agreement, Mr. Masters is entitled to (i) an annual base salary of $1,400,000, (ii) eligibility for an annual bonus under the Company’s AIP at a target rate of 150% of his annual base salary and a maximum rate of 200% of his target rate, (iii) eligibility for annual grants of long-term incentive awards under the LTIP through 2025, which grants will vest on the earlier of December 31, 2025 or the appointment of a successor CEO (except performance-based awards, which will remain outstanding and vest in full at the end of the performance period based on actual level of performance), subject to Mr. Masters’ continued employment through such earlier date and (iv) eligibility to participate in the Company’s standard employee benefit programs. The 2023 Employment Agreement includes (a) a perpetual confidentiality covenant and (b) three-year post-employment non-competition and employee and customer non-solicitation covenants. For additional information on Mr. Masters’ compensation, see “Compensation Discussion and Analysis” beginning on page 30 of this Proxy Statement.
Under the 2023 Employment Agreement, if Mr. Masters’ employment is terminated without “Cause” or Mr. Masters resigns for “Good Reason” outside of a Change in Control Period (each, as defined in the 2023 Employment Agreement), then, subject to execution and non-revocation of a general release and compliance with the restrictive covenants described above, he would be entitled to (i) a cash payment equal to two times the sum of his base salary and target AIP opportunity for the year of termination, (ii) a cash payment representing a pro-rata annual bonus under the AIP for the year of termination based on actual performance, (iii) financial counseling services for two years in an amount up to $12,500 per year, (iv) two years of Company-paid continued coverage under COBRA and (v) reimbursement of expenses related to his relocation from North Carolina. In the event of a termination due to death or Total Disability (as defined in the 2023 Employment Agreement), Mr. Masters would be eligible for benefits under the Company’s benefit and insurance programs then in effect. See also “Potential Payments Upon Termination" beginning on page 69 of this Proxy Statement.

Grants of Plan-Based Awards
The Company utilizes the Albemarle Corporation 2017 Incentive Plan (the “2017 Incentive Plan”) as the primary vehicle for the performance-based compensation components of our NEOs’ total compensation. The 2017 Incentive Plan:
•Defines the incentive arrangements for eligible participants;
•Authorizes the granting of annual and long-term cash incentive awards, stock options, stock appreciation rights, PSUs, RSU and other incentive awards, all of which may be made subject to the attainment of performance goals approved by the Committee;
•Provides for the enumeration of the business criteria on which performance goals are to be based; and
•Establishes the maximum share grants or awards that can be paid to a participant under the 2017 Incentive Plan.
With the exception of significant promotions and new executive hires, annual equity grants are determined at the first scheduled meeting of the Committee each year following the availability of the financial results for the prior year. The 2024 LTIP Awards were made to our NEOs on February 22, 2024 under the 2017 Incentive Plan. These awards consisted of PSUs, RSUs and stock options. Subject to certain acceleration provisions as described in “Potential Payments Upon Termination” beginning on page 69:
•PSUs vest in full at the time the Committee determines the performance relative to the goals after the end of the three-year performance period.
•RSUs vest in full on the third anniversary of the grant date.
•Stock options vest in full on the third anniversary of the grant date and expire on the tenth anniversary of the grant date.
For additional information with respect to these awards, please see “2024 Compensation Decisions and Outcomes” beginning on page 46 of this Proxy Statement.

The following table provides information regarding equity and non-equity awards granted to our NEOs during the fiscal year ended December 31, 2024.

2024 Grants of Plan-Based Awards(1)
Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price per Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(6)
			Threshold	Target	Maximum	Threshold # of Shares	Target # of Shares	Maximum # of Shares
J. Kent Masters, Jr.	AIP		$787,500	$2,100,000	$4,200,000
	Options	2/22/2024								51,335	$118.18	$2,500,015
	RSUs	2/22/2024							21,155			$2,405,535
	PSUs rTSR	2/22/2024				6,347	21,155	42,310				$3,069,802
	PSUs Adj. ROIC	2/22/2024				6,347	21,155	42,310				$2,405,535
Neal R. Sheorey	AIP		$180,000	$480,000	$960,000
	Options	2/22/2024								10,267	$118.18	$500,003
	RSUs	2/22/2024							4,231			$481,107
	PSUs rTSR	2/22/2024				1,269	4,231	8,462				$613,960
	PSUs Adj. ROIC	2/22/2024				1,269	4,231	8,462				$481,107
Melissa H. Anderson	AIP		$165,375	$441,000	$882,000
	Options	2/22/2024								6,417	$118.18	$312,508
	RSUs	2/22/2024							2,645			$300,763
	PSUs rTSR	2/22/2024				794	2,645	5,290				$383,816
	PSUs Adj. ROIC	2/22/2024				794	2,645	5,290				$300,763
Netha N. Johnson, Jr.	AIP		$190,971	$509,257	$1,018,514
	Options	2/22/2024								10,267	$118.18	$500,003
	RSUs	2/22/2024							4,231			$481,107
	PSUs rTSR	2/22/2024				1,269	4,231	8,462				$613,960
	PSUs Adj. ROIC	2/22/2024				1,269	4,231	8,462				$481,107
Eric W. Norris	AIP		$192,054	$512,144	$1,024,288
	Options	2/22/2024								10,267	$118.18	$500,003
	RSUs	2/22/2024							4,231			$481,107
	PSUs rTSR	2/22/2024				1,269	4,231	8,462				$613,960
	PSUs Adj. ROIC	2/22/2024				1,269	4,231	8,462				$481,107
Kristin M. Coleman	AIP		$195,900	$522,400	$1,044,800
	Options	2/22/2024								5,647	$118.18	$275,009
	RSUs	2/22/2024							2,327			$264,603
	PSUs rTSR	2/22/2024				698	2,327	4,654				$337,671
	PSUs Adj. ROIC	2/22/2024				698	2,327	4,654				$264,603
______________________________________________
(1)The 2024 awards were granted on the same day as the approval of the awards by the Committee. For additional information with respect to the plan-based awards described in this table, including metrics and vesting schedule, please see “Compensation Discussion and Analysis” and the table below titled “Outstanding Equity Awards at Fiscal Year-End”. All equity and cash awards were granted under the 2017 Incentive Plan.

(2)The amounts reported in these columns represent potential amounts under the 2024 AIP. Actual amounts paid to our NEOs are set forth in the “Summary Compensation Table” above.
(3)Our PSUs have a three-year performance period with payouts determined at the end of the performance period based on our rTSR and adjusted ROIC performance relative to pre-established targets as discussed in greater detail on page 51 of this Proxy Statement.
(4)Excluding Mr. Masters, the awards in this column vest in full on the third anniversary of the grant date, subject to continued employment. Mr. Masters awards vest in full on 12/31/2025.
(5)Excluding Mr. Masters, the awards in this column have a 10-year term and vest in full on the third anniversary of the grant date. Mr. Masters awards have a 10-year term and vest in full on 12/31/2025.
(6)The amounts reported in this column represent the grant date fair value of the awards granted to our NEOs in 2024 as computed in accordance with FASB ASC Topic 718, excluding estimated forfeitures. Assumptions utilized in the calculation of these amounts are set forth in Note 19 - Stock-based Compensation Expense to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Outstanding Equity Awards at Fiscal Year-End
The following table presents information concerning the number and value of unexercised options, non-vested RSUs and non-vested PSUs for the NEOs outstanding as of the end of the fiscal year ended December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date of Awards	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)(2)		Market Value Of Shares Or Units Of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units, Or Other Rights That Have Not Vested (#)(5)		Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units, Or Other Rights That Have Not Vested ($)(8)
J. Kent Masters, Jr.	2/22/2024		51,335	$118.18	2/21/2034	21,155		$1,821,022	6,347	(6)	$546,350
	2/22/2024								6,347	(7)	$546,350
	2/24/2023		25,340	$249.52	2/23/2033	10,020		$862,522	3,006	(6)	$258,756
	2/24/2023								10,020	(7)	$862,522
	2/25/2022	—	25,794	$191.95	2/24/2032				2,540	(6)	$218,643
	2/25/2022								16,932	(7)	$1,457,507
	2/26/2021	27,823		$157.21	2/25/2031
Neal Sheorey	2/22/2024		10,267	$118.18	2/21/2034	4,231		$364,204	1,269	(6)	$109,236
	2/22/2024								1,269	(7)	$109,236
	11/6/2023					3,906	(3)	$336,228
Melissa Anderson	2/22/2024		6,417	$118.18	2/21/2034	2,645		$227,682	794	(6)	$68,348
	2/22/2024								794	(7)	$68,348
	2/24/2023		3,168	$249.52	2/23/2033	1,253		$107,858	376	(6)	$32,366
	2/24/2023								1,253	(7)	$107,858
	2/25/2022		4,366	$191.95	2/24/2032	1,433		$123,353	430	(6)	$37,014
	2/25/2022								2,866	(7)	$246,705
	2/26/2021	3,795		$157.21	2/25/2031	1,791		$154,169
Netha N. Johnson, Jr.	2/22/2024		10,267	$118.18	2/21/2034	4,231		$364,204	1,269	(6)	$109,236
	2/22/2024								1,269	(7)	$109,236
	2/24/2023		5,068	$249.52	2/24/2033	2,004		$172,504	601	(6)	$51,734
	2/24/2023								2,004	(7)	$172,504
	2/25/2022		5,358	$191.95	2/25/2032	1,759		$151,415	528	(6)	$45,450
	2/25/2022								3,518	(7)	$302,829
	2/26/2021	5,565		$157.21	2/25/2031	2,625		$225,960
	2/28/2020	12,421		$81.85	2/27/2030
	2/26/2019	7,218		$91.00	2/25/2029
Eric W. Norris	2/22/2024		10,267	$118.18	2/21/2034	4,231		$364,204	1,269	(6)	$109,236
	2/22/2024								1,269	(7)	$109,236
	2/24/2023		5,068	$249.52	2/24/2033	2,004		$172,504	601	(6)	$51,734
	2/24/2023								2,004	(7)	$172,504
	2/25/2022		5,358	$191.95	2/25/2032	1,759		$151,415	528	(6)	$45,450
	2/25/2022								3,518	(7)	$302,829
	2/26/2021	5,565		$157.21	2/25/2031	2,625		$225,960
	2/28/2020	12,421		$81.85	2/27/2030
	2/26/2019	7,669		$91.00	2/25/2029
Kristin Coleman	2/22/2024		1,255	$118.18	2/21/2034				194	(6)	$16,700
	2/22/2024								194	(7)	$16,700
	2/24/2023		1,549	$249.52	2/23/2033				203	(6)	$17,474
	2/24/2023								675	(7)	$58,104
___________________________________________________
(1)Excluding Mr. Masters, the stock options have a maximum 10-year term and cliff vest 100% on the 3rd anniversary of the grant date. Mr. Masters' 2022 stock options are 100% vested, however the options become exercisable on the 3rd anniversary date of the grant. Mr. Masters' 2023 and 2024 stock options cliff vest 100% and become exercisable on the earlier of December 31, 2025 or the date a successor CEO is appointed.

(2)Subject to footnote (3), below and excluding Mr. Masters, the final tranche of the RSUs granted in 2021 vest on the 4th anniversary of the grant date. The final tranche of the 2021 adjusted ROIC PSUs vest on January 1, 2025. The RSUs granted in 2022 and after vest 100% on the 3rd anniversary of the grant date. Mr. Masters' 2023 and 2024 RSUs vest on the earlier of December 31, 2025 or the date a successor CEO is appointed.
(3)On November 6, 2023, Mr. Sheorey was awarded a new hire grant of RSUs that vest one-third each year on the anniversary date of the grant.
(4)The estimated value is based on the unvested RSUs and PSUs for which performance conditions have been met, multiplied by the closing price of the Company's common stock on December 31, 2024, which was $86.08.
(5)Excluding Mr. Masters, subject to the performance metrics being met, PSUs vest 100% on the 3rd anniversary of the grant date. Subject to the achievement of the performance metrics being met, Mr. Masters' 2022 PSUs were fully vested as of December 31, 2024; Mr. Masters' 2023 and 2024 PSUs vest on the earlier of December 31, 2025 or the date a successor CEO is appointed.
(6)Amounts for the 2024, 2023 and 2022 rTSR PSUs are based are based upon threshold.
(7)Amounts for the 2024 adjusted ROIC is based upon threshold; amounts for the 2023 adjusted ROIC PSUs are based upon target and amounts for the 2022 adjusted ROIC PSUs are based upon maximum.
(8)The estimated value is based on the unvested PSUs multiplied by the closing price of the Company's common stock on December 31, 2024, which was $86.08.
Option Exercises and Stock Vested
The following table presents information concerning the exercise of stock options and the vesting of stock (including RSUs and PSUs) for the NEOs during the fiscal year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
J. Kent Masters, Jr.	—	$—	17,930	$2,105,036
Neal R. Sheorey	—	$—	1,954	$188,717
Melissa H. Anderson	—	$—	4,993	$606,188
Netha N. Johnson, Jr.	—	$—	11,025	$1,505,911
Eric W. Norris	—	$—	11,025	$1,505,911
Kristin M. Coleman	—	$—	10,526	$1,050,284
___________________________________________________
(1)Value realized upon vesting of RSUs is determined by multiplying the number of units vesting by the closing price of Albemarle common stock on the vest date or, if the NYSE is not open on the vesting date, by the closing price on the last date prior to the vesting date on which the NYSE is open.
(2)    Value realized upon vesting of the PSUs is determined by multiplying the number shares granted by the performance modifier. The resulting shares acquired at vesting is multiplied by the closing price of Albemarle common stock on the vest date or, if the NYSE is not open on vesting date, by the closing price on the last date prior to the vesting date that the NYSE is open.

Retirement Benefits
All NEOs are eligible for the same retirement benefits as other US employees. The U.S. retirement benefit has three components:
•Savings Plan. Albemarle contributes up to 6% of employee eligible earnings in matching contributions to this plan;
•Defined Contribution Pension Benefits (DCPB). Albemarle contributes 5% of employee eligible earnings to this plan;
•Executive Deferred Compensation Plan (EDCP). The first two plans have a statutory cap for employee and employer contributions. The EDCP helps ensure all employees have the same opportunity to have up to 11% of their eligible earnings contributed by Albemarle.
Nonqualified Deferred Compensation
The EDCP covers executives, including the NEOs, who are limited in how much they can contribute to tax-qualified deferred compensation plans (such as the Savings Plan). We maintain this plan to be competitive and encourage executives to save for their retirement. A participant in the EDCP may defer up to 50% of base salary and/or up to 100% of cash incentive awards (net of FICA and Medicare taxes due). We also provide for employer contributions in the EDCP to provide executives with the same proportional benefits as are provided to all other employees, but which cannot be provided under our tax-qualified plan because of statutory limitations that apply under that plan. The EDCP also provides for a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified Savings Plan and of the cash incentive bonus award paid during the year.
Our NEOs, regardless of hire date, participate in the same tax-qualified Savings Plan and EDCP. This defined contribution plan design provides all participating employees the opportunity to receive a Company contribution of 11% of their base and bonus earnings for the calendar year if they contribute at least 9% of their base and bonus earnings to the Savings Plan and EDCP. Such Company contributions go into the tax-qualified Savings Plan up to the compensation and benefit limitations under the IRC and after that are credited to an EDCP account.
Amounts credited under the EDCP are credited daily with investment gains and losses as if such amounts were invested in one or more of the plan’s investment options. Accounts are generally paid at the time and in the form specified by participants when they make deferral elections, or upon a participant’s earlier death or disability.

The following table presents information concerning our NEOs’ benefits under the EDCP.

2024 Nonqualified Deferred Compensation(1)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
J. Kent Masters, Jr.	$—	$331,486	$65,818	$—	$1,449,608
Neal R. Sheorey	$—	$39,714	$562	$—	$40,152
Melissa H. Anderson	$98,166	$75,884	$64,541	$—	$707,594
Netha N. Johnson, Jr.	$—	$66,590	$57,611	$—	$628,294
Eric W. Norris	$—	$89,776	$75,158	$—	$720,759
Kristin M. Coleman	$47,016	$87,081	$38,758	$—	$272,208
___________________________________________________
(1)Amounts reflected are based on activities recorded by Merrill Lynch, the plan’s recordkeeper, as of December 31, 2024 and include contributions to the EDCP that were deferred in 2024.
(2)Amounts are reported as compensation to the NEOs in the 2024 Summary Compensation Table.
(3)Amounts reflected are based on aggregate earnings and gain/loss in fiscal 2024.None of these amounts were reported in the 2024 Summary Compensation Table.
(4)Amounts include amounts that have been reported in the Summary Compensation Table as compensation for a prior fiscal year as follows: Mr. Masters, $998,253; Mr. Johnson, $423,855; Mr. Norris, $370,608; and Ms. Coleman, $48,906.
Potential Payments upon Termination
Payments Upon Termination Outside of a Change in Control
Severance Arrangements
Our CEO, Mr. Masters, is eligible for severance benefits according to his 2023 Employment Agreement. Our other NEOs also are eligible to receive certain payments and benefits in the event of a termination of employment under our severance program and the standard terms of our equity awards. Our NEOs, including Mr. Masters, are eligible to receive these severance payments only if the termination occurs outside of the two-year period following a “change in control.” For details on these arrangements, see “NEO Employment Agreements” beginning on page 61 of this Proxy Statement.
Separation of Ms. Coleman
In 2024, Ms. Coleman separated from the Company in an involuntary termination not for cause situation. Consistent with the severance benefits described in “NEO Employment Agreements” beginning on page 61, Ms. Coleman received severance payments as reported in the Summary Compensation Table on page 60 of this Proxy Statement, which included (i) a cash payment equal to 1.5 times the sum of her base salary and AIP target opportunity for 2024 and (ii) the accelerated vesting of 10,526 RSUs and 2,804 stock options (which remain exercisable under the original terms of each grant) and (iii) the continued vesting of 2,644 PSUs subject to future payout only if the applicable performance conditions are achieved (all such equity amounts prorated based on her time of service under each award). Ms. Coleman is also eligible to receive outplacement assistance benefits for a period of one year.
Payments Upon Termination After a Change in Control
The Company has entered into change in control arrangements with each NEO as described below.

CEO Change in Control Severance Agreement
In 2023, the Company and Mr. Masters entered into an Amended and Restated Severance Compensation Agreement (the “2023 CIC Agreement”), which provides that in the event of a termination without Cause or “Good Reason” within two years following a Change in Control (each as defined in the 2023 CIC Agreement), Mr. Masters would be entitled to (i) a cash payment equal to three times the sum of his annual base salary and target annual bonus, (ii) a cash payment equal to a pro-rated AIP opportunity for the year of termination based on the Company’s actual level of performance, (iii) accelerated vesting of pension benefit credits and deferred compensation amounts (including earnings accrued on such amounts), (iv) two years of Company-paid continued coverage under COBRA, (v) two years of financial counseling benefits (at a maximum value of $12,500 per year), (vi) Company-covered outplacement counseling for two years in an amount up to $25,000 and (vii) reimbursement of expenses related to his relocation from North Carolina. The 2023 CIC Agreement includes a perpetual confidentiality covenant and three-year post-employment non-competition and non-solicitation covenants.
In the event any of any payments or benefits provided for under his 2023 CIC Agreement, or otherwise payable to Mr. Masters, would constitute “parachute payments” within the meaning of Section 4999 of the IRC, Mr. Masters would be entitled to receive either full payments of the benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Mr. Masters. The 2023 CIC Agreement does not entitle Mr. Masters to any kind of gross-up payment or excise tax reimbursement from the Company.
NEO Change in Control Severance Agreements
The Company and each NEO (other than the CEO) have entered into Change in Control Agreements (the “Executive CIC Agreements”) which provide that in the event of a termination without “Cause” or “Good Reason” within two years following a Change in Control (each as defined in the CIC Agreements), the NEO would be entitled to (i) a cash payment equal to two times the sum of their annual base salary and target annual bonus, (ii) a cash payment equal to a pro-rated AIP opportunity for the year of termination based on the Company’s actual level of performance, (iii) accelerated vesting of pension benefit credits and deferred compensation amounts (including earnings accrued on such amounts), (iv) two years of Company-paid continued coverage under COBRA, (v) two years of financial counseling benefits (at a maximum value of $12,500 per year), (vi) Company-covered outplacement counseling for two years in an amount up to $25,000 and (vii) reimbursement of expenses related to relocation under certain circumstances. The Executive CIC Agreements include a perpetual confidentiality covenant and two-year post-employment non-competition and non-solicitation covenants.
In addition, in the event any of any payments or benefits provided for under the NEOs' Executive CIC Agreement, or otherwise payable to an NEO, would constitute “parachute payments” within the meaning of Section 4999 of the IRC, the NEO would be entitled to receive either full payments of the benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO. The employment agreement does not entitle the NEOs to any kind of gross-up payment or excise tax reimbursement from the Company.
For purposes of the 2023 CIC Agreement and Executive CIC Agreements, “Change in Control” means the occurrence of any of the following events:
•Any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the direct or indirect beneficial owner of 20% or more of the combined voting power of the Company's then-outstanding voting securities (other than as a result of an issuance of securities approved by Continuing Directors (as defined in the 2017 Incentive Plan and applicable change in control agreements) or open-market purchases approved by Continuing Directors at the time of purchase), unless (in the case of beneficial ownership that does not exceed 30% of such voting securities) at least two-thirds of Continuing Directors determine that such event does not constitute a “change in control;”
•As a result of a reorganization, merger, share exchange or consolidation (each, a “Business Combination”), a contested election of Directors, or a combination thereof, the Continuing Directors cease to constitute a majority of the Company's or any successor’s board of directors within two years of the last of such transaction(s); or
•There is a shareholder-approved Business Combination unless (a) all or substantially all of our outstanding voting securities’ beneficial owners immediately prior to the Business Combination own more than 60% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Directors resulting from the Business Combination (with no one person owning more than 30%), in substantially the same proportions as immediately before the Business Combination and (b) at least a majority of the post-Business Combination Directors are Continuing Directors.
For purposes of the severance compensation agreements, “cause” means any of the following:
•willful failure to perform duties (other than any such failure resulting from incapacity due to physical or mental illness);
•willful failure to comply with any valid and legal directive of the Board, engagement in dishonesty, illegal conduct or other misconduct, which is, in each case, injurious to the Company or any of its affiliates;
•embezzlement, misappropriation or fraud, whether or not related to employment with the Company;
•conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;
•intentional violation of the Company's Code of Conduct or a material policy of the Company; or
•breach of any obligation under such severance compensation agreement or any other written agreement between the executive and the Company.
For purposes of the 2023 CIC Agreement and Executive CIC Agreements, “Good Reason” means any of the following:
•a change in position with the Company which in reasonable judgment does not represent a promotion from current status or position immediately prior to the Change in Control or the assignment of any duties or responsibilities or diminution of duties or responsibilities which in reasonable judgment are inconsistent with current position with the Company in effect immediately prior to the Change in Control, it being understood that any of the foregoing in connection with termination of employment for Cause or Total Disability shall not constitute good reason;
•a reduction by the Company in the annual rate of base salary as in effect immediately prior to the date of a Change in Control;
•the Company requiring the office nearest to executive's principal residence to be located at a different place which is more than thirty-five (35) miles from where such office is located immediately prior to a Change in Control;
•the failure by the Company to continue in effect compensation or benefit plans in which executive participates, which in the aggregate provide compensation and benefits substantially equivalent to those prior to a Change in Control;
•the failure of the Company to obtain a satisfactory agreement from any Successor to assume and agree to perform the agreement; or

•any purported termination of employment which is not effected pursuant to a Notice of Termination; for purposes of the agreement, no such purported termination shall be effective for any purpose except to constitute a good reason.
Potential Post-Employment Payments
The following table summarize the cash severance benefits for which our NEOs are eligible upon termination of employment outside of a Change in Control and in connection with a Change in Control. Voluntary terminations or a termination for “Cause” are not eligible for any payments or benefits.

	Termination Payments / Benefits Outside of a Change in Control			Termination Payments / Benefits in Connection with a Change in Control
	Termination by the Company without “Cause” or resignation for "Good Reason"		Termination due to death or disability	Termination by the Company without “Cause” or resignation for "Good Reason"		Termination due to death or disability
	CEO	Other NEOs	All NEOs	CEO	Other NEOs	All NEOs
Cash payment equal to a multiple of base salary and target AIP	2x	1.5x		3x	2x
Annual bonus payment for the prior year if not already paid	Based on actual	Not included	Not included	Based on actual	Based on actual	Based on actual
Annual bonus payment equal to a pro-rata bonus for the year of termination	Based on actual	Not included	CEO based on actual	Based on actual	Based on target	CEO based on actual
Outplacement Assistance		One Year		Up to $25,000	Up to $25,000
Financial counseling services up to $12,500 per year for two years	x			x	x
Company-paid continued coverage under COBRA for 2 years	x			x	x
Reimbursement of expenses related to relocation	Expenses related to relocation from NC			Expenses related to relocation from NC	Expenses related to relocated if moved w/in 2 years of CIC
Eligibility for the Company's benefit and insurance program	x	x	x	x	x	x

The following table summarize the impact on outstanding equity awards for which our NEOs are eligible upon termination of employment outside of the two-year period following a Change in Control:

Impact of Termination Outside of a Change in Control on Outstanding Equity Awards
Scenario	RSUs	stock options	PSUs
Termination by the Company not for “Cause” or by NEO with “Good Reason”
Prorated vesting at the qualifying termination event, with proration equal to 1/36th of the grant for each full month of service during the vesting period. Stock Options are exercisable at the 3rd anniversary of the grant date and no later than the expiration date.
Earned on a prorated basis equal to 1/36th of the grant for each full month of service during the performance period. Vesting as of the award date.
Death or Disability
Retirement
Voluntary Resignation	Forfeited
Termination for “Cause”	Forfeited
The following table summarize the impact on outstanding equity awards for which our NEOs are eligible upon termination of employment in connection with a Change in Control:

Impact of Termination Due to a Change in Control on Outstanding Equity Awards
Scenario	RSUs	stock options	PSUs
CIC + termination of employment (by the Company not for “Cause” or by NEO with “Good Reason” or upon death)	Full and accelerated vesting	Full and accelerated vesting	PSUs vest in full at target
CIC + continuation of employment and Albemarle is no longer publicly traded	• Replace with an award with same value or accelerate vesting for award if rather than convert at the same value and conditions
	• If NEO is terminated by the Company not for “Cause” or by NEO with “Good Reason” within two years of the CIC, accelerated vesting occurs		Prorated and accelerated vesting based on higher of actual or target performance upon CIC
CIC + continuation of employment and Albemarle continues to be publicly traded	• No change to the existing vesting schedule
	• If NEO is terminated by the Company not for “Cause” or by NEO with “Good Reason” within two years of the CIC, accelerated vesting of time-based equity occurs		PSUs vest in full at target
Estimated Post-Employment Benefits and Payments
The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable in the event of termination of employment (retirement or involuntary without cause) or a separation for another reason (change in control, disability, or death). Voluntary termination or termination for cause are not eligible for any payments or benefits.
Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 31, 2024, using the closing market price of our common stock ($86.08 per share) as of that date.

Potential Payments Upon Termination or Change in Control
Name	Type of Payment or Benefit	Qualifying Termination Event - Involuntary Term without Cause	Qualifying Termination Event -Disability	Qualifying Termination Event - Death	Change in Control(1)
J. Kent Masters, Jr.	Severance Payment	$7,000,000			$10,500,000
	AIP	$2,201,850	$2,201,850		$2,201,850
	PSUs	$—	$5,367,088	$—	$5,367,088
	RSUs	$2,683,544	$2,683,544	$2,683,544	$2,683,544
	Stock Options	$—	$—	$—	$—
	Benefits(2)	$439,881			$464,881
	Total	$12,325,275	$10,252,482	$2,683,544	$21,217,363
Neal R. Sheorey	Severance Payment	$1,620,000			$2,160,000
	AIP		$503,280		$503,280
	PSUs	$—	$—	$242,918	$728,409
	RSUs	$115,261	$700,433	$700,433	$700,433
	Stock Options	$—	$—	$—	$—
	Benefits(2)				$68,402
	Total	$1,735,261	$1,203,713	$943,351	$4,160,524
Melissa H. Anderson	Severance Payment	$992,252			$1,984,500
	AIP		$462,389		$462,389
	PSUs	$349,485	$349,485	$645,256	$1,143,917
	RSUs	$297,148	$503,482	$503,482	$510,282
	Stock Options	$—	$—	$—	$—
	Benefits(2)				$76,706
	Total	$1,638,885	$1,315,356	$1,148,738	$4,177,794
Netha N. Johnson, Jr.	Severance Payment	$1,718,741			$2,291,655
	AIP		$487,274		$487,274
	PSUs	$453,469	$453,469	$926,393	$1,678,302
	RSUs	$425,063	$755,094	$755,094	$763,444
	Stock Options	$—	$—	$—	$—
	Benefits(2)				$111,896
	Total	$2,597,273	$1,695,837	$1,681,487	$5,332,571
Eric W. Norris	Severance Payment	$1,728,487			$2,304,649
	AIP		$573,730		$573,730
	PSUs	$453,469	$453,469	$926,393	$1,678,302
	RSUs	$425,063	$755,094	$755,094	$763,444
	Stock Options	$—	$—	$—	$—
	Benefits(2)				$110,599
	Total	$2,607,019	$1,782,293	$1,681,487	$5,430,724
___________________________________________________
(1)As described above, upon termination following a CIC, the NEO would be entitled to a lump-sum severance payment generally equal to two times (three times for CEO) annual base compensation and target annual variable compensation, in all cases reduced by the non-competition payment amount as determined by a third-party in the business of valuing non-competition payments in return for an agreement not to compete for a two-year (three-year for CEO) period post-termination. As the non-competition payment is not determinable at this time, only the total severance payment amount without the reduction is reflected in the table. 2024 AIP Bonus is also included and based on the calculated Company score and an individual performance modifier of 15%.

(2)As described above, upon termination following a CIC, the NEO would be entitled to (i) outplacement counseling and financial counseling, in each case not to exceed $25,000, (ii) estimated relocation benefits if the executive has relocated within two years prior to the change in control and is relocating back to their original location (or for Mr. Masters relocating back to Virginia at any time) and reflecting the original price of their current home and (iii) the value of medical, dental and vision benefits continuation for 24 months post-termination.
Equity Compensation Plan Information
The following table presents information as of December 31, 2024, with respect to compensation plans under which shares of our common stock are authorized for issuance.

Equity Compensation Plan Information
Equity Compensation Plans Approved by Shareholders (1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (3)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
2008 Incentive Plan	87,939	(2)	$79.56	—	(4)
2017 Incentive Plan	937,327	(5)	$135.19	2,604,956
2013 Stock Plan for Non-Employee Directors	32,656	(6)		—	(7)
2023 Stock Plan for Non-Employee Directors	18,105	(8)		477,335
Total	1,076,027			3,082,291
___________________________________________________
(1)We have no equity compensation plans that are not shareholder approved.
(2)Amount consists of outstanding stock options.
(3)The price reflects the weighted average exercise price of stock options for each plan. The weighted average exercise price of stock options for all plans is $126.38.
(4)Effective with the 2017 Incentive Plan, awards were no longer available to be issued under the 2008 Incentive Plan.
(5)Amount includes 467,717 shares subject to stock options, 192,582 shares subject to RSUs and 277,028 shares subject to PSUs at target.
(6)Amount reflects deferred units invested in phantom shares under the 2013 Directors Plan that are to be paid in shares at a future time under the terms of the 2013 Directors Plan.
(7)Effective with the 2023 Stock Plan for Non-Employee Directors, new awards were no longer available to be issued under the 2013 Stock Plan for Non-Employee Directors.
(8)Amount includes 14,060 shares subject to RSUs. Amount also includes 4,045 deferred units invested in phantom shares under the 2023 Directors Plan that are to be paid in shares at a future time under the terms of the 2023 Directors Plan.
CEO Pay Ratio
The principles that guide us for our executive compensation program are not different than for the organization at large:
•We use the market median as a reference point for our compensation and benefits program.
•The market median is specific for the country in which we compete for talent.
•The market median is specific to the job level for each of our employees.
•The market median determines the mix between base pay, short-term incentive pay, long-term equity and benefits. As the job level increases we typically see an increase in total compensation as well as an increase in that portion of total compensation that is equity-based and the portion that is performance-based.
We disclose below the ratio of our CEO’s annual total compensation relative to the annual total compensation of the median employee of the Company (excluding the CEO) for the year ended

December 31, 2024. As permitted or required by Item 402(u) of Regulation S-K, our process for determining the total employee population and the median employee annual total compensation included the following factors:
•Employee population
◦We used our global system of record for all of our employees worldwide.
◦We included all employees, whether salaried or hourly and whether employed on a full-time, part-time, or seasonal basis.
◦We used November 15, 2024 as our determination date.
◦To allow for comparisons across international jurisdictions, we converted into U.S. dollars any base cash compensation amounts denominated in non-U.S. currencies, using exchange rates effective at the determination date.
◦We did not adjust for global cost of living differences.
•Consistently applied compensation measure
◦We determined the median employee annual total compensation by using a consistently applied compensation measure, namely, base salary or wages (“base cash compensation”), for all individuals, excluding our CEO, who were employed by us on November 15, 2024.
◦For part-time workers, we did not adjust base cash compensation to the equivalent for a full time employee.
◦We annualized the compensation for all permanent employees (full- or part-time) who were not employed by us for all of 2024.
◦For hourly employees, base cash compensation is based on their hourly rate in combination with their standard hours of work.
Applying these and other relevant factors, we identified a median base cash compensation amount. We identified 122 employees, as of November 15, 2024, that were paid this median base cash compensation amount. For each of these employees, we determined total compensation paid for the year-ended December 31, 2024 (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K) and selected the median employee of this employee subset as our median employee for 2024.
That median employee's total compensation was $67,663 for the year ended December 31, 2024 (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K). On the same basis, the total annualized compensation for our CEO for the year ended December 31, 2024 was $14,368,498. Accordingly, for the year ended December 31, 2024, the ratio of our CEO’s total compensation to that of our median employee is 212:1. The ratio is reflective of the majority of our workforce being employed in countries with significantly lower wages then the US, where the CEO resides.
The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above. Given the different methodologies that various public companies will use to determine an estimate of their CEO pay ratio, the ratio reported above should not be used as a basis for comparison between companies.

SEC Disclosure on Pay versus Performance
Albemarle and the Committee are pleased to present this Pay Versus Performance disclosure as we are committed to ensuring alignment between Company performance and executive compensation. “Pay for performance” is one of our core compensation principles, as described in the Compensation Discussion and Analysis above.
The alignment of shareholder interests and CEO compensation is evidenced by the strong correlation between our CEO’s Compensation Actually Paid (as calculated below) over the last five fiscal years and total shareholder return relative to our Peer Group (as defined below) for the same period.
The Pay Versus Performance disclosure, as required by the SEC and shown below, provides an additional perspective on our pay and performance alignment. It uses a measure of compensation, Compensation Actually Paid and selected measures of market and financial performance.
Pay Versus Performance Table
The following table shows (1) total compensation for our principal executive officers (“PEOs”) and, on average, our other NEOs, in each case as set forth in our Summary Compensation Table for each of the last five completed fiscal years; (2) for each such fiscal year, the Compensation Actually Paid (“CAP”) to our PEOs and, on average, our other named executive officers (as determined pursuant to SEC rules); (3) for each such fiscal year, our net income and our adjusted EBITDA; and (4) the cumulative total shareholder return (“TSR”) of (x) the Company and (y) the components of the S&P 1500 Specialty Chemicals Index (“Peer Group”), in each case for fiscal year 2020, fiscal years 2020-2021, fiscal years 2020-2022, fiscal years 2020-2023 and fiscal years 2020-2024.

2024 Pay Versus Performance Table
Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to First PEO(1)(3)	Compensation Actually Paid to Second PEO(1)(3)	Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($MM)	Adjusted EBITDA ($MM)(5)
							Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
2024	$14,368,498	N/A	$4,401,575	N/A	$3,479,959	$1,603,421	$125	$126	$(1,316)	$1,140
2023	$14,472,115	N/A	$(4,776,615)	N/A	$3,154,592	$1,224,527	$206	$128	$1,573	$2,779
2022	$11,118,156	N/A	$13,714,085	N/A	$2,964,307	$3,084,017	$306	$112	$2,474	$3,403
2021	$9,040,753	N/A	$20,335,113	N/A	$2,516,658	$8,987,310	$328	$149	$199.9	$871.0
2020	$4,939,369	$3,828,474	$9,726,632	$5,585,398	$2,891,776	$7,130,736	$205	$116	$446.6	$819.0
___________________________________________________
(1)“First PEO” represents J. Kent Masters, Jr., who was appointed CEO on April 20, 2020. The “Second PEO” represents Luther C. Kissam, IV, who served as CEO until April 20, 2020
(2)The non-PEO NEOs for each applicable year are as follows:
a.2024: Neal R. Sheorey, Melissa H. Anderson, Netha N. Johnson, Jr., Eric W. Norris and Kristin M. Coleman.
b.2023: Neal R. Sheorey, Kristin M. Coleman, Netha N. Johnson, Jr., Eric W. Norris, Raphael G. Crawford, Sean O'Hollaren and Scott A. Tozier
c.2022: Scott A. Tozier, Kristin M. Coleman, Netha N. Johnson, Jr. and Eric W. Norris
d.2021: Scott A. Tozier, Netha N. Johnson, Jr., Karen G. Narwold and Eric W. Norris
e.2020: Scott A. Tozier, Raphael G. Crawford, Netha N. Johnson, Jr. and Eric W. Norris
(3)SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay Versus Performance Table above. The following table details the applicable adjustments that were made to Summary Compensation Table totals to determine CAP after deducting the Summary Compensation Table values for the aggregate change in value of pension plans and the grant-date fair value of stock awards and option awards. The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to (x) for RSU awards, the closing price of our common stock on the applicable measurement date, (y) for PSU awards (excluding market-conditioned (relative TSR-based) PSU awards), the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date and (z) for market-conditioned PSU awards, a Monte Carlo simulation as of the applicable measurement date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield and risk-free rate as of the measurement date.

Year	Pension	Equity Awards
	Pension Service Cost	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
First PEO
2024	N/A	$5,362,183	$(4,341,122)	$—	$—	$(607,097)	$—	$413,964
Non-PEO NEO Average
2024	N/A	$797,054	$(629,979)	$10,337	$(196,199)	$(106,033)	$—	$(124,820)
(4)These columns represent cumulative Company TSR and peer group TSR. TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2020-2021, 2020-2022, 2020-2023, and 2020-2024), assuming dividend reinvestment and the difference between the Company’s or the peer group’s, as applicable, share price at the end and the beginning of the measurement period by the Company’s or the peer group’s, as applicable, share price at the beginning of the measurement period. For this purpose, our peer group is S&P 1500 Specialty Chemical Index.
(5)"Net Income" represents the amount of net income reflected in the Company's audited financial statements for the applicable fiscal year.
Relationship Between CAP and Performance Measures; Relationship Between Company TSR and Peer Group TSR
Our compensation programs are designed to align payout opportunities with the Company's long-term performance. A large portion of our executive pay is dependent upon the achievement of specific corporate, business unit and individual performance goals, as well as our stock price performance. We pay higher compensation when goals are exceeded and stock price is increasing and lower compensation when goals are not met and stock price is decreasing. Overall, the pay to our CEOs and NEOs and our Company’s performance are aligned over the long-term.
Specifically, the Pay versus Performance table above and charts below illustrate the following:
•CEO and NEO pay is strongly aligned with our TSR performance. CEO and NEO CAP each year generally moved with our TSR performance, although not every year due to changes in CEO or NEOs
•Net Income and adjusted EBITDA move with our TSR over the long-term, but not necessarily in any given year. This is because our ending TSR reflects investors’ assessment of our valuation taking forward- and backward-looking factors into account, while income metrics measure performance over a 1-year, backward-looking time frame when business conditions may be different
•Because our executive pay programs are largely driven by our absolute and relative TSR, our CAP correlates more closely with our TSR than our other financial performance measures in any given year
•Our Company TSR over the five-year period ending in 2024, resulted in a TSR aligned with that of the peer group

The charts below further illustrate the alignment between CAP and our TSR performance for the past five completed fiscal years, as well as the Company’s strong relative TSR performance versus the TSR of the Peer Group.
___________________________________________________
(1)In consideration of multiple CEOs in fiscal year 2020 and for purposes of this graphical representation, the compensation of our former CEO, Luther C. Kissam, IV, is combined with the compensation of our current CEO, J. Kent Masters Jr.
(2)Cumulative TSR for Albemarle and the peer group is measured as described in Footnote 4 above.

2024 Performance Measures
For Fiscal Year 2024, the Committee identified the financial performance measures listed below as the most important in its compensation-setting process for NEOs.
The Committee identified adjusted EBITDA, adjusted ROIC, adjusted Cash Flow from Operations and rTSR as our most important financial performance measures tied to executive compensation outcomes because they are heavily weighted in our incentive awards. These measures were considered the key measures of financial performance in the Company’s 2024 annual operating plan, with adjusted ROIC reflecting the Company’s commitment to investing efficiently and generating long-term returns.
Tabular List of Performance Measures (each as defined and adjusted as described above in the Compensation Discussion and Analysis):

Adjusted EBITDA
Adjusted ROIC
Adjusted Cash Flow from Operations
rTSR

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit & Finance Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (“independent auditor”) for 2025. We are not required to have the shareholders ratify the selection of PwC as our independent auditor. We are nonetheless doing so because we believe it is a matter of good corporate practice.
The Audit & Finance Committee is solely responsible for the appointment, compensation and oversight of the work of our independent auditor. If the selection of PwC is not ratified, the Audit & Finance Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit & Finance Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Fees Billed by PwC
During the fiscal years ended 2023 and 2024, we retained our independent auditor, PwC, to perform services in the categories and approximate fees set forth below:

	2024	2023
Audit Fees(1)	$5,372,500	$4,900,050
Audit-Related Fees(2)	$258,500	$282,500
Tax Fees	$—	$—
All Other Fees(3)	$86,325	$276,325
Total Fees	$5,717,325	$5,458,875
___________________________________________________
(1)Fees for audit services billed or expected to be billed related to (a) audit of our annual financial statements, including assessment of internal controls over financial reporting, (b) reviews of our quarterly financial statements, (c) audits provided in connection with statutory filings, regulatory audits and (d) comfort letter and other services that generally only the principal auditor reasonably can provide to a client.
(2)Fees for audit-related services include audits of our employee benefit plans and carve-out audit procedures.
(3)Fees for all other services consist of licensing fees for accounting software that provides access to authoritative guidance dealing with financial reporting rules, ESG limited assurance reporting and regulations state environmental compliance requirements and fees for assessing governmental energy certifications and joint ventures materials pricing.
Audit & Finance Committee Pre-Approval Policy
The Audit & Finance Committee has adopted a policy for the provision of audit services and permitted non-audit services by our independent auditor. Our CFO has primary responsibility to the Audit & Finance Committee for administration and enforcement of this policy and for reporting noncompliance. Under the policy, the CFO is responsible for presenting to the Audit & Finance Committee an annual budget and plan for audit services and for any proposed audit-related, tax, or other non-audit services to be performed by the independent auditor. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the Audit & Finance Committee approves requires no further approval for that budget year. All other audit and permissible non-audit engagements of the independent auditor must be approved in advance by the Audit & Finance Committee. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement so long as (i) all such services are less than 5% of fees paid to the independent auditor for the fiscal year and (ii) the services are approved by the Audit & Finance Committee prior to completion of the audit.

Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they so desire and will be available to respond to appropriate questions.
Approval of this proposal requires that the number of votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT & FINANCE COMMITTEE REPORT
Management is responsible for the preparation, presentation and integrity of the financial statements of the Company and for maintaining appropriate disclosure controls, internal controls and financial reporting processes and for assessing the effectiveness of internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditor, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of Albemarle’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the PCAOB. The Audit & Finance Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors.
In performing its oversight function, the Audit & Finance Committee has discussed with and received regular status reports from, the Company’s internal auditors and PwC on the overall scope and plans for their audits, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit & Finance Committee has met privately with the internal auditors and PwC, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, General Counsel and Chief Compliance Officer, Vice President – Internal Audit and Vice President - Ethics & Compliance, as needed.
The Audit & Finance Committee has discussed with PwC the matters required under the rules adopted by the PCAOB and the SEC, including the independent auditor’s communication of its Audit Report to the Audit & Finance Committee. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit & Finance Committee relating to accounts or disclosures that are material to Albemarle’s financial statements and that involved especially challenging, subjective, or complex auditor judgment.
The Audit & Finance Committee also has received from PwC the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit & Finance Committee concerning independence and has discussed with PwC that firm’s independence from the Company.
The Audit & Finance Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2024, with management and PwC. Based on this review and these discussions, the reports of PwC and discussions described in the reports and the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, subject to the limitations on the roles and responsibilities of the Audit & Finance Committee referred to above and in its Charter, the Audit & Finance Committee recommended to the Board of Directors that the audited consolidated financial statements of Albemarle be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

THE AUDIT & FINANCE COMMITTEE

M. Lauren Brlas, Chair
Ralf H. Cramer
Glenda J. Minor
James J. O’Brien
Gerald A. Steiner

PROPOSAL 4 – SHAREHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE
Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, has notified the Company that he is the holder of no fewer than 30 shares of Albemarle's Common Stock and intends to submit the following proposal for consideration at the Annual Meeting. In accordance with SEC rules, the proposal, along with the supporting statement of the shareholder proponent, is set forth below. We are not responsible for the accuracy or content of the proposal or supporting statement, which are presented as received from the shareholder proponent in accordance with SEC rules.
If properly presented at the Annual Meeting by or on behalf of the shareholder proponent, our Board of Directors opposes and unanimously recommends that you vote “AGAINST” the proposal for the reasons stated in the Statement in Opposition, which directly follows the proposal. The Board will consider the voting results of this proposal in their future deliberations regarding the appropriate voting standards within the Company’s Charter.
Proposal 4 - Support Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than a simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.
This proposal topic, as a shareholder proposal, received 98%-support at the 2023 annual meetings of American Airlines and The Carlyle Group. This proposal topic also received 98% support each at Domino's Pizza, FMC Corporation, ConocoPhillips, Masco Corporation and Power Integrations in 2024.
The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Albemarle has not initiated this proposal topic on its own.
Please vote yes:
Support Simple Majority Vote – Proposal 4

The Board’s Statement in Opposition to Proposal 4
The Board has carefully considered this proposal and concluded that its adoption is unnecessary in light of actions taken by the Board and shareholders in 2018 to remove substantially all supermajority provisions from the Charter and Bylaws.
At the direction of the Board, in advance of the 2018 Annual Meeting of shareholders, management undertook a comprehensive review of the Charter and the Bylaws, each as then in effect, specifically looking at eliminating supermajority shareholder vote provisions. Based on the results of that review, the Board proposed that the Company’s shareholders approve an amendment to the Charter to remove the supermajority shareholder vote provisions relating to shareholder approval required for certain extraordinary transactions, such as a merger, sale or other disposition of substantially all of the Company’s assets, or dissolution and for all future Charter amendments (other than Charter amendments to the affiliated transaction provision, as described below).
At the 2018 Annual Meeting, 74% of the shares entitled to vote (and 99% of the shares voted on the matter) supported the proposal to amend the Company’s Charter to adopt majority vote standards for extraordinary transactions and most Charter amendments.
The Charter amendment overwhelmingly approved in 2018 maintained the supermajority shareholder vote provisions for the approval of “affiliated transactions” and amendments to the “affiliated transactions” provision of the Charter.
The Virginia Stock Corporation Act (“VSCA”) affiliated transaction statute is intended to give protections to shareholders when an “interested shareholder” (defined as a shareholder owning 10% or more of the outstanding shares of a company) seeks to engage in a transaction with a company by requiring any such affiliated transaction to be approved by a supermajority of at least two-thirds the shares outstanding entitled to vote other than the shares beneficially owned by the interested shareholder. The Charter requires the support of 75% of the votes entitled to be cast by each voting group entitled to vote on the matter to approve an affiliated transaction and to amend the affiliated transaction provision in the Charter.
While the Board is aware of the perception that any supermajority vote provision could create an environment more favorable to the entrenchment of management, it also believes that the critical protection for disinterested shareholders provided by the VSCA affiliated transaction statute, in fact, safeguards the rights of such shareholders to have a meaningful say on the approval of affiliated transactions.
Although Proposal 4 is advisory, the Board will take into account shareholder support on this topic in determining whether to revisit the issue of reducing or eliminating the supermajority vote standard for affiliated transactions and amending the affiliated transaction provision.
THE BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THIS PROPOSAL AND UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS VOTE “AGAINST” PROPOSAL 4.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
Proxy Materials
Q1:    Why am I receiving these materials?
A:    The Company is mailing or making these materials available to you because the Board of Directors is soliciting your vote by proxy at the Annual Meeting, scheduled to take place on May 6, 2025 and at any adjournments or postponements thereof. Shareholders of record as of the close of business on March 12, 2025 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. Please carefully consider all of the proxy materials before voting your shares as they contain important information necessary to make an informed decision.
Q2:    Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:    SEC rules allow us to furnish proxy materials (including this Proxy Statement and our Annual Report) to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. A Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders and helped reduce the cost of and impact on the environment of printing and mailing these materials, instructs you as to how you may access and review proxy materials and submit your proxy over the Internet.
If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.
Q3:    Who pays for the solicitation of proxies?
A:    The Company will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Alliance Advisors, LLC (“Alliance”) has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Alliance approximately $20,000 for its services and out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters and will indemnify Alliance against any losses arising out of Alliance’s proxy soliciting services on our behalf.
Annual Meeting
Q4:    How many shares must be present to hold the Annual Meeting?
A:    In order for the Annual Meeting to be conducted, a majority of the shares of common stock entitled to vote must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker, or its nominee (“broker shares”) that are voted on any matter (including an abstention or withheld vote by broker shares) pursuant to a signed proxy or voting instruction form are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.
Q5:    What proposals will be voted on at the Annual Meeting?
A:    At the Annual Meeting, the proposals to be voted on are as follows:
•Elect the ten nominees named in this Proxy Statement to the Board of Directors to serve until the 2026 Annual Meeting of shareholders or, if earlier, until their successors are duly elected and qualified;
•Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement;
•Ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•A shareholder proposal regarding simple majority vote, if properly presented.
We will also consider other business that properly comes before the Annual Meeting or any adjournment or postponement thereof in accordance with Virginia law and our Bylaws.
Q6:    What are the voting recommendations of the Board of Directors?
A:    The Board of Directors recommends that shareholders vote:
•“FOR” all proposed Director nominees;
•“FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•“FOR” the ratification of the appointment of PwC; and
•“AGAINST” the shareholder proposal regarding simple majority vote.
Q7:    How will the Annual Meeting be conducted?
A:    The chairman of the Annual Meeting (as determined in accordance with our Bylaws) will preside over the Annual Meeting and make any and all determinations regarding the conduct of the Annual Meeting. Seating is limited and will be available on a first-come, first-served basis. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending. To attend the Annual Meeting you will need to bring identification and proof sufficient to us that you were a shareholder of record as of the Record Date or that you are a duly authorized representative of a shareholder of record as of the Record Date.
Voting and Quorum
Q8:    Who is entitled to vote?
A:    You may vote all shares of our common stock that you owned as of the close of business on March 12, 2025 (the “Record Date”). On the Record Date, the Company had 117,650,568 shares of common stock outstanding. Each share of common stock is entitled to one vote. Shares of our

Mandatory Convertible Preferred Stock are not entitled to vote on any of the proposals to be considered at the Annual Meeting.
If your shares of common stock are registered in your name in the records of our transfer agent, EQ Shareowner Services, you are a “shareholder of record” with respect to those shares for purposes of the Annual Meeting. If your shares of common stock are held through a broker, bank or its nominee, you are not a shareholder of record but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or its nominee, which should send you a voting instruction form (see Q10 below).
Q9:    What is a proxy?
A:    A proxy is your legal designation of another person to vote the stock you own. J. Kent Masters, Jr. and Stacy G. Grant have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Secretary prior to the Annual Meeting and not revoked will be voted by the proxy holders in accordance with the instructions provided.
Q10:    What is a voting instruction form?
A:    If you hold your shares of common stock in street name, you are a beneficial owner of those shares and should receive a “voting instruction form” from your bank, broker, or its nominee who is the record holder of those shares. The voting instruction form provides information on how you may instruct how your shares of common stock are voted.
Q11:    How do I vote?
A:    If you are a shareholder of record, you may vote your shares using any of the following alternatives:
•By Internet at http://www.ProxyVote.com. Use the Internet to transmit your proxy instructions and for electronic delivery of information until 11:59 p.m., Eastern Time, on Monday, May 5, 2025.
•By Telephone by dialing 1.800.690.6903. You may transmit your proxy instructions by telephone until 11:59 p.m., Eastern Time, on Monday, May 5, 2025.
•By Mail by completing, signing, dating and returning the enclosed proxy in the postage-paid envelope provided (if you elected to receive proxy materials by mail) for receipt on or before Monday, May 5, 2025.
•In Person at the Annual Meeting.
If you hold your shares in street name, you should receive a voting instruction from your bank, broker, or its nominee that holds those shares.
If you attend the Annual Meeting, you may also submit your vote in person and any votes that you previously submitted will be superseded by the vote you cast at the Annual Meeting. If your proxy is properly completed and submitted and if you do not revoke it prior to the Annual Meeting, your shares will be voted at the Annual Meeting in accordance with the voting instructions that you provide on your proxy card. To vote at the Annual Meeting, shareholders that hold shares in street name will need to contact the bank, broker, or its nominee that holds their shares to obtain a “legal proxy” to bring with them to the Annual Meeting.

Q12:    How will my shares be voted if I sign, date and return my proxy or voting instruction form, but do not provide complete voting instructions with respect to each proposal?
A:    Shareholders should specify their choice for each matter on the proxy they submit whether by Internet, telephone, mail, or voting instruction form. If no specific instructions are given, it is intended that signed and returned proxies will be voted as recommended by our Board of Directors (which recommendations are set forth in Q6 above) and, in the discretion of the proxy holders, on any other business proposal which may properly come before the Annual Meeting (the Board of Directors does not presently know of any other such business) or any adjournments or postponements thereof.
Q13:    How will my shares be voted if I do not return my proxy or my voting instruction form?
A:    If you are a shareholder of record, your shares will only be voted if EQ Shareowner Services receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement, unless you attend the Annual Meeting to vote them in person.
If you hold your shares in street name, your bank, broker, or its nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker, or its nominee. Whether they may vote your shares depends on the proposals before the Annual Meeting. Under the rules of the NYSE, a brokerage firm may vote your shares in its discretion on “routine matters.” Based on the rules of the NYSE, we believe that the ratification of the appointment of PwC as our independent registered public accounting firm is the only routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you do not return your voting instruction form, your bank, broker, or its nominee may vote your shares on the ratification of the appointment of PwC as our independent registered public accounting firm. With respect to the other, "non-routine" proposals to be considered at the Annual Meeting, if your bank, broker, or its nominee has not received your voting instructions with respect to that proposal, your bank, broker, or its nominee cannot vote your shares on that proposal. This is called a “broker non-vote.”
Q14:    Can I change or revoke my vote?
A:    Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Annual Meeting. A proxy can be changed or revoked by:
•Delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed at the top of this Proxy Statement; or
•Appearing at the Annual Meeting and voting in person.
If you voted by telephone or over the Internet, you can also revoke your vote by any of these methods or you can change your vote by voting again by telephone or over the Internet. If you decide to vote by completing, signing, dating and returning the enclosed proxy by mail, you should retain a copy of the voter control number found on the proxy in the event that you decide later to change or revoke your proxy by telephone or over the Internet. Your attendance at the Annual Meeting will not by itself revoke a previously submitted proxy.
If you hold your shares in street name with a bank, broker, or its nominee, you must follow the instructions found on the voting instruction form or contact your bank, broker, or its nominee in order to change or revoke any voting instructions that you have previously provided on such voting instruction form.

Q15:    What vote is needed to elect Directors?
A:    The election of each nominee for Director requires that the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the shareholders if, as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the shareholders of the Company, the number of nominees for director exceeds the number of directors to be elected (a contested election). If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. In uncontested elections, any Director who does not receive a majority of the votes cast, which means that the number of shares voted “FOR” a Director exceeds the number of shares voted “AGAINST” a Director, must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.
Q16:    What vote is needed to approve the non-binding resolution approving the compensation of our named executive officers?
A:    This approval of the non-binding resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal. Because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results on this resolution and take them into consideration when making future decisions regarding executive compensation.
Q17:    What vote is needed to ratify the appointment of PricewaterhouseCoopers LLP?
A:    The ratification of the appointment of PwC requires that the votes cast in favor of the ratification exceeds the votes cast in opposition to the ratification.
Q18:    What vote is needed to approve the shareholder proposal?
A:    The approval of the shareholder proposal requires that the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal. Because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results on this proposal and take them into consideration when making future decisions regarding Charter provisions.
Q19:    How are abstentions and broker non-votes counted?
A:    Broker non-votes will not be included in the vote totals and will have no effect on the “non-routine” proposals, as described in Q13 above. We do not expect any broker non-votes on the “routine” proposal regarding ratification of the appointment of PwC as our independent registered public accounting firm. Abstentions will have no effect on any proposals.
Q20:    What happens if additional matters are presented at the Annual Meeting?
A:    Other than the items of business described in this Proxy Statement, we are unaware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof in accordance with Virginia law and our Bylaws.

Q21:    Where can I find the results of the Annual Meeting?
A:    We intend to announce preliminary voting results at the Annual Meeting and publish final results through a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
General
Q22:    How do I communicate with the Board of Directors?
A:    Shareholders and other interested persons may communicate with the full Board of Directors, a specified Committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209, Attention: Chair - Nominating & Governance Committee or by email at governance@albemarle.com. The Nominating & Governance Committee Chair and their duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chair of the Nominating & Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate and, if so, whether to (i) the full Board of Directors, (ii) one or more Committee members, (iii) one or more Board members and/or (iv) other individuals or entities.
Q23:    How can I obtain electronic copies of the Proxy Statement and Annual Report?
A:    Copies of this Proxy Statement and the 2024 Annual Report are available on our Internet website at www.albemarle.com (see Investors/Financials/Annual Reports).
Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Attn: Corporate Secretary, Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209. Paper copies of these documents may be requested by writing to us at Investor Relations, Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209 or by calling 980.299.5700.
Q24:    What is householding of proxy materials and annual reports?
A:    The SEC rules permit us, with your permission, to deliver a single copy of the Notice and, if applicable, the Proxy Statement and Annual Report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to be able to access and receive separate proxy cards. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses.
Once this option is chosen, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described in Q23 above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Investor Relations department as described above.
Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single copy of the Notice and, if applicable, the Proxy Statement and Annual Report to that address. Any such beneficial owner can request a separate copy of the Notice (and, if applicable, this Proxy Statement or the 2024 Annual Report) by writing us at Investor Relations as described in Q23 above. Beneficial owners with the same address who receive more than one copy of the Notice (or, as applicable, of this Proxy Statement and the 2024 Annual Report) may request delivery of a single copy of notices (or, as applicable, proxy statements and annual reports) for future meetings by contacting our Investor Relations department as described in Q23 above.

SHAREHOLDER PROPOSALS
Under applicable regulations of the SEC, in order for a proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting of shareholders, any shareholder desiring to make the proposal must present such proposal to our Secretary at our principal executive office at Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209, no later than November 27, 2025, which date is 120 calendar days before March 27, 2026 (unless the date of the 2026 Annual Meeting of shareholders is changed by more than 30 days from the one year anniversary date of the Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send its proxy materials). If a shareholder is nominating a person for election to the Board of Directors to be included in our proxy statement for the 2026 Annual Meeting of shareholders, it must provide notice no later than the close of business on November 27, 2025 and not earlier than the close of business on October 28, 2025, which dates are 120 and 150 calendar days before March 27, 2026, respectively. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice by the same deadline disclosed in the previous sentence and include in the notice the information required by Rule 14a-19(b) under the Exchange Act.
Our Bylaws provide that for a nomination or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action.
To be timely, a shareholder’s notice relating to matters other than proposals for the Company to include in its proxy statement shall be delivered to the Secretary at the principal executive offices of the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders, which, for the 2026 Annual Meeting of shareholders, will be no later than the close of business on February 5, 2026 nor earlier than the close of business on January 6, 2026; provided, however, that in the event that the date of the annual meeting of shareholders is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of shareholders and not later than the close of business on the later of the 90th day prior to such annual meeting of shareholders, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting of shareholders does not commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above.
A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of Albemarle stock representing an aggregate of at least 3% of our outstanding shares may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board of Directors, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders.
To be in proper form, a shareholder’s notice to the Secretary must set forth, as to the shareholder giving the notice, the information required pursuant to our Bylaws. Additionally, with respect to any proxy access director nominees, a shareholder must provide notice of compliance of Rule 14a-19 as required by our Bylaws. The Company may also require shareholders to furnish additional information. The requirements found in our Bylaws are separate from and in addition to, the requirements of the SEC that a shareholder must meet to have a proposal included in our proxy statement.

OTHER MATTERS
The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on Tuesday, May 6, 2025.
This Proxy Statement and the 2024 Annual Report are both available free of charge at our Internet website at www.albemarle.com (see Investors/Financials/Annual Reports). Upon request, we will provide shareholders with paper copies of this Proxy Statement and the 2024 Annual Report, without charge. Requests should be directed to our Investor Relations department as described below:
Albemarle Corporation
4250 Congress Street
Suite 900
Charlotte, NC  28209
Attention: Investor Relations
We make available free of charge through our Internet website www.albemarle.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as reports on Forms 3, 4 and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

SUMMARY OF DEFINED TERMS
2017 Incentive Plan	The Albemarle Corporation 2017 Incentive Plan
2023 Directors Plan	The Albemarle Corporation 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors
AIP	Annual Incentive Plan
Adjusted Cash Flow from Operations	Operating cash flow as reported on the Statement of Cash Flows, as adjusted for pension contributions, tax repatriations, a lithium price collar and other non-recurring cash items, such as, but not limited to, cash paid in connection with acquisitions and divestitures; legal, consulting and advisory fees; and restructuring and severance charges.
Adjusted EBITDA	Earnings before interest and financing expenses, income tax expenses, the proportionate share of Windfield income tax expense, and depreciation and amortization, at constant currencies, and as adjusted on a consistent basis for certain non-operating, non-recurring or unusual items on a segment basis. These non-operating, non-recurring or unusual items may include a lithium price collar, acquisition and integration related costs, gains or losses on sales of businesses, restructuring charges, facility divestiture charges, certain litigation and arbitration costs and charges, non-operating pension and OPEB items and other significant non-recurring items.
Bylaws	Albemarle Corporation's Amended and Restated Bylaws
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Charter	Albemarle Corporation's Amended and Restated Articles of Incorporation
CIC	Change in Control
GBU	Global Business Unit
IRC	Internal Revenue Code
LID	Lead Independent Director
LTIP	Long Term Incentive Plan
NEOs	Our 2024 named executives officers identified on page 31 of this Proxy Statement
OCF	Operating Cash Flow
OCF Conversion Rate	OCF (ex-1X items) / Adj. EBITDA
PSUs	Performance Share units issued under the 2017 Stock Plan
RSUs	Restricted Stock Units issued under the 2017 Stock Plan
rTSR	Company TSR relative to TSR of a reference group
TSR	Total return on a stock to an investor, including dividends and capital gains
“We,” “us,” “our,” “Company,” and “Albemarle”	Albemarle Corporation, a Virginia corporation

Albemarle

ALBEMARLE CORPORATION
4250 CONGRESS STREET
CHARLOTTE, NORTH CAROLINA 28209

SCAN TO VIEW MATERIALS & VOTE

Vote 24 hours a day, 7 days a week!

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it, in the postage-paid envelope we have provided or return it to Albemarle Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Ballots must be received by May 5, 2025 in order for your vote to be counted.

If you vote by telephone or Internet, please do not send your proxy by mail.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE
Albemarle Corporation (the "Company") provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company's printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of annual reports and proxy solicitation materials. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the box located on the attached card below if voting by mail or respond to the prompts if voting by telephone or the Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65658-P24836

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ALBEMARLE CORPORATION

The Board of Directors recommends you vote FOR each of the ten nominees in proposal 1, FOR proposals 2 and 3, and AGAINST proposal 4.

1. Election of the ten nominees named below to the Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified.

Nominees:	**For**	**Against**	**Abstain**
1a. M. Lauren Brlas	☐	☐	☐
1b. Ralf H. Cramer	☐	☐	☐
1c. J. Kent Masters, Jr.	☐	☐	☐
1d. Glenda J. Minor	☐	☐	☐
1e. James J. O'Brien	☐	☐	☐
1f. Diarmuid B. O'Connell	☐	☐	☐
1g. Dean L. Seavers	☐	☐	☐
1h. Gerald A. Steiner	☐	☐	☐
1i. Holly A. Van Deursen	☐	☐	☐
1j. Alejandro D. Wolff	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐
Please indicate if you wish to access annual reports and proxy solicitation materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need to sign. Fiduciaries should give full title below.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Albemarle Corporation's Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V65659-P24836

Albemarle Corporation
Proxy for Annual Meeting of Shareholders to be held on Tuesday, May 6, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Kent Masters, Jr. and Stacy G. Grant, or either of them, with full power of substitution in each case, as proxies to vote all shares of the undersigned in Albemarle Corporation at the Annual Meeting of Shareholders to be held May 6, 2025, and at any and all adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this Proxy will be voted FOR all nominees named in Proposal 1, FOR Proposals 2 and 3, AGAINST Proposal 4, and at the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.**

Continued and to be signed on reverse side